Exhibit 10.53

Execution Version

REVOLVING LOAN AGREEMENT

dated as of September 1, 2017

among

CURO FINANCIAL TECHNOLOGIES CORP.

and

CURO INTERMEDIATE HOLDINGS CORP.

as the Borrower,

CERTAIN SUBSIDIARIES OF CURO FINANCIAL TECHNOLOGIES CORP. as Guarantors,

The Lenders Party Hereto,

and

BAY COAST BANK,

as Administrative Agent, Collateral Agent and Issuing Bank

$25,000,000 Senior Secured Demand Revolving Loan Facility

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

i

ii

SCHEDULES
Schedule 1.01(a)	Commitments
Schedule 4.01(a)	Jurisdiction of Organization
Schedule 4.01(b)	Equity Interests and Ownership

EXHIBITS
Exhibit A-1	Borrowing Request
Exhibit A-2	Conversion/Continuation Notice
Exhibit A-3	Issuance Notice
Exhibit B	Demand Revolving Loan Note
Exhibit C	Compliance Certificate
Exhibit D	Security Agreement
Exhibit E	Counterpart Agreement
Exhibit F	Intercreditor Agreement
Exhibit G	Assignment Agreement
Exhibit H	Administrative Questionnaire
Exhibit I	Collateral Loan Receivable Report

iii

REVOLVING LOAN AGREEMENT

This REVOLVING LOAN AGREEMENT is entered into as of September 1, 2017 among CURO FINANCIAL TECHNOLOGIES CORP., a Delaware corporation (“CFTC”) and CURO INTERMEDIATE HOLDINGS CORP., a Delaware corporation (“Holdings”) (CFTC and Holdings collectively the “Borrower”), each Guarantor from time to time party hereto, each Lender from time to time party hereto, and BAY COAST BANK, as administrative agent, collateral agent and Issuing Bank.

The Borrower desires to arrange a revolving credit facility, with all advances payable on demand, and the Lenders are willing to provide such facility on the terms and conditions set forth herein. Now, therefore, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accession Agreement” has the meaning set forth in the Senior Notes Indenture (as in effect on the date hereof).

“Additional Secured Obligations” means (a) all Cash Management Obligations, (b) all obligations arising under Interest Rate Protection Agreements and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under the Bankruptcy Code or other applicable Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Additional Notes” has the meaning set forth in the Senior Notes Indenture (as in effect on the date hereof).

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1.00%) (i) LIBOR by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided that the Adjusted LIBOR Rate shall not be less than 5% per annum at any time.

“Administrative Agent” means Bay Coast Bank, in its capacity as administrative agent hereunder, or any successor in such capacity.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at Law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affected Lender” has the meaning set forth in Section 2.18(b).

“Affected Loans” has the meaning set forth in Section 2.18(b).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Amounts Due” has the meaning set forth in Section 2.17.

“Agreement” means this Revolving Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin” means five percent (5%) per annum.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets; provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of CFTC and its Restricted Subsidiaries taken as a whole, or CFTC and its Restricted Subsidiaries, taken as a whole, as applicable, will be governed by the provisions of Section 5.14 and/or the provisions of Section 6.0 of the Senior Notes Indenture and not by the provisions of Section 5.10 of the Senior Notes Indenture;

(2) the issue or sale by the CFTC or any of its Restricted Subsidiaries of Equity Interests of any of CFTC’s Restricted Subsidiaries; and

(3) an Event of Loss. In the case of clauses (1), (2) or (3), whether in a single transaction or a series of related transactions:

(A) that have a Fair Market Value in excess of $2.5 million; or

(B) for Net Proceeds in excess of $2.5 million.

Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:

(4) a transfer of assets to CFTC or any Restricted Subsidiary of CFTC (other than a Receivables Entity);

(5) an issuance of Equity Interests by a Restricted Subsidiary of CFTC to CFTC or to a Restricted Subsidiary of CFTC;

(6) for purposes of Section 5.10 of the Senior Notes Indenture only, a Restricted Payment that is permitted by Section 5.07 of the Senior Notes Indenture or a Permitted Investment;

(7) the Incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;

(8) the sale, transfer or other disposition of accounts in accordance with industry practice in connection with the compromise or collection thereof;

(9) any disposition of cash or Cash Equivalents;

(10) the lease, assignment or sub-lease of any property in the ordinary course of business;

(11) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(12) sales of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of CFTC or any of its Restricted Subsidiaries;

(14) the license of patents, trademarks, copyrights, software applications and know-how to Restricted Subsidiaries of CFTC and to third Persons in the ordinary course of business;

(15) the sale, transfer or other disposition of precious metals in the ordinary course of business;

(16) dispositions of motor vehicles securing consumer loans made by CFTC and its Restricted Subsidiaries in the ordinary course of business;

(17) sales of loans receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity; and (14) transfers of loans receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” by a Receivables Entity in a Qualified Receivables Transaction.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit G, with such amendments or modifications as may be approved by the Administrative Agent.

“Assignment Effective Date” has the meaning specified in Section 9.05(b).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and certified as 11 U.S.C. Section 101 et seq.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% per annum and (c) LIBOR for an Interest Period of one month plus 1.00% per annum; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System (or any successor).

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Request” means a notice substantially in the form of Exhibit A-1.

“Business Day” means (i) a day which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by Law or other governmental action to close in Boston, Massachusetts or Wichita, Kansas and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” means a day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or capitalized on a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty; provided that any obligations of CFTC and its Restricted Subsidiaries either existing on the date of this Agreement or created prior to the recharacterization described below (i) that were not included on the consolidated balance sheet of CFTC as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated Cash Flow) not be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, whether now outstanding or issued after the Closing Date.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or banker’s acceptances having maturities of one year or less from the date of acquisition issued by any lender to CFTC or any of its Subsidiaries or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000;

(3) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Group (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

(4) repurchase obligations of any financial institution satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully Guaranteed or insured by the United States government;

(5) securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state of the United States, by any political subdivision or taxing authority of any such state or by any foreign government, the securities of which state, political subdivision, taxing authority or foreign government (as the case may be) have one of the two highest rating obtainable from either S&P or Moody’s;

(6) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (2) of this definition;

(7) money market, mutual or similar funds that invest at least 95% of their assets in assets satisfying the requirements of clauses (1) through (6) of this definition;

(8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; and

(9) with respect to Foreign Subsidiaries only, any Investments outside of the United States that are functional foreign equivalents in all material respects to the Cash Equivalents described in clauses (1) through (5) above.

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Certificated Securities” has the meaning specified in the Pledge Agreement.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CFTC and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of CFTC;

(3) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above) other than the Permitted Holders, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of CFTC; or

(4) the consummation of the first transaction (including any merger or consolidation), the result of which is that any “person” (as defined above) other than the Permitted Holders becomes the “beneficial owner” (as defined above), directly or indirectly, of more of the Voting Stock of CFTC than is at that time beneficially owned by the Permitted Holders in the aggregate (except that for purposes of this clause (4) such Permitted Holders shall be deemed to have “beneficial ownership” of all shares of Voting Stock that such Permitted Holders have the right to acquire, whether such right is exercisable immediately or only after the passage of time); provided, that such transaction shall not constitute a Change of Control unless such “person” then owns, directly or indirectly, in the aggregate, more than 35% of the Voting Stock of CFTC.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions specified in Section 3.01 are satisfied or waived in accordance with this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute thereto, and the regulations promulgated thereunder.

“Collateral” means, collectively, all of the property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means Bay Coast Bank, in its capacity as collateral agent hereunder, or any successor in such capacity.

“Collateral Documents” means the Security Agreement and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Facility Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any assets or property of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

“Commitment” means the commitment of a Lender to make or otherwise fund a Loan and to acquire participations in Letters of Credit hereunder, and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment, if any, is set forth opposite such Lender’s name on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $25,000,000.

“Commitment Period” means the period from the Closing Date to but excluding the Commitment Termination Date.

“Commitment Termination Date” means the earliest to occur of (i) June 30, 2018, (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.13(b), (iii) the date of the termination of the Commitments pursuant to Section 6.01 including upon any demand for payment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor thereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” means all information received from the Borrower or any Affiliate of the Borrower on any of their respective businesses, other than any such information that is available to an Agent or a Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates, provided that, in the case of information received from the Borrower or any of its Affiliates after the date hereof, such information is clearly identified as confidential at the time of delivery. A Person required to maintain the confidentiality of Confidential Information as provided in this Agreement is a “Confidential Person.” Any Confidential Person shall be considered to have complied with its obligation to do so if such Confidential Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Confidential Person would accord to its own confidential information.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

(1) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus

(6) without duplication of the application of clause (4) of the definition of Consolidated Net Income, write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark to market losses, and other non cash charges and expenses (excluding any such other non cash charge or expense to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income; plus

(7) any fees or expenses relating to a Qualified Receivables Transaction, to the extent such fees or expenses are deducted in computing Consolidated Net Income; plus

(8) any one-time, non-recurring expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof), whether or not successful, including (i) such fees, expenses or charges related to the offering of the Senior Notes and the Agreement and (ii) any amendment or other modification of the Senior Notes Indenture, in each case, deducted in computing Consolidated Net Income; minus

(9) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period). Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Cash Flow for the four-Fiscal Quarter period ending on such date as of such day to (b) Consolidated Interest Expense for the four-Fiscal Quarter period ending on such date.

“Consolidated Interest Expense” with respect to any Person for any period, the sum of, without duplication:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations); provided that the amortization or write-off of capitalized financing or debt issuance costs shall be excluded; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

(1) solely for the purpose of Section 5.07 of the Senior Notes Indenture, the Net Income of any Person that is not a Restricted Subsidiary of such Person, or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions that have been distributed in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction has been legally waived;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities of Foreign Subsidiaries resulting from the application of GAAP and the amortization of intangibles of Foreign Subsidiaries arising from the application of GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, shall be excluded; and

(5) Consolidated Net Income shall not be reduced by any fees and expenses paid or payable in respect of the offering contemplated by the Senior Notes Indenture, the application of the use of proceeds therefrom and related transactions.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of Indebtedness of CFTC and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition permitted under the Senior Notes Indenture), with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of the term “Consolidated Total Leverage Ratio.”

“Consolidated Total Leverage Ratio” means, with respect to any specified Person, as of any date of determination, the ratio of (i) the Consolidated Total Debt to (ii) Consolidated Cash Flow of such Person for the most recently ended four fiscal quarters for which internal financial statements are available. In the event that the CFTC or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Total Leverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Total Leverage Ratio is made (the “Calculation Date”), the Consolidated Total Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four quarter reference period. In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by CFTC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of CFTC);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(3) any Person that is a Restricted Subsidiary of CFTC on the Calculation Date will be deemed to have been a Restricted Subsidiary of CFTC at all times during such four quarter period;

(4) any Person that is not a Restricted Subsidiary of CFTC on the Calculation Date will be deemed not to have been a Restricted Subsidiary of CFTC at any time during such four quarter period; and (5) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.08.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit E delivered by a Loan Party pursuant to Section 5.01(i).

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing or renewal of a Letter of Credit.

“Credit Facility” means one or more debt facilities, including this Agreement, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers acceptances or other indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).

“CSO Obligations” means obligations to purchase, or other Guarantees of, consumer loans the making of which were facilitated by CFTC or a Restricted Subsidiary of CFTC acting as a credit services organization or other similar service provider.

“Currency Hedging Obligations” means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Default” means any event which is, or after notice or the passage of time or both would become, an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Commitment within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) notified the Borrower, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations generally under agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Commitments, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or

(e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that (i) the Administrative Agent and the Borrower may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (A) and (B) the Administrative Agent and the Borrower each determines, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of Voting Stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof.

“Default Rate” has the meaning set forth in Section 2.11.

“Demand Revolving Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of CFTC or a Subsidiary of CFTC; provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to the 91st day after the Stated Maturity of the Senior Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Notes will not constitute Disqualified Stock if the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to CFTC’s purchase of the Senior Notes as are required to be purchased pursuant to Sections 5.10 and 5.14 of the Senior Notes Indenture.

“Dollars” and “$” mean the lawful currency of the United States of America.

“Domestic Subsidiary” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender or an Affiliate of any Lender, or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided that in no event shall any Defaulting Lender, Loan Party or any Affiliate thereof or any direct competitor of any Loan Party or any subsidiary of a Loan Party which has been previously identified by CFTC in writing to the Administrative Agent be an Eligible Assignee.

“Eligible Collateral” shall mean the cash, loans receivable (net) and property and equipment (net) of the Loan Parties as reported on the consolidated balance sheet of CFTC.

“Eligible Collateral Value” means an amount equal to the fair market value of the Eligible Collateral as of such date of determination (as determined by mutual agreement by the Administrative Agent and the Borrower).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, or any of its ERISA Affiliates or with respect to which the Borrower, or any of its respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, arising (i) pursuant to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, including any Governmental Authorizations issued pursuant to Environmental Law, (iii) in connection with any Hazardous Material, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to natural resources, the environment or, as such relate to exposure to Hazardous Materials, health or safety.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local Laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) the protection of the environment, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) occupational safety and health as such relate to exposure to Hazardous Materials, industrial hygiene, the protection of human health or welfare as such relate to exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Subsidiaries or any of their facilities.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale for cash of either (1) common equity securities or units including or representing common equity securities of CFTC (other than to a Subsidiary of CFTC) or (2) common equity securities or units including or representing common equity securities of a Parent Entity (other than to a Subsidiary of CFTC) to the extent that the net proceeds therefrom are contributed to the common equity capital of CFTC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) with respect to any provisions relating to Section 412 of the Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) a determination that any Multiemployer Plan is, or is expected to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (v) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors in which the Borrower or its ERISA Affiliates was a substantial employer as defined in Section 4001(a)(2) of ERISA or the termination of any such Pension Plan resulting in liability to the Borrower, or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (vi) the institution by the PBGC of proceedings to terminate any Pension Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan; (vii) the imposition of liability on the Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) ERISA; (viii) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, (ix) the receipt by the Borrower or any of its ERISA Affiliates of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or (x) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA. For purposes of clause (viii) of the preceding sentence, no complete or partial withdrawal from a Multiemployer Plan shall be deemed to have occurred unless and until the Borrower or any of its ERISA Affiliates receives written notice thereof from such Multiemployer Plan.

“Events of Default” has the meaning specified in Section 6.01.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, any successor statute thereto, and any regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 7.10 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Swap Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.20(c) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Documents” means, collectively, this Agreement, the Notes, if any, the Security Documents, and each other agreement or instrument executed or delivered in connection herewith or therewith (including each other agreement, instrument or document that creates a Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations) that is designated by the parties thereto as a “Facility Document.”

“Facility Fee” has the meaning set forth in Section 2.12.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of CFTC, as applicable; provided, however, that with respect to any such value less than $5.0 million, only the good faith determination of CFTC’s senior management shall be required.

“Fair Share” has the meaning set forth in Section 7.08.

“Fair Share Contribution Amount” has the meaning set forth in Section 7.08.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority Claims” has the meaning set forth in the Senior Notes Indenture in effect as of the date hereof.

“Fiscal Quarter” means each fiscal quarter of the Borrower.

“Fiscal Year” means the year ending each December 31.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Funding Guarantors” has the meaning set forth in Section 7.08.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Closing Date, consistently applied.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” means an “Assignor” as defined in the Security Agreement.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantors” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof); provided that the Borrower shall also be a Guarantor with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 7.01 and 7.10) under the Guaranty.

“Guaranty” means, collectively, the Guarantee made by the Guarantors pursuant to Article VII in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 7.09.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, exposure to which or Release of which is prohibited, limited or regulated by any Governmental Authority, including petroleum, petroleum products, asbestos, urea formaldehyde, regulated radioactive materials, polychlorinated biphenyls and toxic mold.

“Hedging Obligation” of any Person means (i) any Currency Hedging Obligation designed to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations and (ii) any obligations of such Person pursuant to any Permitted Interest Rate Protection Agreement.

“Historical Financial Statements” means as of the Closing Date, (i) the unqualified audited financial statements of CFTC and its Subsidiaries for the fiscal year ending December 31, 2016, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) the unaudited financial statement of CFTC and its Subsidiaries as of June 30, 2017, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the six month period ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Immaterial Subsidiary” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of CFTC will be deemed to have been Incurred at the time it becomes such a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(3) all indebtedness referred to in clauses (1) and (2) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that the amount of such Indebtedness will be the lesser of (A) the fair market value of such property at such date of determination and (B) the amount of such Indebtedness;

(4) all Guaranteed Indebtedness of such Person;

(5) all obligations under Interest Rate Protection Agreements of such Person;

(6) the net amount owing under all Currency Hedging Obligations of such Person; and

(7) all Capital Lease Obligations of such Person.

Notwithstanding anything in this Agreement to the contrary, the calculation of Indebtedness shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Restricted Subsidiary at “fair value,” as defined therein. For the avoidance of doubt, Indebtedness does not include any liability for United States federal, state, local, foreign or other taxes owed or owing by the Borrower or any of its Restricted Subsidiaries.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Intercreditor Agreement” means the intercreditor agreement, dated as of the date of this Indenture, between the Collateral Agent and the Senior Note Collateral Agent, substantially in the form of Exhibit F, as it may be amended, restated, supplemented and/or otherwise modified from time to time.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of each calendar month of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one month (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, in the case of immediately successive Interest Periods, commencing on the day on which the immediately preceding Interest Period expires; provided that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Commitment Termination Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Interest Rate Hedging Obligations” shall mean “Hedging Obligations” as defined in the Senior Notes Indenture.

“Interest Rate Protection Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Borrower or any of its Restricted Subsidiaries against fluctuations in interest rates or for the purpose of fixing, hedging or swapping interest rates.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by CFTC or a Restricted Subsidiary of CFTC for consideration consisting of common equity securities of CFTC or such Restricted Subsidiary shall not be deemed to be an Investment. If CFTC or any Restricted Subsidiary of CFTC sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of CFTC such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of CFTC, CFTC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and Section 5.07 of the Senior Notes Indenture:

(1) Investments shall include the portion (proportionate to CFTC’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of CFTC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, CFTC will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (a) CFTC’s “Investment” in such Subsidiary at the time of such redesignation; less (b) the portion (proportionate to CFTC’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary of CFTC will be valued at its Fair Market Value at the time of such transfer. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by CFTC or a Restricted Subsidiary of CFTC in respect of such Investment.

“Issuance Notice” means a notice substantially in the form of Exhibit A-3.

“Issuing Bank” means Bay Coast Bank as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

“Law” means all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Appointment Period” has the meaning specified in Section 8.06.

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by the Issuing Bank pursuant to this Agreement.

“Letter of Credit Commitment” means the obligation of the Issuing Bank to issue, and of the Lenders to participate in, Letters of Credit pursuant to Section 2.05.

“Letter of Credit Sublimit” means $5,000,000.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower.

“LIBOR” means,

(a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1.00%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1.00%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever.

“Loan” means a revolving loan made by a Lender to the Borrower pursuant to Section 2.01.

“Loan Party” means each of the Borrower and Guarantors.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the ability of any Loan Party to perform any of its respective obligations under any of the Facility Documents, (b) the legality, validity or enforceability of any provision of this Agreement or any other Facility Document, (c) the business, financial condition or results of operations of the Loan Parties, taken as a whole, or (d) the ability of Collateral Agent (on behalf of itself and the Secured Parties) to exercise its remedies at the times and in the manner contemplated by the Collateral Document.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Net Proceeds” means the aggregate cash proceeds received by CFTC or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than any Credit Facility or Pari Passu Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Note” means a Demand Revolving Loan Note.

“Officers’ Certificate” means a certificate signed by any two officers of the Loan Parties.

“Obligations” means all obligations (including without limitation Interest Rate Hedging Obligations) of every nature of each Loan Party from time to time owed to the Secured Parties under any Facility Document whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower.

“Organizational Documents” means, as applicable, for any Person, such Person’s articles or certificate of incorporation, by-laws, memorandum and articles of association, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, subscription agreement, limited liability company agreement and/or analogous documents, as amended, modified or supplemented from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent Entity” means any direct or indirect parent of CFTC.

“Pari Passu Indebtedness” means any Indebtedness (other than any Indebtedness evidenced by an a Additional Note or related Senior Notes Guarantee) (1) that is permitted to be incurred under Section 5.09 of the Senior Notes Indenture and (2) that is secured on a pari passu basis with the Senior Notes and the Senior Notes Guarantees, as applicable, by a Permitted Lien described in clause (16) of the definition thereof; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an Officers’Certificate delivered to the Administrative Agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a supplement to the Intercreditor Agreement and an Accession Agreement.

“Participant Register” has the meaning set forth in Section 9.05(g)(iv).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Code or Section 302 or Title IV of ERISA.

“Permitted Holders” has the meaning set forth in the Senior Notes Indenture in effect as of the date hereof.

“Permitted Investments” means:

(1) any Investment in CFTC or a Restricted Subsidiary of CFTC (other than a Receivables Entity);

(2) any Investment in cash or Cash Equivalents or the Senior Notes;

(3) any Investment by CFTC or any Restricted Subsidiary of CFTC in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of CFTC (other than a Receivables Entity) or (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CFTC or a Restricted Subsidiary of CFTC (other than a Receivables Entity);

(4) any Investment existing on the date of the Senior Notes Indenture or made pursuant to binding commitments in effect on the date of the Senior Notes Indenture or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of theSenior Notes Indenture; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the date of theSenior Notes Indenture or (y) as otherwise permitted under the Senior Notes Indenture;

(5) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.10 of the Senior Notes Indenture;

(6) Hedging Obligations that are Incurred by CFTC or any of its Restricted Subsidiaries for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Senior Notes Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(8) loans and advances to officers, directors and employees of CFTC and its Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(9) any Investment consisting of a Guarantee permitted by Section 5.09 of the Senior Notes Indenture;

(10) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of assets permitted pursuant to the Senior Notes Indenture;

(11) Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency, foreclosure or similar proceedings;

(12) advances to customers or suppliers in the ordinary course of business;

(13) Investments consisting of purchases and acquisitions of supplies, materials and equipment or purchases or contract rights or licenses of intellectual property, in each case in the ordinary course of business;

(14) receivables owing to CFTC or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(15) CSO Obligations of CFTC and its Restricted Subsidiaries;

(16) Investments consisting of obligations of officers and employees to CFTC or its Restricted Subsidiaries in connection with such officers’ and employees’ acquisition of Equity Interests in CFTC (other than Disqualified Stock) so long as no cash is actually advanced by CFTC or any of its Restricted Subsidiaries in connection with the acquisition of such obligations);

(17) Investments in a Receivables Entity, or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest; and

(18) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed $5.0 million.

“Permitted Liens” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Person” means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, association, estate, organization, joint venture or other entity, or a government or any agency or political subdivision or agency thereof.

“Platform” has the meaning set forth in Section 5.01(a)(xi).

“Pledge Agreement” means the Pledge Agreement, dated as of the date of this Agreement, among the Borrower and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means, for each of the Administrative Agent and the Issuing Bank, its “Principal Office” which in the case of the Administrative Agent, may include such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, the Administrative Agent and each Lender.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Commitment or Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, as the context requires, the percentage obtained by dividing (x) the Revolving Exposure of that Lender by (y) the aggregate Revolving Exposure of all Lenders.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by CFTC or any of the Restricted Subsidiaries pursuant to which CFTC or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by CFTC or any of the Restricted Subsidiaries); or

(2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any loans receivable (whether now existing or arising in the future) of CFTC or any of the Restricted Subsidiaries, and any assets related thereto, including all collateral securing such loans receivable, all contracts and all Guarantees or other obligations in respect of such loans receivable, proceeds of such loans receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving loans receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of CFTC).

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Receivables Entity” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Register” has the meaning specified in Section 2.08(b).

“Regulation D” means Regulation D of the Board, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Regulation T” means Regulation T issued by the Board.

“Regulation U” means Regulation U issued by the Board.

“Regulation X” means Regulation X issued by the Board.

“Reimbursement Date” has the meaning set forth in Section 2.05(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, shareholders, controlling Persons, counsel, representatives, attorneys-in-fact, agents and advisors of such Person and of such Person’s Affiliates and each of their heirs, successors and assigns.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate Revolving Exposure of all Lenders; provided that “Required Lenders” shall always include at least two (2) Lenders if there are two or more Lenders.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Responsible Officer” of a Person means its chairman of the board (if an officer), its chief executive officer, its president, any of its vice presidents, its chief financial officer, its chief legal officer, its controller, its treasurer or its assistant treasurer, or, with respect to 3.01(a)(ii) and (iii), its secretary or its assistant secretary (or in each case its equivalent and whether or not the Person performing such duties is so designated) or any authorized designee thereof.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Commitments, that Lender’s Commitment; and (b) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender, (b) in the case of the Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by the Issuing Bank (net of any participations by Lenders in such Letters of Credit), and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement, dated as of the date of this Agreement, among the Borrower and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Security Agreement Joinder” has the meaning specified in the Security Agreement.

“Senior Notes” means CFTC’s 12.000% Senior Secured Notes due 2022 issued under the Senior Notes Indenture.

“Senior Notes Collateral Agent” means CMT Trust Company, as Collateral Agent under the Senior Notes Collateral Documents.

“Senior Notes Collateral Documents” means the “Collateral Documents” as defined in the Senior Notes Indenture.

“Senior Notes Guarantee” shall mean the “Notes Guarantees” as defined in the Senior Notes Indenture (as in effect as of the date hereof).

“Senior Notes Indenture” means that certain Indenture, dated as of February 15, 2017 entered into by CFTC, the guarantors party thereto, and TMI Trust Company, as Trustee and Collateral Agent in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower and such guarantors in connection therewith.

“Set-off Party” has the meaning specified in Section 9.12.

“Solvent” means, with respect to the Borrower and any of its Subsidiaries on a consolidated basis, that as of the date of determination, both (i) (a) the sum of the Borrower and its Subsidiaries’ debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower and its Subsidiaries’ present assets; (b) the Borrower and its Subsidiaries’ capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 7.10).

“Stated Maturity” when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subsidiary” of any Person means:

(1) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and

(2) any partnership, limited liability company, association, joint venture, business trust or other entity in which such Person, directly or indirectly, has at least a majority ownership interest entitled to vote at the election of directors, managers or trustees thereof (or other person performing similar functions) and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase transactions, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Swap Master Agreement”), including any such obligations or liabilities under any Swap Master Agreement.

“Swap Master Agreement” has the meaning set forth in the definition of Swap Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax” means any present or future tax, levy, impost, duty, assessment, deduction or withholding or similar charges in the nature of a tax (and interest, fines, penalties and additions related thereto) imposed by any Governmental Authority.

“Total Utilization” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans (other than Loans made for the purpose of reimbursing the Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (ii) the Letter of Credit Usage.

“Transactions” means the borrowing of Loans by the Borrower under this Agreement contemplated to be funded on the Closing Date, and the payment of fees and expenses, incurred in connection with the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning set forth in the Senior Notes Indenture (as in effect as of the date hereof).

“U.S. Lender” has the meaning set forth in Section 2.20(c).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life” means, as of any date, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such Indebtedness multiplied by the amount of such principal payment, by (2) the sum of all such principal payments.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis. If at any time any change in GAAP would affect the computation of any provision (including any definition, financial ratio or requirement set forth in any Facility Document), and either the Borrower or Administrative Agent shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.04 Principles of Construction. All references to Articles, Sections, Schedules, Exhibits, and Appendices are to Articles, Sections, Schedules, Exhibits, and Appendices in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to agreements and other contractual instruments shall be deemed to include subsequent amendments, permitted assignments and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of any Facility Document. Furthermore, any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS AND LETTERS OF CREDIT;

OBLIGATIONS PAYABLE ON DEMAND

Section 2.01 Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrower in an aggregate amount up to but not exceeding such Lender’s Commitment; provided that after giving effect to the making of any Loans in no event shall the Total Utilization of Commitments exceed the Commitments then in effect; and provided further that in each calendar year, commencing with 2018, there shall be a period of thirty (30) consecutive days when there are no Loans outstanding hereunder. Amounts borrowed pursuant to this Section 2.01 may be repaid and reborrowed during the Commitment Period. Each Lender’s Commitment shall expire on the Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than such date.

Section 2.02 Borrowing Mechanics for Loans.

(a) (i) Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount and (ii) Loans that are LIBOR Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(b) Whenever the Borrower desires that Lenders make Loans to it, the Borrower shall deliver to the Administrative Agent a fully executed and delivered Borrowing Request no later than 12:00 p.m. (Boston time) (i) at least three (3) Business Days in advance of the proposed Credit Date in the case of a LIBOR Rate Loan and (ii) at least one Business Day in advance of the proposed Credit Date in the case of a Base Rate Loan. Except as otherwise provided herein, a Borrowing Request for a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

(c) Notice of receipt of each Borrowing Request in respect of Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 12:00 p.m. (Boston time)) not later than 2:00 p.m. (Boston time) on the same day as the Administrative Agent’s receipt of such notice from the Borrower.

(d) Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 p.m. (Boston time) on the applicable Credit Date by wire transfer of same day funds in Dollars at the Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.03 Loans and Other Obligations Payable ON DEMAND. Notwithstanding any other provision hereof or of any other Facility Document, all Loans, all accrued interest thereon and all other Obligations are payable ON DEMAND by the Administrative Agent, on behalf of the Lenders, and such demand may be given at any time and for any reason or for no reason.

Section 2.04 Joint and Several Obligations. All obligations of the Borrower hereunder and under all other Facility Documents are and shall be joint and several obligations of CFTC and Holdings.

Section 2.05 Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. During the Commitment Period, subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided that (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Commitments exceed the Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) five (5) Business Days prior to the Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Letter of Credit have an expiration date later than the earlier of (1) the Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Subject to the foregoing, the Issuing Bank may agree that a standby Letter of Credit shall automatically be extended for one or more successive periods not to exceed one year each, unless the Issuing Bank elects not to extend for any such additional period; provided that the Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time the Issuing Bank must elect to allow such extension; provided further, that in the event there is a Defaulting Lender, the Issuing Bank shall not be required to issue, renew or extend any Letter of Credit to the extent (x) the Defaulting Lender’s Pro Rata Share of Letter of Credit Commitment may not be reallocated pursuant to Section 2.22(a) or (y) the Issuing Bank has not otherwise entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.

(b) Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Administrative Agent an Issuance Notice no later than 12:00 p.m. (Boston time) at least three (3) Business Days, or in each case such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.05(e).

(c) Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit issued by the Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, no action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall give rise to any liability on the part of the Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.05(c), the Borrower shall retain any and all rights it may have against the Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of the Issuing Bank.

(d) Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event the Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse the Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that anything contained herein to the contrary notwithstanding, (x) unless the Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 10:00 a.m. (Boston time) on the Reimbursement Date that the Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting Lenders with Commitments to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (y) subject to satisfaction or waiver of the conditions specified in Section 3.02, Lenders with Commitments shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this Section 2.05(d) shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such lender to make such Loans under this Section 2.05(d).

(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the Issuing Bank as provided in Section 2.05(d), the Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Commitments. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (Boston time) on the first Business Day (under the Laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank. In the event that any Lender fails to make available to the Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.05(e), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.05(e) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Section in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Bank. In the event the Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.05(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.05(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by the Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth in the Register or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to Section 2.05(d) and the obligations of Lenders under Section 2.05(e), in each case shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), stockholders’ equity, results of operations or value of any Loan Party; (vi) any breach hereof or any other Facility Document by any party thereto; (vii) the fact that an Event of Default or a Default shall have occurred and be continuing; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that in each case payment by the Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank under the circumstances in question.

(g) Indemnification. Without duplication of any obligation of the Borrower under Section 9.04, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of the Issuing Bank or (2) the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

Section 2.06 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within five (5) Business Days pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.06(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.07 Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be applied by the Borrower to short term working capital and seasonal operating needs of the Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board or any other regulation thereof or to violate the Exchange Act.

Section 2.08 Evidence of Indebtedness; Register; Notes.

(a) Lenders’ Evidence of Indebtedness. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrower’s Obligations in respect of any Loans; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. The Administrative Agent (or its agent or sub-agent appointed by it), as a non-fiduciary agent of Borrower, shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 9.05, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.08, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.05) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

Section 2.09 Interest on Loans.

(a) Except as otherwise set forth herein, the Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin or (y) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Borrowing Request or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Borrowing Request or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a LIBOR Rate Loan.

(c) In connection with LIBOR Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Borrowing Request or Conversion/Continuation Notice, such Loan (outstanding as a LIBOR Rate Loan) shall remain as a LIBOR Rate Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). All LIBOR Rate Loans shall have an Interest Period of one month. As soon as practicable after 10:00 a.m. (Boston time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d) Interest payable pursuant to Section 2.09(a) shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity or demand of such Loan, including final maturity of such Loan; provided that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) The Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Loans that are Base Rate Loans and (ii) thereafter, a rate which is 5.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Loans that are Base Rate Loans.

(g) Interest payable pursuant to Section 2.09(f) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to Section 2.09(f), the Issuing Bank shall distribute to each Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.05(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which the Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.

Section 2.10 Conversion/Continuation.

(a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing and no demand for payment of any Obligations has been made, the Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided that a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless the Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan.

(b) The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. (Boston time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans, shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.11 Default Interest; Late Fees. If (a) all or any portion of the principal amount of or interest on any Loan or reimbursement obligation in respect of any Letter of Credit shall not be paid when due (whether at the stated maturity, on demand, by acceleration or otherwise), (b) an Event of Default under Section 6.01(f) shall occur or demand for payment of any Obligation is made or (c) any other Event of Default shall occur and the Administrative Agent so elects, all outstanding Loans and reimbursement obligations (whether or not overdue) shall bear interest, from the date of such nonpayment until such amount is paid in full, at a rate per annum (the “Default Rate”) that is equal to (x) in the case of the Loans the rate that would otherwise be applicable thereto pursuant to Section 2.09 plus 5.00% per annum or (y) in the case of reimbursement obligations in respect of Letters of Credit, the rate applicable to Loans that are Base Rate Loans plus 5.00% per annum. If all or a portion of any principal or interest payable on any Loan or reimbursement obligation in respect of any Letter of Credit or any commitment fee or other amount payable hereunder shall not be paid within fifteen (15) days after the date when due (whether at the stated maturity, by acceleration, on demand or otherwise), or request of the Administrative Agent the Borrower shall pay to the Administrative Agent for the benefit of the Lenders a late fee equal to five percent (5%) of such overdue amount. Payment or acceptance of the increased rates of interest or late fees provided for in this Section 2.11 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.12 Fees.

(a) The Borrower agrees to pay to Lenders:

(i) an annual facility fee (the “Facility Fee”) equal to (1) the aggregate amount of the Commitments multiplied by 0.50%, payable quarterly on the Closing Date and on each December 31, March 31 and June 30 thereafter; provided that (i) any Facility Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall be payable by the Borrower so long as such Facility Fee shall otherwise have been due and payable by the Borrower prior to such time of such Lender becoming a Defaulting Lender and (ii) no Facility Fee shall be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Facility Fee shall be earned in full on the Closing Date and on the date of any subsequent annual renewal; and

(ii) letter of credit fees equal to (1) the Applicable Margin, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.12(a) shall be paid to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.

(b) The Borrower agrees to pay directly to the Issuing Bank, for its own account, the following fees:

(i) at any time that there are two (2) or more Lenders, a fronting fee equal to 0.125%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Sections 2.12(a) and (b) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each calendar quarter of each year during the Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

Section 2.13 Voluntary Prepayments/Commitment Reductions of Loans.

(a) Voluntary Prepayments.

(i) Any time and from time to time (1) with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day, without premium or penalty in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount; and (2) with respect to LIBOR Rate Loans, the Borrower may prepay any such Loans only on the last day of the applicable Interest Period without premium or penalty, unless the Borrower pays any related breakage costs, as specified in Section 2.18(c) in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii) All such prepayments shall be made (1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans; and (2) upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans;

in each case given to the Administrative Agent by 12:00 p.m. (Boston time) on the date required (and the Administrative Agent shall promptly transmit such original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15.

(b) Voluntary Commitment Reductions.

(i) The Borrower may, upon not less than three (3) Business Days’ prior written notice confirmed in writing to the Administrative Agent (which original written notice the Administrative Agent shall promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Commitments of each Lender proportionately to its Pro Rata Share thereof. Any reduction in the Commitments shall not reduce the amount of the Facility Fee payable under Section 2.12.

Section 2.14 [Reserved].

Section 2.15 Application of Prepayments/Reductions. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided that in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Base Rate Loans to the full extent thereof; and

second, to repay outstanding LIBOR Rate Loans to the full extent thereof.

Section 2.16 General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (Boston time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment fees hereunder.

(f) The Borrower hereby authorizes the Administrative Agent to charge the Borrower’s accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (Boston time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 6.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 6.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in the Security Agreement.

Section 2.17 Ratable Sharing. Lenders hereby agree among themselves, that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Facility Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Facility Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it in accordance with the express terms of this Agreement.

Section 2.18 Making or Maintaining LIBOR Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that the Required Lenders shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Borrowing Request or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

(b) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of Law even though the failure to comply therewith would not be unlawful) or (ii) as a result of any Law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new Law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of Law), has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by the Borrower pursuant to a Borrowing Request or a Conversion/Continuation Notice, the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by Law and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by the Borrower pursuant to a Borrowing Request or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Borrowing Request or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c) Compensation for Breakage or Non Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds and including loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Borrowing Request, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

Section 2.19 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate) or (ii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or acquiring participations in, issuing or maintaining Letters of Credit hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(b)) shall have determined that a Change in Law has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.20 Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Loan Party hereunder and under other Facility Document shall (except to the extent required by Law) be paid free and clear of, and without any deduction or withholding for or on account of, any Indemnified Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b) Withholding of Taxes. If any Loan Party or any other Person is required by Law to make any deduction or withholding for or on account of any Tax from any sum paid or payable by any Loan Party to the Administrative Agent or any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20 (b)) under any of the Facility Documents: (i) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall pay any such Tax before the date on which penalties and interest attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) in the case of any Indemnified Tax the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after the due date of payment of any Indemnified Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From U.S. Withholding Tax. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of paragraph (i), each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (A) two (2) original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Facility Documents or (B) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code, a Certificate re Non Bank Status together with two (2) original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Facility Documents. Without limiting the generality of paragraph (i), each Lender that is a U.S. Person (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to the Administrative Agent and the Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption.

(iii) FATCA. If a payment made to a Lender under any Facility Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower or Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any for or certification it previously delivered expires or becomes obsolete or inaccurate in any material respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(d) Payment of Other Taxes. Without limiting the provisions of Section 2.20(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable Law. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e) Indemnified Taxes. The Borrower shall indemnify the Administrative Agent and any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(e)) for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b), in each case arising in connection with payments made under this Agreement or any other Facility Document (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified

Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (with supporting documentation as necessary) delivered to such Loan Party shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Loan Party’s receipt of such certificate. If the Borrower reasonably believes that any such Indemnified Taxes were not correctly or legally asserted, the Administrative Agent or Lender, as appropriate, will reasonably cooperate with the Borrower in pursuing a refund of such Indemnified Taxes at the Borrower’s sole expense.

(f) Repayment. If the Borrower pays any additional amounts or makes an indemnity payment under this Section 2.20 to any Lender or the Administrative Agent, and such Lender or the Administrative Agent determines in its sole discretion exercised in good faith that it has actually received in connection therewith any refund of the underlying Indemnified Taxes, such Lender or the Administrative Agent shall pay to the Borrower an amount equal to such refund which was obtained by such Lender or Administrative Agent (but only to the extent of indemnity payments made, or additional amounts paid by the Borrower under this Section 2.20 with respect to the Indemnified Taxes giving rise to such refund) net of all reasonable out-of-pocket expenses of the Lender or the Administrative Agent with respect to such refund, and without interest (other than any interest paid by the relevant taxation authority); provided, however, that the Borrower, upon the request of the Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower to any Lender or the Administrative Agent in the event any Lender or the Administrative Agent is required to repay such refund, plus interest and penalties (excluding interest and penalties attributable to the negligence or willful misconduct of such Lender or the Administrative Agent). This paragraph shall not be construed to require any Lender or the Administrative Agent to disclose any Confidential Information to the Borrower or any other Person (including its Tax returns).

(g) Indemnification by Lenders and Issuing Bank. Each Lender and the Issuing Bank shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(g)(iv) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g). The agreements in paragraph (g) shall survive the resignation and/or replacement of the Administrative Agent.

(h) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Facility Document.

Section 2.21 Obligation to Mitigate. Each Lender (which term shall include the Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; provided that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

Section 2.22 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Letter of Credit Commitment exists at the time a Lender becomes a Defaulting Lender then:

(a) all or any part of such Letter of Credit Commitment shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share of such Letter of Credit Commitment but only to the extent (i) the sum of the non-Defaulting Lenders’ Pro Rata Shares of the Total Utilization of Commitments plus such Defaulting Lender’s Pro Rata Share of Revolving Exposure do not exceed the total of all non-Defaulting Lenders’ Commitments and (ii) the conditions set forth in Section 3.02 are satisfied at such time;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within five (5) Business Days following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s Pro Rata Share of the Letter of Credit Commitment (after giving effect to any partial reallocation pursuant to clause (a) above) for so long as such Letter of Credit Commitment is outstanding; and

(c) if the Letter of Credit Commitment of the non-Defaulting Lenders is reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Closing. The effectiveness of this Agreement is subject to the fulfillment or waiver of each of the following conditions precedent:

(a) The Administrative Agent shall have received originals or telecopies (or in pdf or other electronic format) (followed promptly by originals) unless otherwise specified of the following, each properly executed by a Responsible Officer of each applicable Loan Party, and each (unless otherwise specified below) dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement and the Collateral Documents;

(ii) a certificate from a Responsible Officer of each Loan Party attaching certified copies of (x) the Organizational Documents of such Loan Party (in each case, including any amendments or supplements thereto), (y) the resolutions authorizing and approving the making and performance by such Loan Party of this Agreement and the other Facility Documents and the borrowing and Guarantee, as applicable, of the Loans and (z) (1) documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, with respect to this Agreement and any other Facility Document or (2) stating that no such action, approval or consents are required;

(iii) a certificate from a Responsible Officer of each Loan Party certifying the names and true signatures of each Person authorized to sign the applicable Facility Document to be delivered hereunder;

(iv) a certificate of recent date evidencing the good standing of each Loan Party in its jurisdiction of formation;

(v) opinions of counsel to the Loan Parties addressed to Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(vi) the results of tax, judgment and Lien searches of recent date on the Loan Parties in the jurisdictions of formation of the Loan Parties;

(vii) all applicable “know your customer” and other account opening documentation required by Administrative Agent to be provided by the Loan Parties; and

(viii) financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral described in the Collateral Documents.

(b) In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected first priority security interest in the personal property Collateral (subject only to Liens approved by the Collateral Agent), each Loan Party shall have delivered to the Collateral Agent:

(i) (A) certificates representing the Certificated Securities and all other certificated securities constituting Investment Property as defined and pledged under the Collateral Documents accompanied by undated stock powers executed in blank and (B) proper UCC financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral described in the Collateral Documents; and

(ii) If so requested by the Collateral Agent, fully executed intellectual property security agreements, as applicable, in proper form for filing or recording with the United States Patent and Trademark Office and the United States Copyright Office, memorializing and recording the encumbrance of the intellectual property assets listed in Annexes I, J and K to the Security Agreement.

(c) The Collateral Agent shall have received a certificate from the Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.01(e) is in full force and effect, together with evidence that the Collateral Agent, for the benefit of the Secured Parties, has the benefit of the lender loss payee clause thereunder and/or has been named as additional insured, in each case, to the extent required under Section 5.01(e).

(d) The Borrower shall have paid all fees required to be paid on or before the Closing Date and fees, charges and disbursements of counsel to any Agent.

Section 3.02 Conditions to each Credit Extension. The obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit, on any Credit Date (other than any conversion of Loans to the other Type, or a continuation of LIBOR Rate Loans), including the Closing Date, is subject to the fulfillment or waiver of each of the following conditions precedent:

(a) Each of the representations and warranties contained herein and in the other Facility Documents shall be true and correct in all material respects on and as of the Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b) No event shall have occurred, or would result from the consummation of the applicable Credit Extension or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

(c) The Administrative Agent shall have received a Borrowing Request or Issuance Notice, as the case may be, in accordance with the requirements hereof.

(d) After making the Credit Extensions requested on such Credit Date, the Total Utilization of Commitments shall not exceed the Commitments then in effect.

(e) On or before the date of issuance of any Letter of Credit, the Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Loan Parties’ Representations and Warranties. The Loan Parties represent and warrant as follows:

(a) Organization; Requisite Power and Authority; Qualification. Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as identified on Schedule 4.01(a), (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Facility Documents to which it is a party and to carry out the Transactions contemplated thereby and (iii) is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations, except in the case of subclause (iii), where the failure to be so qualified or so to be in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) Equity Interests and Ownership. The Equity Interests of each of the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.01(b), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of the Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of the Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of the Borrower or any of its Subsidiaries. Schedule 4.01(b) correctly sets forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

(c) Due Authorization. The execution, delivery and performance of the Facility Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

(d) No Conflict. The execution, delivery and performance by the Loan Parties of the Facility Documents to which they are parties and the consummation of the Transactions do not and will not (i) violate (A) any provision of any Law or any governmental rule or regulation applicable to any such Loan Party, (B) any of the Organizational Documents of any Loan Party

or (C) any order, judgment or decree of any court or other agency of government binding on such Loan Party; (ii) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens created under any of the Facility Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained on or before the Closing Date and disclosed in writing to the Lenders.

(e) Governmental Consents. The execution, delivery and performance by each Loan Party of the Facility Documents to which it is a party and the consummation of the transactions contemplated by the Facility Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date or such later date as is permitted under this Agreement or the other Facility Documents.

(f) Binding Obligation. Each Facility Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(g) Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the date thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

(h) No Material Adverse Change. Since December 31, 2016, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(i) Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (i) is in violation of any applicable Laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j) Payment of Taxes. Except as otherwise permitted under Section 5.01(c), all Tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed. All Taxes shown on such Tax returns to be due and payable and all assessments, fees, Taxes and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. except for Taxes that (i) not being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and (ii) is not adverse in any material respect to the Lenders; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

(k) Properties. The Borrower and each of its Subsidiaries has (A) good, sufficient and legal title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property), (C) valid licensed rights in (in the case of licensed interests in intellectual property) and (D) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements referred to in Section 4.01(g) and in the most recent financial statements delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(l) Environmental Matters. In each case, except to the extent not reasonably likely to result in a Material Adverse Effect, (i) the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and any past noncompliance has been fully resolved without any pending, on-going or future obligation or cost; (ii) the Borrower and each of its Subsidiaries has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to Environmental Laws for the operation of their respective business; (iii) to the Borrower and each Subsidiary’s knowledge, there are and have been no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Material which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries; (iv) there are no pending Environmental Claims against the Borrower or any of its Subsidiaries, and neither the Borrower nor any of its Subsidiaries has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and (v) no Lien imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of any Loan Party, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.

(m) No Defaults. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

(n) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(o) Margin Stock. Neither the Borrower nor any of its Subsidiaries owns any Margin Stock.

(p) Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that would result in a Material Adverse Effect.

(q) Solvency. The Loan Parties, taken as a whole, are, and on any date on which this representation and warranty is made, shall be, Solvent.

(r) Compliance with Statutes, Etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (including compliance with all applicable Environmental Laws), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(s) Disclosure. The representations and warranties of the Loan Parties contained in the Facility Documents and in the other documents, certificates or written statements furnished to the Lenders by or on behalf of the Borrower and its Subsidiaries for use in connection with the Transactions contemplated hereby, in each case, as modified or supplemented by other information so furnished, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Borrower and its Subsidiaries, in the case of any document not furnished by them) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered, it being understood that any such projected financial information may vary from actual results and such variations could be material.

(t) PATRIOT Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(u) First Priority Claims. The outstanding amount of all Obligations, including without limitation the principal of and all interest on Loans and all Additional Secured Obligations, constitute and at all times will constitute “First Priority Claims” under the Senior Notes Indenture and “First Lien Obligations” under the Intercreditor Agreement.

(v) Collateral. All Obligations are secured by the “Collateral” under the “Collateral Documents” (each as defined in the Senior Notes Indenture) and entitled to a senior secured position with respect to such Collateral as First Priority Claims thereunder in accordance with the terms thereof.

(w) No Mandatory Commitment Reduction. The total amount of First Priority Claims has not been required to be reduced pursuant to the provisions of Section 5.09(b)(i) of the Senior Notes Indenture.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants. So long as any Commitment is in effect and any Obligation (other than contingent indemnification and expense reimbursement obligations that are unmatured) hereunder remains unpaid and until cancellation or expiration of all Letters of Credit (other than Letters of Credit that have been cash collateralized or backstopped to the satisfaction of the Issuing Bank), the Loan Parties covenant and agree that each of them shall, and shall cause each of its Subsidiaries to:

(a) Financial Statements and Other Reports. In the case of the Borrower, deliver to the Administrative Agent (which shall furnish to each Lender):

(i) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of CFTC and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of CFTC and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification;

(ii) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (A) the audited consolidated balance sheets of CFTC and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders’ equity and cash flows of CFTC and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification; and (B) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by CFTC, and reasonably satisfactory to the Administrative Agent (which report and/or the accompanying financial statements shall be unqualified (except to the extent (and only to the extent) that such “going concern” qualification or statement relates to the report and opinion accompanying the financial statements for the fiscal year ending immediately prior to the stated final maturity date of the Commitments or Loans and which qualification or statement is solely a consequence of such impending stated final maturity date under this Agreement or the demand nature of the Loans hereunder), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of CFTC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except, with respect to GAAP being applied on a consistent basis, as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(iii) Compliance Certificate. Together with each delivery of financial statements of CFTC and its Subsidiaries pursuant to Section 5.01(a)(i) and (ii), a duly executed and completed Compliance Certificate;

(iv) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of CFTC and its Subsidiaries delivered pursuant to Section 5.01(a)(i) or (ii) shall differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form reasonably satisfactory to the Administrative Agent;

(v) Notice of Default. Promptly upon any Responsible Officer of any Loan Party obtaining knowledge (A) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Loan Party with respect thereto; (B) that any Person has given any notice to any Loan Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 6.01(d); or (C) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower (or such Subsidiary) has taken, is taking and proposes to take with respect thereto;

(vi) Notice of Litigation. Promptly upon any Responsible of any Loan Party obtaining actual knowledge of (A) any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lenders or (B) any development in any Adverse Proceeding that, in the case of either clause (A) or (B), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Facility Document written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matters;

(vii) ERISA. (A) With reasonable promptness, upon the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action such the Borrower, its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto; and (B) upon request of the Administrative Agent, with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, or any of its respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by the Borrower or any of its respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;

(viii) Information Regarding Collateral.

(A) the Borrower shall furnish to the Collateral Agent within five (5) Business Days after the end of each month, a collateral loan receivable report for the Loan Parties in the form of Exhibit I hereto;

(B) the Borrower shall furnish to the Collateral Agent prompt written notice of any change (1) in any Loan Party’s corporate name, (2) in any Loan Party’s identity or corporate structure, (3) in any Loan Party’s jurisdiction of organization or (4) in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents;

(C) Each Loan Party also agrees promptly to notify (or to have the Borrower notify on its behalf) the Collateral Agent if any material portion of the Collateral is damaged or destroyed; and

(D) Each Loan Party agrees to notify (or to have the Borrower notify on its behalf) the Collateral Agent immediately if the total amount of First Priority Claims permitted under Section 5.09(b)(i) of the Senior Notes Indenture is reduced as a result of any mandatory prepayment (and corresponding commitment reduction) in accordance with the last clause thereof; and

(ix) Certification of Public Information. The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01(a) or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01(a) contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to the Borrower, its Subsidiaries and their securities.

(b) Existence. Except as otherwise permitted under Section 5.13 of the Senior Notes Indenture in effect as of the date hereof, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

(c) Payment of Taxes and Claims. Pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

(d) Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) Insurance. In the case of the Borrower, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties and their Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons. Each such policy of insurance shall (1) name the Secured Parties, as additional insureds thereunder as their interests may appear, (2) in the case of each property insurance policy, contain a customary loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent.

(f) Books and Records; Inspections. Maintain proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Loan Party shall, and shall cause each of its Subsidiaries to, up to two (2) times in any fiscal tear or at any time during the continuation of an Event of Default, any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested (in each case subject to confidentiality restrictions and privileged materials).

(g) Compliance with Contractual Obligations and Laws. Comply with the requirements of all Contractual Obligations and all applicable Laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Environmental Compliance. Use and operate all of its Facilities in compliance with all Environmental Laws, keep all necessary Governmental Authorizations required pursuant to any Environmental Laws, and handle all Hazardous Materials in compliance with all Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect.

(i) Subsidiaries.

(i) In the case of the Borrower, in the event that any Person becomes a Domestic Subsidiary of the Borrower after the date hereof, (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement, (b) promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(a)(ii), (iii), (iv), (v), (vi), (vii) and (viii), (c) and (d), and (c) promptly cause such Domestic Subsidiary to become a Grantor under the Collateral Documents by executing and delivering to the Collateral Agent a Security Agreement Joinder.

(ii) Promptly send to the Collateral Agent written notice setting forth with respect to any Person that becomes a Subsidiary of the Borrower after the Closing Date (i) the date on which such Person became a Subsidiary of the Borrower and (ii) all of the data required to be set forth in Schedules 4.01(a) and 4.01(b) with respect to all Subsidiaries of the Borrower; and such written notice shall be deemed to supplement Schedule 4.01(a) and 4.01(b) for all purposes hereof.

(j) Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Facility Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the assets of the Loan Parties to the extent and in the manner contemplated by the Facility Documents. Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Facility Documents which required any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will use commercially reasonable efforts to execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral

Agent may be reasonably required to obtain from the Borrower or any of its Subsidiaries for such consent, approval, recording, qualification or authorization. If perfecting any Lien on any Collateral that consists of rights that are licensed or leased from a third party requires the consent of such third party pursuant to the terms of an applicable license or lease agreement, and such terms are enforceable under applicable law, the Borrower or the Guarantors, as the case may be, will use all commercially reasonable efforts to obtain such consent with respect to the perfecting of such Lien.

Section 5.02 Negative Covenants. So long as any Commitment is in effect and any Obligation (other than contingent indemnification and expense reimbursement obligations that are unmatured) hereunder remains unpaid and until cancellation or expiration of all Letters of Credit (other than Letters of Credit that have been cash collateralized or backstopped to the satisfaction of the Issuing Bank), the Loan Parties covenant and agree that they will perform and observe all covenants set forth in Article 5 of the Series Notes Indenture as in effect on the date hereof, which covenants together with all applicable defined terms are incorporated herein by reference as if set forth herein in full with all references therein to “Holders” being deemed to be references to “Lenders.”

Section 5.03 Financial Covenants. At all times, the Borrower shall:

(1) Consolidated Interest Coverage Ratio. Maintain an Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending on or about June 30, 2017, of not less than 1.50:1.00.

(2) Minimum Eligible Collateral Value. Maintain an Eligible Collateral Value as of the last day of any Fiscal Quarter of not less than 200% of the Total Utilization hereunder on such date.

(3) Consolidated Leverage Ratio. Not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Year, beginning with the Fiscal Year ending on or about December 31, 2017, to exceed 4.00:1.00.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Loan Party shall fail to pay (i) when due any of the outstanding principal of the Loans or (ii) within five (5) Business Days after the date when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit, or (iii) within five (5) Business Days after the same become due and payable, accrued interest on the Loans or any fee or any other amount due hereunder; or

(b) any representation or warranty made by or on behalf of any Loan Party herein or in any other Facility Document, certificate, financial statement or other document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(c) (i) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.07, 5.01(a)(i), (ii), (iii), (iv) or (viii), 5.02 or 5.03 of this Agreement; or (ii) the Loan Parties or any of their Restricted Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document, and such failure continues for 30 days; or

(d) (i) any Loan Party or any Restricted Subsidiary thereof fails (1) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than $1,000,000, or (2) to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (d)(i)(2) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; (ii) there occurs any event of default under any Swap Agreement as to which a Loan Party is the Defaulting Party (as defined in such Swap Agreement) or any Termination Event (as so defined) under such Swap Agreement as to which such Loan Party is an Affected Party (as so defined) and, in either event, the Swap Agreement termination value exceeds $1,000,000; provided that in the case of clauses (d)(i) and (ii), any such failure referred to in clause (d)(i) or any such event of default or Termination Event referred to in clause (d)(ii), as the case may be, is unremedied and is not validly waived by the holders of such Indebtedness, or the counterparties of such Swap Agreement, as the case may be, in accordance with the terms of the documents governing such Indebtedness or Swap Agreement, as the case may be, prior to any termination of the Commitments or acceleration of the Loans pursuant to this Section 6.01; or (iii) the occurrence of an “Event of Default” under the Senior Notes Indenture; or

(e) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against any Loan Party and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order which shall not have been stayed or dismissed within thirty (30) days after the commencement of such proceedings or (y) there shall be any period of forty-five (45) consecutive days during which such judgment remains unpaid and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f) (i) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against a Loan Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator, liquidator, rehabilitator or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against such Person, such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or (iii) any Loan Party shall take any corporate or other action (as applicable), to authorize any of the actions set forth above in this Section 6.01(f);

(g) (i) any Loan Party shall deny its obligations under this Agreement or any other Facility Document (to which it is a party), (ii) any Law shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Facility Document or impair performance of the obligations hereunder or under any other Facility Document of any Loan Party, or (ii) any material provision of any Facility Document, after delivery thereof in accordance with the terms hereof or of any other Facility Document, shall for any reason cease to be valid and binding upon, or enforceable against any Loan Party;

(h) a Change of Control shall have occurred and be continuing; or

(i) the Lenders at any time deem themselves insecure or determine in their sole discretion that a Material Adverse Effect has occurred;

then, (i) upon the occurrence of any Event of Default described in Section 6.01(f), automatically, and (ii) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, and in addition upon any demand for payment of the principal of or interest accrued on any of the Loans, (A) the Commitments, if any, of each Lender having such Commitments and the obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (III) all other Obligations; (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; (D) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 6.01(f) or upon such demand to pay) to the Administrative Agent such additional amounts of cash as reasonably requested by the Issuing Bank, to be held as security for the Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders, the Issuing Bank and the other Secured Parties all rights and remedies available to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank under the Facility Documents or under applicable Law or in equity.

NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 6.01 OR ANY OTHER PROVISION HEREOF OR OF ANY OTHER FACILITY DOCUMENT, THE LOAN PARTIES ACKNOWLEDGE AND AGREE THAT ALL OBLIGATIONS ARE PAYABLE ON DEMAND AND THE ADMINISTRATIVE AGENT MAY MAKE DEMAND FOR PAYMENT OF ANY OR ALL OBLIGATIONS AND MAY TERMINATE THE COMMITMENTS AT ANY TIME WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED.

ARTICLE VII

GUARANTY

Section 7.01 The Guaranty. Each Guarantor, jointly and severally, hereby Guarantees to the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations and Additional Secured Obligations hereunder and the other Facility Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”); provided that the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. Each Guarantor hereby agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02 Obligations Unconditional. The obligations of each Guarantor under Section 7.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other Guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted in favor of Collateral Agent for the benefit of the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Secured Parties exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other Guarantee of, or security for, any of the Guaranteed Obligations, and each Guarantor agrees that any consent by the Administrative Agent or the Lenders hereunder shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 7.03 Reinstatement. The obligations of each Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Guarantor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including without limitation reasonable and documented fees, charges and disbursements of counsel) incurred by each Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

Section 7.04 Subordination and Subrogation. Unless and until the Guaranteed Obligations have been paid in full, all rights of each Guarantor against the Borrower with respect to the Guarantee in Section 7.01 shall be subordinated to such payment in full and each Guarantor agrees not to assert any right of subrogation and any right to enforce any remedy which any Secured Party now has or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations until the Guaranteed Obligations are paid in full, and each Guarantor hereby subordinates any benefit of, and any right to participate in, any security or Collateral given to Collateral Agent on behalf of the Secured Parties to secure payment of the Guaranteed Obligations or any other liability of the Borrower to Lenders until the Guaranteed Obligations are paid in full.

Section 7.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Secured Parties, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VI (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VI, without notice or other action on the part of any Secured Party and regardless of whether payment of such obligations has then been accelerated) for purposes of Section 7.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 7.01.

Section 7.06 Continuing Guarantee. The Guarantee in this Article is a continuing Guarantee, and shall remain in full force and effect until (i) final payment in full of all amounts due under this Agreement, (ii) final payment in full of the Guaranteed Obligations and all other amounts payable under any other Facility Document or (iii) with respect to any Person, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Section 7.07 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate Law, or any state or Federal bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.08 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guarantee. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guarantee such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guarantee in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.08, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guarantee (including in respect of this Section 7.08), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.08. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.08 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.08.

Section 7.09 Additional Guarantors. If (i) CFTC or any of its Restricted Subsidiaries shall acquire or create another Domestic Subsidiary after the date of this Agreement (other than an Immaterial Subsidiary or a Subsidiary that has been designated as an Unrestricted Subsidiary or a Receivables Entity) or (ii) any Foreign Subsidiary or Immaterial Subsidiary of CFTC guarantees (or otherwise becomes liable for) Indebtedness of CFTC or a Guarantor, then CFTC will cause such Subsidiary to become a Guarantor hereunder and:

(a) execute a Counterpart Agreement substantially in the form of Exhibit E, in accordance with the terms of this Agreement, pursuant to which such Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of CFTC’s Obligations on the terms set forth in this Agreement;

(b) execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Documents necessary in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Equity Interests of such Subsidiary, subject to Permitted Liens and the Intercreditor Agreement, which are owned by CFTC or a Guarantor and are required to be pledged pursuant to the Collateral Documents;

(c) take such actions as are necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the assets of such Subsidiary, other than Excluded Assets and subject to Permitted Liens and the Intercreditor Agreement, including the filing of Uniform Commercial Code financing statements, in each case as may be required by the Collateral Documents;

(d) take such further action and execute and deliver such other documents specified in the Collateral Documents or as otherwise may be reasonably requested by the Collateral Agent to give effect to the foregoing; and

(e) deliver to the Collateral Agent an Opinion of Counsel that (i) such Counterpart Agreement and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such Subsidiary and (ii) the Collateral Documents to which such Subsidiary is a party create a valid perfected Lien on the Collateral covered thereby.

Section 7.10 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of a Lien under the Facility Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Facility Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article VII voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE VIII

AGENTS

Section 8.01 Authorization and Authority. Each Lender hereby irrevocably appoints, designates and authorizes Bay Coast Bank as Administrative Agent and as Collateral Agent, in each case, to take such actions on its behalf under the provisions of this Agreement and under each other Facility Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Facility Document, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agents and Lenders, and the Borrower shall not have rights as a third party beneficiary or otherwise of any of such provisions

Section 8.02 Agent Individually. Each Lender understands that each Agent, acting in its individual capacity, and its Affiliates are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 8.02 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its Affiliates. Furthermore, Agents and their respective Affiliates may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates).

Section 8.03 Duties of Agents; Exculpatory Provisions.

(a) An Agent’s duties hereunder and under any other Facility Document are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders, provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that is contrary to this Agreement or applicable Law.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until a Loan Party or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events.

(c) No Agent nor any of its Affiliates shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Facility Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Facility Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.

Section 8.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Facility Documents by or through any one or more sub-agents appointed by such Agent, and such Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided that in each case that no such delegation to a sub-agent or a Related Party shall release such Agent from any of its obligations hereunder. Each such sub-agent and the Related Parties of such Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article and Section 9.04 (as though such sub-agents were the “Agent” hereunder and under the other Facility Documents) as if set forth in full herein with respect thereto.

Section 8.06 Resignation of Agent. An Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (in consultation with the Borrower) to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30 day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Facility Documents (except in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under the Facility Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder and/or under the other Facility Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Facility Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 8.07 Non-Reliance on Agent.

(a) Each Lender (including its Related Parties) acknowledges that each Agent has not made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent to such Lender as to any matter, including whether any Agent has disclosed material information in its possession. Each Lender (including its Related Parties) confirms to each Agent that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on any Agent or any of its Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its portion of the Loans and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) has, independently and without reliance upon any Agent or any of its Related Parties and based upon such documents and information as it has deemed appropriate, determined that entering into this Agreement and making its portion of the Loans is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Facility Documents, (ii) it has, independently and without reliance upon any Agent or any of its Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon any Agent or any of its Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Facility Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Facility Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv) the adequacy, accuracy and/or completeness of any other information delivered by any Agent or by any of their respective Related Parties under or in connection with this Agreement, the other Facility Documents, the Transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement

Section 8.08 Collateral and Guarantee Matters.

(a) Each Lender hereby further authorizes each Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee hereunder, the Security Documents and the other Facility Documents. Without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, shall (and the Lenders hereby authorize and direct the Administrative Agent and Collateral Agent to) execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets to which the Required Lenders otherwise consented.

(b) Anything contained in any Facility Document to the contrary notwithstanding, the Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee hereunder, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of a Secured Party in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

Section 8.09 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and Issuing Bank to the extent that such Agent or Issuing Bank shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent or Issuing Bank in exercising its powers, rights and remedies or performing its duties hereunder or under the other Facility Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Facility Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or Issuing Bank’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent or Issuing Bank for any purpose shall, in the opinion of such Agent or Issuing Bank be insufficient or become impaired, such Agent or Issuing Bank may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent or Issuing Bank against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent or Issuing Bank against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 8.10 Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Facility Document, and no consent to any departure by the Borrower or Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders (provided that any Defaulting Lender shall be deemed not to be a “Lender” for purposes of calculating the Required Lenders (including the granting of any consents or waivers) with respect to any of the Facility Documents) and the Borrower and the applicable Loan Parties and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by each Lender that would be directly and adversely affected thereby, the Administrative Agent and/or the Collateral Agent, as the case may be, do any of the following: (a) waive any of the conditions specified in Article III, (b) reduce the principal of, or interest on, any Loan, any reimbursement obligation in respect of any Letter of Credit or any other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any Loan or any other amounts payable hereunder (other than the dates for any mandatory prepayments under Section 2.14), (d) increase any Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Commitment or extend the stated expiration date of any Letter of Credit beyond the Commitment Termination Date, (e) release all or substantially all of the value of the Guarantee hereunder or release all or substantially all of the Collateral, (f) change the percentage of the aggregate unpaid principal amount of the Loans or the number of Lenders that shall be required for Lenders or any of them to take any action hereunder or (g) amend the definition of “Required Lenders,” “Pro Rata Share” or this Section 9.01; provided, further that no amendment, waiver or consent shall (i) unless in writing and signed by the relevant Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any other Facility Document or (ii) unless in writing and signed by the Issuing Bank, amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.05(e).

In addition, notwithstanding anything else to the contrary contained in this Section 9.01, (a) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Facility Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (b) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Security Document to better implement the intentions of this Agreement and the other Facility Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Facility Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 9.02 Notices, Etc.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the Borrower, each Agent, and the Issuing Bank at the addresses (or facsimile number) set forth below. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

If to the Borrower:

CURO Financial Technologies Corp.

3527 N. Ridge Rd.

Wichita, Kansas 67205

Attention: President and Chief Executive Officer

If to the Administrative Agent, Issuing Bank or Collateral Agent:

Bay Coast Bank

330 Swansea Mall Drive

Swansea, MA 02777

Attention: Carl W. Taber

(b) Notices and other communications to any Agent, the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such Agent, the Lenders and the Issuing Bank; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided, further, that any Borrowing Request or notice of an Event of Default shall be promptly confirmed by facsimile. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.03 No Waiver; Remedies. No failure on the part of any Agent or Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder, or under any other Facility Document shall operate as a waiver thereof nor shall the single or partial exercise, of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender or Agent to any other or further action in any circumstances without notice or demand.

Section 9.04 Costs, Expenses and Indemnification.

(a) Costs and Expenses. The Borrower agrees to pay and reimburse all reasonable and documented out-of-pocket costs and expenses, if any (including, but not limited to, counsel fees and expenses, consultant fees and due diligence expenses), incurred by each Agent and each of their respective Affiliates in connection with the preparation, negotiation, execution, delivery, administration, modification and supplementation of this Agreement, the Security Documents, the other Facility Documents and Collateral. The Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses, if any (including, but not limited to, counsel fees and expenses), incurred by each Agent, Issuing Bank and Lender and each of their respective Affiliates in connection the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Security Documents, the other Facility Documents and the other documents to be delivered hereunder or in respect of the transactions contemplated hereby, including, but not limited to, counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a) and under any other Facility Document.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent, Issuing Bank and Lender and each of their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, obligations, penalties, actions, judgments, charges, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of counsel, which in the absence of any conflicts, may be limited to one counsel and one local counsel in any applicable jurisdiction and additional counsel as necessary due to actual conflicts of interest among such Indemnitees) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Related Party of the Borrower arising out of, in connection with, or as a result of (i) this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, any claims, investigations, non-compliance, sanction or other actions with respect to such Loan, including any actions by the SEC or any Governmental Authority, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Related Party of the Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (B) arise from disputes between or among Indemnitees that do not involve an act or omission by the Loan Parties or their Subsidiaries, other than any proceeding against the Administrative Agent, or Collateral.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefore is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby

(d) Payments. All amounts due under this Section 9.04 shall be payable within ten (10) days of demand by any Lender or Agent, as applicable, unless provided otherwise above.

Section 9.05 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Except as permitted by Section 5.02, No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party except, with respect to the Guarantors, for assignments to successors on terms and conditions acceptable to the Administrative Agent without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void).

(b) Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.05(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon such Person being consented to by each of the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof), the Administrative Agent and the Issuing Bank (such consents not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower, required at any time an Event of Default has occurred and is continuing); provided, further that each such assignment pursuant to this Section 9.05(c)(ii) shall be in an aggregate amount of not less than (A) $2,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Commitments and Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Loans.

(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in connection with an assignment by or to Bay Coast Bank or any Affiliate thereof or (y) in the case of an Assignee which is already a Lender or is an Affiliate of a Lender or a Person under common management with a Lender). Furthermore, in connection with all assignments (except in the case of an Assignee which is already a Lender) there shall be delivered to the Administrative Agent a completed Administrative Questionnaire in the form of Exhibit I.

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.05, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 9.05, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 9.09) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Facility Documents to the contrary notwithstanding, (x) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 9.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.05(g). Any assignment by a Lender pursuant to this Section 9.05 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee (in such capacity a “Participant”) in all or any part of its Commitments, Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the Participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, (C) amend the definition of “Required Lenders” or the definition of “Pro Rata Share” or (D) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Facility Documents) supporting the Loans hereunder in which such Participant is participating.

(iii) The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section; provided that (x) a Participant shall not be entitled to receive any greater payment under Section 2.18, 2.19, or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and (y) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees for the benefit of the Borrower, to comply with Section 2.20 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 9.12 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(iv) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Facility Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 9.05 any Lender may assign and/or pledge (without the consent of the Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank or other central bank as collateral security pursuant to Regulation A of the Board and any operating circular issued by such Federal Reserve Bank or other central bank; provided, that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank or other central bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

Section 9.06 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement and each other Facility Document shall be governed by, and construed in accordance with, the Law of the State of New York.

(b) Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the District of Massachusetts, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any Massachusetts court of competent jurisdiction sitting in Suffolk County (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Agreement or any other Facility Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Facility Document shall affect any right that a Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Facility Document against the Borrower or the properties of either such party in the courts of any jurisdiction.

(c) Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in Section 9.06(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06(e).

Section 9.07 Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.08 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article III, this Agreement shall become effective when it shall have been executed by Lenders and when Lenders shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

Section 9.09 Survival. Sections 2.18(c), 2.19, 2.20, 9.05 and 9.12 of this Agreement shall survive the repayment of the Loans and the termination of the Commitments evidenced hereby and all Letters of Credit issued hereunder. In addition, each representation and warranty made, or deemed to be made at the Loans, herein or pursuant hereto shall survive the making of such representation and warranty, and Lenders shall not be deemed to have waived, by reason of making the Loans, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that any Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

Section 9.10 Confidentiality. Each Agent and Lender (which term shall for the purposes of this Section 9.10 include the Issuing Bank) agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (a) to each of their respective Affiliates and to their and their respective Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who need to know such Confidential Information in relation to the transactions contemplated by this Agreement, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.10, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 9.10 or (y) becomes available to any Lender or Agent or any of its Affiliates on a non-confidential basis from a source other than the Borrower.

Section 9.11 No Fiduciary Relationship. The Borrower acknowledges that each Agent, each Lender, the Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement, and the relationship between Lenders and the Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture between the parties. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Facility Document), the Borrower acknowledges and agrees that: (a) the extension of credit and other services regarding this Agreement provided by Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and Lenders, on the other hand, and that the Lenders are not acting in an advisory or agency capacity to any Loan Party, (b) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (c) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the Loans and the use of such Loan.

Section 9.12 Right of Setoff. Upon the occurrence of an Event of Default, Lenders and their respective Affiliates (each, a “Set-off Party”) are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other Indebtedness at any time held or owing by a Set-off Party (including, but not limited to, by any of their branches and agencies wherever located) to or for the credit or the account of the Borrower or any other Loan Party against and on account of the obligations and liabilities of the Borrower or any other Loan Party to the Set-off Party under this Agreement or under any of the other Facility Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Facility Document, irrespective of whether or not the relevant Set-off Party shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Set-off Party under this Section 9.12 are in addition to other rights and remedies (including other rights of setoff) that Lenders or their respective Affiliates may have. Each Lender agrees to notify the Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.13 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to an Agent or a Lender, or a Lender or an Agent exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 9.14 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Facility Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 9.15 PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.

Section 9.16 Headings Descriptive. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.17 Entire Agreement. This Agreement and the other Facility Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP. as the Borrower

By:	/s/ Roger Dean
Name:	Roger Dean
Title:	Treasurer

Signature Page to Revolving Loan Agreement

GUARANTORS

A SPEEDY CASH CAR TITLE LOANS, LLC

ADVANCE GROUP, INC.

ATTAIN FINANCE, LLC

AVIO CREDIT, INC.

CASH COLORADO, LLC

CONCORD FINANCE, INC.

ENNOBLE FINANCE, LLC

EVERGREEN FINANCIAL INVESTMENTS, INC.

FMMR INVESTMENTS, INC.

GALT VENTURES, LLC

PRINCIPAL INVESTMENTS, INC.

SCIL TEXAS, LLC

SC AURUM, LLC

SCIL, INC.

SPEEDY CASH

SPEEDY CASH ILLINOIS, INC.

SC TEXAS MB, INC.

THE MONEY STORE, L.P.

CURO MANAGEMENT LLC

TODD CAR TITLE, INC.

TODD FINANCIAL, INC.

By:	/s/ Roger Dean
Name:	Roger Dean
Title:	Treasurer

Address for Notices:

3527 N. Ridge Rd., Wichita, Kansas 67205 Attention: President and CEO

Signature Page to Revolving Loan Agreement

LENDER, ISSUING BANK ADMINISTRATIVE AGENT AND COLLATERAL AGENT

BAY COAST BANK, as Lender, Issuing Bank, Administrative Agent and Collateral Agent

By:	/s/ Carl W. Taber
Name:	Carl W. Taber
Title:	Executive Vice President

Signature Page to Revolving Loan Agreement

Schedule 1.01

Commitments

Bay Coast Bank	$25,000,000

Schedule 4.01(a)

Jurisdiction of Organization

Legal Name of Loan Party/Subsidiary	Jurisdiction of Organization
Curo Financial Technologies Corp.	Delaware
Curo Intermediate Holdings Corp.	Delaware
Todd Financial, Inc.	Nevada
CURO Management LLC	Nevada
FMMR Investments, Inc.	Nevada
Evergreen Financial Investments, Inc.	Nevada
Principal Investments, Inc.	Nevada
Todd Car Title, Inc.	Nevada
Speedy Cash	Nevada
Advance Group, Inc.	Nevada
Concord Finance, Inc.	Nevada
SCIL, Inc.	Nevada
Cash Colorado, LLC	Nevada
Galt Ventures, LLC	Kansas
A Speedy Cash Car Title Loans, LLC	Nevada
SCIL Texas, LLC	Nevada
Attain Finance, LLC	Nevada
SC Aurum, LLC	Nevada
Avio Credit, Inc.	Delaware
Speedy Cash Illinois, Inc.	Nevada
SC Texas MB, Inc.	Nevada
The Money Store, L.P.	Texas
Ennoble Finance, LLC	Delaware

Schedule 4.01(b)

Equity Interests and Ownership

1.	1. Curo Group Holdings Corp.

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Curo Financial Technologies Corp.	Common stock	3,000	100	1	100%	3.2	(a)(i)

2.	Curo Financial Technologies Corp.

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Curo Intermediate Holdings Corp.	Common stock	100 shares	100	1	100%	3.2	(a)(i)

3.	Curo Intermediate Holdings Corp.

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Avio Credit, Inc.	Common stock	100 shares	100	1	100%	3.2	(a)(i)
A Speedy Cash Car Title Loans, LLC	Membership Interest				100%	3.2	(a)(i)
Advance Group, Inc.	Common Stock	2500 shares	760	1-SC	100%	3.2	(a)(i)

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Attain Finance, LLC	Membership Interest	1,000 shares			100%	3.2	(a)(i)
Cash Colorado, LLC	Membership Interest	2,500 shares			100%	3.2	(a)(i)
Concord Finance, Inc.	Common Stock	2,500 shares	2500	1-SC	100%	3.2	(a)(i)
CURO Receivables Holdings I, LLC	Membership Interest				100%	3.2	(a)(i)
Evergreen Financial Investments, Inc.	Common stock	2,500 shares	2500	1-SC	100%	3.2	(a)(i)
FMMR Investments, Inc.	Common stock	400 shares	400	1-SC	100%	3.2	(a)(i)
Galt Ventures, LLC	Membership Interest	10,000 shares			100%	3.2	(a)(i)
LendDirect Corp.	Common Stock	Unlimited	1350	A-1/A-3	100%	3.2	(a)(i)
Principal Investments, Inc.	Common stock	760 shares	760	1-SC	100%	3.2	(a)(i)
SC Aurum, LLC	Membership Interest				100%	3.2	(a)(i)
SCIL, Inc.	Common stock	300 shares	300	1-SC	100%	3.2	(a)(i)

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

SCIL Texas, LLC	Membership Interest	2,500 shares			100%	3.2	(a)(i)
Speedy Cash Illinois, Inc.	Common Stock	1,000 shares	100	1	100%	3.2	(a)(i)
SRC Transatlantic Limited	Common Stock		8,189,835	None listed	100%	3.2	(a)(i)
The Money Store, LP	Common Stock	13,400 shares			97%	3.2	(a)(i)
Todd Car Title, Inc.	Common stock	2,500 shares	2124	1-SC	100%	3.2	(a)(i)
Todd Financial, Inc.	Common stock	2,500 shares	2124	1-SC	100%	3.2	(a)(i)
Speedy Cash	Common stock	100 shares	80	1-SC	100%	3.2	(a)(i)
SC Texas MB, Inc.	Common Stock	1,000 shares		1	97%	3.2	(a)(i)

4.	Attain Finance, LLC

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Attain Finance Canada, Inc.	Common stock	Unlimited	135	A-1/A-3	100%;	3.2(a)(i)

5.	CURO Receivables Holdings I, LLC

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
CURO Receivables Finance I, LLC	Membership Interest			1	100%	3.2	(a)(i)

6.	SC Texas MB, Inc.

Name of Issuing Corporation	Type of Shares	Authorized Shares	Number of Shares Issued	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
The Money Store, L.P.	Common stock	13,400 shares			3%	3.2	(a)(i)

EXHIBIT A-1

[FORM OF]

BORROWING REQUEST

Bay Coast Bank

as Administrative Agent and Collateral Agent (the “Agent”) for

the Lenders party to the Revolving Loan Agreement referred to below,

Attn:

CC:

[Date]

Ladies and Gentlemen:

The undersigned refers to the Revolving Loan Agreement dated as of August     , 2017 (as amended, supplemented or otherwise modified from time to time, the “Revolving Loan Agreement”), among CURO Financial Technologies Corp. and CURO Intermediate Holdings Corp. (collectively, the “Borrower”), the subsidiaries of the Borrower party thereto, the lenders party thereto (the “Lenders”), and you, as Administrative Agent and Collateral Agent for such Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Revolving Loan Agreement. The Borrower hereby gives you notice pursuant to Section 2.02(b) of the Revolving Loan Agreement that it requests a Borrowing under the Revolving Loan Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)

(B)	Aggregate Amount of Borrowing

(C)	Type of Borrowing

(D)	The last day of the Interest Period[1]

(E)	Funds are requested to be disbursed to the Borrower’s account as follows (Account No. [ ])

The Borrower hereby represents and warrants to the Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Section 3.02 of the Revolving Loan Agreement have been satisfied. The Borrower further represents and warrants to the Agent and the Lenders that, as of the date of this Borrowing Request and on the date of the related Borrowing, the total amount of First Priority Claims has not been and will not be required to be reduced pursuant to the provisions of Section 5.09(b)(i) of the Senior Notes Indenture.

[1]	One month.

A-1-1

EXHIBIT A-1

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.

By:
Name:
[Responsible Officer]

A-1-2

EXHIBIT A-2

[FORM OF]

CONVERSION/CONTINUATION NOTICE

Reference is made to the Revolving Loan Agreement, dated as of August     , 2017, by and among CURO Financial Technologies Corp. and CURO Intermediate Holdings Corp. (collectively, the “Borrower”), certain subsidiaries of the Borrower, the Lenders party thereto, Bay Coast Bank, as Administrative Agent and Collateral Agent (as it may be amended, supplemented or otherwise modified, the “Revolving Loan Agreement”). All terms used but not defined herein shall have their respective meanings in the Revolving Loan Agreement.

Pursuant to Section 2.09 of the Revolving Loan Agreement, the Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [            , 20    ]:

Revolving Loan:

$[ ]	Base Rate Loans to be continued

$[ ]	Base Rate Loans to be converted to LIBOR Rate Loans with Interest Period of one month

$[ ]	LIBOR Rate Loans to be continued

$[ ]	LIBOR Rate Loans[1] to be converted to Base Rate Loans

[1]	LIBOR Rate Loans may only be converted on the expiration of the applicable Interest Period unless the Borrower shall pay all amounts due under Section 2.17 of the Revolving Loan Agreement.

A-2-1

The Borrower hereby certifies that as of the date hereof, no event has occurred or is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default.

Date: [            , 20    ]

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.

By:
Name:
Title:

A-2-2

EXHIBIT A-3

[FORM OF]

ISSUANCE NOTICE3

Reference is made to the Revolving Loan Agreement, dated as of August [    ], 2017, by and among CURO Financial Technologies Corp. and CURO Intermediate Holdings Corp. (collectively, the “Borrower”), certain subsidiaries of the Borrower, the Lenders party thereto, and Bay Coast Bank, as Administrative Agent and Collateral Agent for such Lenders (as it may be amended, supplemented or otherwise modified, the “Revolving Loan Agreement”). All terms used but not defined herein shall have their respective meanings in the Revolving Loan Agreement.

Pursuant to Section 2.05 of the Revolving Loan Agreement, the Borrower desires a Letter of Credit to be issued in accordance with the terms and conditions of the Revolving Loan Agreement on [            , 20    ] (the “Credit Date”) in an aggregate face amount of $[            ].

Attached hereto for each such Letter of Credit are the following:

1. the stated amount of such Letter of Credit;

2. the name and address of the beneficiary;

3. the expiration date; and

4. either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

The Borrower hereby certifies that:

(i) after issuing such Letter of Credit requested on the Credit Date, the Total Utilization of Commitments shall not exceed the Commitments then in effect and the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit; and

(ii) on the date of this Issuance Notice and on the Credit Date, the conditions to lending specified in Section 3.02 of the Revolving Loan Agreement have been satisfied.

[3]	Subject to review of Issuing Bank.

A-3-1

Date: [            , 20    ]

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.

By:
Name:
Title:

A-3-2

EXHIBIT B

[FORM OF]

DEMAND REVOLVING LOAN NOTE

$[ ]
, 2017	Fall River, Massachusetts

ON DEMAND, FOR VALUE RECEIVED, CURO Financial Technologies Corp., a Delaware corporation and CURO Intermediate Holdings Corp., a Delaware corporation (collectively, “Borrower”), jointly and severally promise to pay [NAME OF LENDER] (“Payee”) or its registered assigns, the lesser of (a) $[            ] and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Revolving Loan Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain the Revolving Loan Agreement, dated as of August    , 2017, by and among Borrower, the subsidiaries of Borrower party thereto, the Lenders party thereto, and BAY COAST BANK, as Administrative Agent and Collateral Agent (as it may be amended, supplemented or otherwise modified, the “Revolving Loan Agreement”). All terms used but not defined herein shall have their respective meanings in the Revolving Loan Agreement.

The date, amount, Type of Loan, interest rate and Interest Period (if applicable) of each Revolving Loan made by the Lenders to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Revolving Loan Agreement or hereunder in respect of the Revolving Loans made by the Lender.

This Note is one of the “Revolving Loan Notes” in the aggregate principal amount of $[            ] and is issued pursuant to and entitled to the benefits of the Revolving Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Revolving Loan Agreement. Unless and until an Assignment effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to voluntary and mandatory prepayment by Borrower, each as provided in the Revolving Loan Agreement.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE REVOLVING LOAN AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE REVOLVING LOAN AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE.

Upon demand at any time, including without limitation upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Revolving Loan Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Revolving Loan Agreement.

No reference herein to the Revolving Loan Agreement and no provision of this Note or the Revolving Loan Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all reasonable costs and expenses, including attorneys’ fees, all as provided in the Revolving Loan Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.

By:
Name:
Title:

SCHEDULE OF REVOLVING LOANS

This Note evidences Revolving Loans made, continued or converted under the within described Revolving Loan Agreement to Borrower, on the dates, and in the principal amounts, of the Type and bearing interest at the rates set forth below and pursuant to the Revolving Loan Agreement, subject to the continuations, conversions, payments and prepayments of principal set forth below:

Date	Type of Loan	Interest Rate	Amount Paid, Prepaid, Continued or Converted	Unpaid Principal Amount	Notation Made By

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the [Chief Financial Officer/Treasurer] of CURO Financial Technologies Corp. and CURO Intermediate Holdings Corp. (collectively, “Borrower”).

2. I have reviewed the terms of that certain Revolving Loan Agreement, dated as of August     , 2017, by and among Borrower, certain subsidiaries of Borrower, the Lenders party thereto, and Bay Coast Bank, as Administrative Agent and Collateral Agent (as it may be amended, supplemented or otherwise modified, the “Revolving Loan Agreement”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Annex A. All terms used but not defined herein shall have their respective meanings in the Revolving Loan Agreement.

3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [except as set forth in a separate attachment to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event].

4. Set forth on Annex B attached hereto are the detailed information and calculations showing compliance with the financial covenants set forth in Section 5.03 of the Revolving Loan Agreement.

The foregoing certifications, together with the computations set forth in Annex A and Annex B hereto are made and delivered [                 , 20    ] pursuant to Section 5.01(a)(iii) of the Revolving Loan Agreement.

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.

By:
Name:
[Responsible Officer]

ANNEX A TO

COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

EXHIBIT D

SECURITY AGREEMENT

Among

CURO FINANCIAL TECHNOLOGIES CORP.,

CURO INTERMEDIATE HOLDINGS CORP.,

CERTAIN SUBSIDIARIES OF CURO FINANCIAL TECHNOLOGIES CORP.

And

BAY COAST BANK,

as COLLATERAL AGENT

Dated as of September 1, 2017

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of September 1, 2017, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of Bay Coast Bank, as collateral agent (together with any successor collateral agent or assign and any co-collateral agents, in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, CURO Financial Technologies Corp. and CURO Intermediate Holdings Corp. (collectively, the “Company”), the guarantors from time to time party thereto (the “Guarantors”), and the Collateral Agent and Administrative Agent, have entered into a Revolving Loan Agreement, dated as of September 1, 2017 (as amended, modified, restated and/or supplemented from time to time, the “Loan Agreement”) providing for a revolving credit facility, with all advances payable on demand, in favor of the Company;

WHEREAS, pursuant to the Loan Agreement, each Guarantor has jointly and severally guaranteed to the Administrative Agent, the Collateral Agent and the Lenders party thereto from time to time (collectively, the “Secured Parties”) the payment when due of all Guaranteed Obligations as described (and defined) therein;

WHEREAS, in order to induce (i) the Lenders to make extensions of credit to the Company pursuant to the terms of the Loan Agreement and (ii) the Collateral Agent to act as collateral agent, the Assignors have agreed to grant to the Collateral Agent a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, their respective Secured Obligations (as defined herein);

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Parties, the Notes Secured Parties (as defined therein), the Pari Passu Indebtedness Secured Parties (as defined therein) and the First Lien Lenders in respect of all of the Collateral; and

WHEREAS, the Assignors will obtain benefits from the extensions of credit pursuant to the Loan Agreement, and, accordingly, the Assignors desire to grant a security interest in the Collateral to the Collateral Agent for its benefit and for the benefit of the Secured Parties under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I

SECURITY INTERESTS

1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Secured Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and a lien on all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i) each and every Account;

(ii) all cash;

(iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v) all Commercial Tort Claims;

(vi) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii) all Contracts, together with all Contract Rights arising thereunder;

(viii) all Copyrights;

(ix) all Equipment;

(x) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xi) all Documents;

(xii) all General Intangibles;

(xiii) all Goods;

(xiv) all Instruments;

(xv) all Inventory;

2

(xvi) all Investment Property;

(xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii) all Marks, together with the registrations and right to all renewals thereof, the goodwill of the business of such Assignor symbolized by the Marks and all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same;

(xix) all Patents, together with all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same;

(xx) all Permits;

(xxi) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxii) all Supporting Obligations; and

(xxiii) all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignors from time to time with respect to any of the foregoing

(all of the above, the “Collateral”).

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement. Notwithstanding anything to the contrary contained herein, the term “Collateral” shall not include, and the security interest granted under this Agreement shall not attach to any Excluded Asset.

Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect. In the event of any conflict or inconsistency between the provisions of the Loan Agreement and this Agreement relating to the duties of the Collateral Agent the provisions of the Loan Agreement shall govern and control.

3

1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which is or may be reasonably necessary to protect the interests of the Secured Parties, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1 Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been (or, within 15 days after the date hereof (or 90 days after the date hereof in the case of Deposit Accounts, as such date may be extended in accordance with Section 3.9 hereof), will be) accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

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2.4 Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6 Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Federal Employer Identification Number; Changes Thereto; etc.. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the Location of such Assignor and the Federal Employer Identification Number (if any), is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location or its Federal Employer Identification Number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 5 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with each change or changes, it shall have taken all action reasonably necessary to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, such Assignor shall take all actions reasonably necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7 Trade Names; Etc.. Such Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, no trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days’ written notice of its intention to do so, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all actions reasonably necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

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2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged, amalgamated or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into, amalgamated with or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9 Non-UCC Property. The aggregate fair market value (as determined by the Assignors in good faith) of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC and constituting Collateral does not exceed $1,000,000. If the aggregate value of all such property at any time owned by all Assignors and constituting Collateral exceeds $1,000,000, the Assignors shall provide prompt written notice thereof to the Collateral Agent and the Assignors shall promptly (and in any event within 30 days of acquiring knowledge thereof) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

2.10 As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions reasonably necessary to perfect the security interest of the Collateral Agent therein.

2.11 Collateral in the Possession of a Bailee. If any Inventory or other Goods are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

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2.12 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Documents and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;

INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1 Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all of Assignor’s records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale, lease, assignment or other disposition and delivery of the property listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times, but not more than two (2) such inspections per calendar year, upon prior notice to such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement), such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

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3.3 Direction to Account Debtors; Contracting Parties; etc.. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs (acting on the instructions of the Required Lenders in accordance with the Loan Agreement) any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, but has no obligation to, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and

(z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Secured Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne solely by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 6.01(f) of the Loan Agreement has occurred and is continuing.

3.4 Modification of Terms; etc.. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5 hereof, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement). No Assignor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.

3.5 Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne solely by the relevant Assignor.

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3.6 Instruments. If any Assignor owns or acquires any Instrument in excess of $500,000 constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the Pledge Agreement), such Assignor will within 30 days notify the Collateral Agent thereof in writing, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7 Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8 Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9 Deposit Accounts; Etc.. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account that is a Concentration Account maintained by such Assignor (including a description thereof and the respective account number), the name

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of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account that is a Concentration Account (other than (x) any Concentration Account maintained with the Collateral Agent and (y) any Debit Card Program Account), the respective Assignor shall cause the bank with which such Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the date of this Agreement (as such date may be extended by the First Priority Agent in its sole discretion) or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto, or in such other form, as may be reasonably satisfactory to the First Priority Agent. If any bank with which a Deposit Account that is a Concentration Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 90 days after the date of this Agreement (as such date may be extended by the First Priority Agent in its sole discretion) or, if later, 90 days after the establishment of such account ) or in such other form, as may be reasonably satisfactory to the First Priority Agent close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Concentration Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account that is a Concentration Account is maintained refuses to subordinate its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on reasonably satisfactory terms, then the respective Assignor shall terminate such Deposit Account and transfer all balances therein to the Cash Collateral Account or another Concentration Account in accordance with the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for (x) Deposit Accounts that are established and maintained with banks and meeting the requirements of preceding clause (a) and (y) Excluded Accounts. At the time any such Deposit Account that is a Concentration Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

(c) Notwithstanding anything to the contrary herein, no Assignor shall be required to take any action to cause the Collateral Agent to obtain control (“Control”) in accordance with Section 9-104 or 9-106(c), as the case may be, of the UCC with respect to (i) any Deposit Account or Securities Account of such Assignor, that when taken together with all of the other Deposit Accounts (other than any Excluded Deposit Account) and Securities Accounts of such Assignor and all other Assignors, has an average five day closing balance that does not exceed $500,000 or (ii) any Excluded Deposit Account; provided, that if such Assignor shall cause the First Lien Agent to have Control over any such Deposit Account or Securities Account, such Assignor will ensure that the security interest granted by it in favor of the Collateral Agent hereunder to secure the Secured Obligations is also perfected by Control as contemplated by Section 4.7 of the Intercreditor Agreement.

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3.10 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and such Assignor shall, pursuant to an agreement, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11 Commercial Tort Claims. All Commercial Tort Claims of each Assignor asserted in a judicial proceeding in existence on the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim asserted in a judicial proceeding in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

3.12 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper with a face amount in excess of $1,000,000 in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 30 days) following any reasonable request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be reasonably necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require, to the extent otherwise required herein, and not otherwise inconsistent with the provisions of Section 1.1(b).

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex I hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks

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and Domain Names that it uses. Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex I hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2 Licenses and Assignments. Except as otherwise permitted by the Facility Documents, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement).

4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4 Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement) (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

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4.6 Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex L hereto.

4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex J hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex K hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any Trade Secret or

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proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2 Licenses and Assignments. Except as otherwise permitted by the Facility Documents, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement).

5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement) to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4 Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement) to the contrary (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5 Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex J hereto and (ii) Copyrights listed on Annex K hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent (acting on the instructions of the Required Lenders in accordance with the Loan Agreement).

5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or

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registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the sole expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or N hereto, as appropriate.

5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Parties, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Parties, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and, to the extent permitted by applicable law, to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Parties.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1 Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Documents, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Documents. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Documents, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2 Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 Business Days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location

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of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 Business Days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent; provided, however, that the Collateral Agent shall have no duty to so request unless directed to do so by the the Required Lenders in accordance with the Loan Agreement.

6.4 Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which are or may be necessary to perfect, preserve or protect its security interest in the Collateral to the extent otherwise required herein and not otherwise inconsistent with the provisions of Section 1.1(b); provided, however, that the Collateral Agent shall have no duty to so request unless directed to do so by the Required Lenders in accordance with the Loan Agreement.

6.5 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements as the Collateral Agent may from time to time reasonably request or as are reasonably necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor); provided, however, that the Collateral Agent shall have no duty to make any such filings unless directed to do so by the Required Lenders in accordance with the Loan Agreement.

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may (acting on the instructions of the Required Lenders in accordance with the Loan Agreement):

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

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(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall determine (acting on the instructions of the Required Lenders in accordance with the Loan Agreement);

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

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it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent acting on the instructions of the Required Lenders in accordance with the Loan Agreement and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

7.2 Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as are commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

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(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4 Application of Proceeds. (a) Subject to the terms of the Intercreditor Agreement, all monies and other property and assets collected or received by the Collateral Agent or any other Secured Party upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies and other property and assets collected or received by the Collateral Agent hereunder or upon any distribution of (or on account of) Collateral (whether or not characterized as such) in connection with any case, proceeding or other action of the type described in Sections 6.01(f) of the Loan Agreement, shall be applied (1) first, to any amounts owed to the Collateral Agent hereunder and (2) second, to the holders of the Guaranteed Obligations that are then due, on a pro rata basis. Such monies and other property and assets shall be applied in the manner provided in the Section 2.14 of the Loan Agreement.

(b) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

(c) If any Secured Party collects or receives any distribution to which it is not entitled under Section 7.4(a) hereof, such Secured Party shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Collateral Agent, for the account of the Secured Parties, to be applied in accordance with Section 7.4(a) hereof.

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7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1 Indemnity. Section 9.04(b) of the Loan Agreement (Indemnification by the Borrower) is hereby incorporated by reference as if fully set forth herein mutatis mutandis.

8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the Guaranteed Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

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“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.

“Agreement” shall mean this Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account established following the occurrence of an Event of Default and maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Concentration Account” shall mean each of those accounts listed on Annex F hereto and designated as a “Concentration Account” thereon, along with any replacement accounts in respect thereof established in accordance with the terms of Section 3.9 hereof.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

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“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Debit Card Program Accounts” shall mean the special purpose deposit accounts established by the Company or one of its Subsidiaries with a sponsoring bank in connection with the Company’s general purpose reloadable debit card business, and with the funds on deposit in such accounts to be held therein solely as security against potential losses incurred by such sponsoring bank associated with customer chargeback claims, fraud or closed customer accounts.

“Default” shall mean a “Default” or similar term as such defined in the Loan Agreement, so long as such agreement is in effect.

“Deposit Accounts ” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Distribution” shall have the meaning provided in Section 7.4(a) of this Agreement.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“ Event of Default” shall mean an “Event of Default” or similar term as such term is defined in the Loan Agreement, so long as any such agreement is in effect.

“ Excluded Deposit Accounts” shall mean any Deposit Account that is an Excluded Asset described in clause (6) of the definition the term of Excluded Assets.

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“First Lien Lenders” shall have the meaning provided in the Intercreditor Agreement.

“First Lien Agent” shall have the meaning provided in the Intercreditor Agreement.

“First Priority Agent” shall have the meaning provided in the Senior Notes Indenture.

“First Priority Collateral Documents” shall have the meaning provided in the Senior Notes Indenture.

“Guaranteed Obligations” shall have the meaning provided in the Loan Agreement.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Investment Property ” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

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“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or operating results of Company and its Restricted Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the Collateral Agent hereunder or under any other Secured Document, (y) on the ability of any Assignor to perform its obligations to the Collateral Agent hereunder or under any other Secured Document or (z) the legality, validity, binding effect or enforceability of this Agreement or any of the other Secured Documents.

“ Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Secured Documents” shall mean the Loan Agreement, the Pledge Agreement and this Agreement.

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“ Secured Obligations” shall mean, collectively, the Guaranteed Obligations of each Guarantor.

“Securities Accounts” shall mean all “securities accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall mean the “Commitment Termination Date” as defined in the Loan Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

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(a)	if to any Assignor, c/o:

CURO Financial Technologies Corp.

3527 N. Ridge Rd.

Wichita, KS 67205

Attention: Douglas Rippel

Telephone No.: 800.253.4574

Telecopier No.: 316.722.7751

(b)	if to the Collateral Agent, at:

Bay Coast Bank, as Collateral Agent

330 Swansea Mall Drive

Swansea, MA 02777

Attention: Carl W. Taber

Telephone No.: 508.675.4377

Telecopier No.: 508.675.4470

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2 Waiver; Amendment. Except as provided in Sections 10.8 and 10.12 hereof (or as provided in the other Collateral Documents), none of the terms and conditions of this Agreement or any other Collateral Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and the Collateral Agent (with the written consent of the Required Lenders in accordance with the Loan Agreement).

10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Facility Document; or (c) any amendment to or modification of any Secured Document or any security for any of the Secured Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4 Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8 hereof, (ii) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or

26

obligations hereunder without the prior written consent of the Collateral Agent (with the prior written consent of the Required Lenders in accordance with the Loan Agreement) or as otherwise permitted by the Secured Documents, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Secured Documents regardless of any investigation made by the Secured Parties or on their behalf.

10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF THE UNITED STATES FOR THE DISTRICT OF MASSACHUSETTS, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF SUFFOLK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER SECURED DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED PARTY, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

27

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER SECURED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7 Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent, at the written request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

(b) The Liens securing the Collateral may be released from time to time in accordance with Section 8.08 of the Loan Agreement. Furthermore, upon the release of any Guarantor from its Guaranteed Obligations in accordance with the provisions of the Loan Agreement, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.

(c) The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 10.8.

10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.

28

10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11 The Collateral Agent and the other Secured Parties. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Loan Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in the Loan Agreement. The provisions of Article 8.08 of the Loan Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Assignors and all Secured Parties, in connection with this Agreement and the other Collateral Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Collateral Documents that the Collateral Agent is required in writing to exercise by the Required Lenders. Notwithstanding anything to the contrary in this Agreement, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Agreement (including the preparation, filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, enforceability, effectiveness or priority of this Agreement or the security interests or Liens intended to be created hereby.

10.12 Additional Assignors. It is understood and agreed that any Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Loan Agreement or any other Facility Document, shall become an Assignor hereunder by (x) executing a joinder agreement in the form of Annex O hereto and delivering same to the Collateral Agent, in each case as may be requested by (and in form and substance reasonably satisfactory to) the Collateral Agent, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken.

29

10.13 Intercreditor Agreement. Without limiting the generality of the final paragraph of Section 1.1(b): (a) the Liens granted hereunder in favor of the Collateral Agent for the benefit of the Secured Parties in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement; and (b) notwithstanding anything to the contrary herein, any provision hereof that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) any Assignor to (i) deliver any Collateral to the Collateral Agent, or (ii) provide that the Collateral Agent have control over such Collateral (or, in the case of any representation or warranty hereunder, shall be deemed to be true) by (A) with respect to subclause (i) hereof, the delivery of such Collateral by such Assignor to the First Lien Agent for the benefit of the secured parties under the First Priority Collateral Documents and the Secured Parties pursuant to Section 4.6 of the Intercreditor Agreement, and (B) with respect to subclause (ii) hereof, providing that the First Lien Agent be provided with control with respect to such Collateral of such Assignor for the benefit of the secured parties under the First Priority Collateral Documents and the Secured Parties pursuant to Section 4.7 of the Intercreditor Agreement.

[Remainder of this page intentionally left blank; signature page follows]

30

IN WITNESS WHEREOF, each Assignor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

CURO FINANCIAL TECHNOLOGIES CORP. CURO INTERMEDIATE HOLDINGS CORP., each as an Assignor

By:______________________________________
Name:
Title:

CURO GROUP HOLDINGS CORP.
A SPEEDY CASH CAR TITLE LOANS, LLC
ADVANCE GROUP, INC.
ATTAIN FINANCE, LLC
AVIO CREDIT, INC.
CASH COLORADO, LLC
CONCORD FINANCE, INC.
ENNOBLE FINANCE, LLC
EVERGREEN FINANCIAL INVESTMENTS,
INC.
FMMR INVESTMENTS, INC.
GALT VENTURES, LLC
PRINCIPAL INVESTMENTS, INC.
SCIL TEXAS, LLC
SC AURUM, LLC
SCIL, INC.
SPEEDY CASH
SPEEDY CASH ILLINOIS, INC.
SC TEXAS MB, INC.
THE MONEY STORE, L.P.
CURO MANAGEMENT LLC
TODD CAR TITLE, INC.
TODD FINANCIAL, INC., each as an Assignor

By:________________________________
Name:
Title:

Signature Page to Security Agreement

Accepted and Agreed to:

BAY COAST BANK,
as Collateral Agent

By:______________________________________
Name:
Title:

Signature Page to Security Agreement

ANNEX A

to

SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Assignor	Address(es) of Chief Executive Office
All Assignors	3527 North Ridge Road, Wichita, Kansas
67205

ANNEX B

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SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

Lease ID	Address	City	ST/PRV	Zip Code	Country
0001	9781 Magnolia Ave	Riverside	CA	92503	United States
0002	4915 Moreno Ave	Montclair	CA	91763	United States
0003	10404 Venice Blvd	Culver City	CA	90232	United States
0004	6740 Reseda Blvd	Reseda	CA	91335	United States
0005	2710 S Maryland Pkwy Suite # A	Las Vegas	NV	89109	United States
0006	8847 Imperial Hwy	Downey	CA	90242	United States
0007	857 W Rosecrans Ave	Gardena	CA	90247	United States
0008	13010 Harbor Blvd	Garden Grove	CA	90247	United States
0009	1841 W Northern Ave	Phoenix	AZ	85021	United States
0010	4921 W Sahara Ave	Las Vegas	NV	89146	United States
0011	904 S Gaffey St	San Pedro	CA	90731	United States
0012	4040 N 40th St	Phoenix	AZ	85018	United States
0013	1242 W Main St	Mesa	AZ	85201	United States
0014	7116 NE Fourth Plain Rd	Vancouver	WA	98661	United States
0015	1532 N Jones Blvd	Las Vegas	NV	89121	United States
0016	10972 Beach Blvd	Stanton	CA	90680	United States
0017	3475 E Flamingo Suite # 300	Las Vegas	NV	89121	United States
0018	1331 E 63rd St	Kansas City	MO	64110	United States
0019	8701 E Washington Blvd	Pico Rivera	CA	90660	United States
0020	11221 E 23rd St	Independence	MO	64052	United States
0021	2351 N Alvernon Suite # 100	Tucson	AZ	85712	United States
0022	12131 SE Powell Blvd	Portland	OR	97266	United States
0023	265 S Wadsworth Blvd	Lakewood	CO	80226	United States
0024	1551 E Indian School Rd	Phoenix	AZ	85014	United States
0025	19026 E Burnside St	Portland	OR	97233	United States
0026	3501 W Glendale Ave	Phoenix	AZ	85051	United States
0027	101 S Brookhurst St	Anaheim	CA	92804	United States
0028	3849 SE Powell Blvd	Portland	OR	97202	United States
0029	270 E Baseline St Suite # A	San Bernardino	CA	92410	United States
0030	11000 Lower Azusa Rd	El Monte	CA	91732	United States
0031	25 N Lamb Blvd	Las Vegas	NV	89110	United States
0032	5819 W Camelback Rd	Phoenix	AZ	85031	United States
0033	6115 W Flamingo Rd	Las Vegas	NV	89103	United States
0034	7202 E McDowell Rd	Scottsdale	AZ	85257	United States
0035	3947 Main St	Kansas City	MO	64111	United States
0036	6501 E Evans Ave	Denver	CO	80224	United States
0038	2801 W Washington Suite # 110	Las Vegas	NV	89107	United States
0039	2201 N Amidon Ave	Wichita	KS	67204	United States
0040	701 N West St	Wichita	KS	67203	United States
0041	10309 SE Mill Plain Blvd Suite # A	Vancouver	WA	98664	United States
0042	10223 Sepulveda Blvd., Suite # C & D	Mission Hills	CA	91345	United States
0043	4850 E Harry St	Wichita	KS	67218	United States
0044	1215 S Country Club Dr	Mesa	AZ	85210	United States
0045	3447 E Cesar Chavez	Los Angeles	CA	90063	United States
0046	8247 Laurel Canyon Blvd	N Hollywood	CA	91605	United States
0047	3520 E Bell Rd	Phoenix	AZ	85032	United States
0048	5102 W Olive Ave Suite # 103	Glendale	AZ	85302	United States
0049	4241 S Nellis Blvd	Las Vegas	NV	89121	United States
0050	4199 S Ft. Apache Suite # D	Las Vegas	NV	89147	United States
0051[1]	6300 E 21st St N	Wichita	KS	67208	United States
0052	430 E 30th Ave	Hutchinson	KS	67502	United States
0053	7865 W Sahara Ave Suite # 102 & 103	Las Vegas	NV	89117	United States

[1]	Operating entity owns the building but leases the ground

ANNEX B

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SECURITY AGREEMENT

0054	1050 W Pawnee St	Wichita	KS	67213	United States
0054L2[2]	1048 W Pawnee St	Wichita	KS	67213	United States
0055	1960 W Baseline Rd Suite # 101	Mesa	AZ	85202	United States
0056	4343 N Rancho Dr Suite # 150	Las Vegas	NV	89130	United States
0057	5676 S Eastern Ave	Las Vegas	NV	89119	United States
0058	1956 E Southern Ave	Mesa	AZ	85204	United States
0059	7204 Canoga Ave	Canoga Park	CA	91303	United States
0060	3133 E Douglas Ave	Wichita	KS	67211	United States
0061	7460 W Cheyenne Ave Suite #110	Las Vegas	NV	89129	United States
0062	5067 E Owens Ave	Las Vegas	NV	89110	United States
0063	100 N Raymond Ave	Fullerton	CA	92831	United States
0064	1895 S Federal Blvd	Denver	CO	80219	United States
0065	1220 W Crawford St	Salina	KS	67401	United States
0066	1221 Main St	Pasadena	TX	77506	United States
0067	5506 Bellaire Blvd Suite # A	Houston	TX	77081	United States
0068	2812 N Main St.	Ft. Worth	TX	76106	United States
0069	454 W Florence Ave Suite # 102 & 103	Los Angeles	CA	90003	United States
0070	11830 Bellaire Blvd Suite # A	Houston	TX	77072	United States
0071	1160 Edgebrook Dr	Houston	TX	77034	United States
0072	883 Federal Rd Suite # A	Houston	TX	77015	United States
0073	8602 S Braeswood Blvd	Houston	TX	77031	United States
0074	800 E Seminary Dr	Ft. Worth	TX	76115	United States
0075	6902 Harrisburg Blvd	Houston	TX	77011	United States
0076	1503 N Story Suite # 100	Dallas	TX	75061	United States
0077	13482 Northwest Fwy Suite 100	Houston	TX	77022	United States
0078	2601 S Hampton Rd.	Dallas	TX	75224	United States
0079	Suite # 102	Mesquite	TX	75150	United States
0080	3422 W. Walnut St	Garland	TX	75042	United States
0081	8569 Long Point Rd	Houston	TX	77055	United States
0082	1445 E Kiest	Dallas	TX	75216	United States
0083	860 S 11th St Suite # 105	Beaumont	TX	77701	United States
0084	690 E Prater Way	Sparks	NV	89431	United States
0085	815 E Pioneer Pkwy	Arlington	TX	76010	United States
0100	4209 E Lancaster	Ft Worth	TX	76103	United States
0101	1212 S Belt Hwy	St Joseph	MO	64507	United States
0102	7007 Bandera Rd Suite # 24	Leon Valley	TX	78238	United States
0103	1360 W Cheyenne Suite # 101	N Las Vegas	NV	89032	United States
0104	1701 Babcock Rd	San Antonio	TX	78229	United States
0105	2949 S National Ave	Springfield	MO	65804	United States
0106	3802 S Gessner Suite # A	Houston	TX	77063	United States
0107	3706 Northwest Hwy	Dallas	TX	75220	United States
0108	1501 Eastern Blvd	Montgomery	AL	36117	United States
0109	10201 Lake June Rd	Dallas	TX	75217	United States
0110	7434 Airline Dr	Houston	TX	77076	United States
0111	2027 SW Fairlawn Rd	Topeka	KS	66604	United States
0112	321 Palisades Blvd	Birmingham	AL	35209	United States
0113	2332 Civic Center Dr	N Las Vegas	NV	89030	United States
0114	2647 Culebra Rd	San Antonio	TX	78228	United States
0115	6401 Airport Blvd Ste B	Mobile	AL	36608	United States
0116	3410 Hwy 69 N	Northport	AL	35473	United States
0117	5532 Manchaca Rd	Austin	TX	78745	United States
0118	4009 S. Padre Island Drive	Corpus Christi	TX	78401	United States
0119	10884 West Bellfort St	Houston	TX	77099	United States
0120	400 W. University Drive	Denton	TX	76201	United States
0121	1924 South Business 77	Harlingen	TX	78550	United States
0122	5900 Brainerd Rd	Chattanooga	TN	37411	United States

[2]	Vacant building used for storage and parking for adjacent store

ANNEX B

to

SECURITY AGREEMENT

0123	848 East Sibley Blvd	Dolton	IL	60419	United States
0124	7201 Balboa Blvd	Van Nuys	CA	91406	United States
0125	11100 S Cicero Ave	Alsip	IL	60803	United States
0126	4126301 WNWewarm Springs Rd	Henderson	NV	89014	United States
0127	Ste 2 & 3	San Antonio	TX	78202	United States
0128	8701 S Cottage Grove Ave	Chicago	IL	60619	United States
0129	1103 Fair Avenue, Ste 1	San Antonio	TX	78210	United States
0130	4403 Chapman Highway	Knoxville	TN	37920	United States
0131	120 Gallatin Pike S. Unit B	Madison	TN	37115	United States
0132	2401 Nolensville Pike	Nashville	TN	37211	United States
0133	4800 W Addison St	Chicago	IL	60641	United States
0134	5445 South Street	Lakewood	CA	90713	United States
0135	7855 Van Nuys Blvd	Panorama City	CA	91402	United States
0136	13722 Sherman Way	Van Nuys	CA	91405	United States
0137	5701 Charlotte Pike	Nashville	TN	37209	United States
0138	1931 N Mannheim Rd	Melrose Park	IL	60160	United States
0139	120 W. Baseline Rd	Rialto	CA	92376	United States
0140	1552 W 119th St	Chicago	IL	60643	United States
0141	932 Ann Street	Montgomery	AL	36107	United States
0142	229 W Anaheim Street	Wilmington	CA	90744	United States
0143	5002 Harding Place	Nashville	TN	37211	United States
0144	1801 W. 6th Street	Los Angeles	CA	90057	United States
0145	106 Knox Rd	Knoxville	TN	37918	United States
0146	380 Broadway, Ste 103	El Cajon	CA	92021	United States
0147	3615 McFarland Blvd, Ste 109	Tuscaloosa	AL	35405	United States
0148	9240 Highway 49	Gulfport	MS	39503	United States
0149	13545 Florence Ave	Whittier	CA	90605	United States
0175	1521 N 10th Street	McAllen	TX	78501	United States
0176	7120 San Bernardo Avenue	Laredo	TX	78041	United States
0177	2119 E Saunders	Laredo	TX	78041	United States
0178	695 S. Sam Houston	San Benito	TX	78586	United States
0179	4298 University Drive NW	Huntsville	AL	35816	United States
0180	4217 W. Waco Dr	Waco	TX	76710	United States
0181	1426148 S. CiceLroakAeve	Chicago	IL	60638	United States
0182	Ste 120	Aurora	IL	60506	United States
0184	2201 N Frazier	Conroe	TX	77301	United States
0185	1698 Memorial Blvd	Murfreesboro	TN	37129	United States
0186	2785 Belle Chasse Highway	Gretna	LA	70056	United States
0187	808 25th Street NW	Cleveland	TN	37311	United States
0188	1655 Fort Campbell Blvd	Clarksville	TN	37042	United States
0189	3100 Dickerson Pike	Nashville	TN	37207	United States
0190	13263 Van Nuys Blvd	Pacoima	CA	91311	United States
0191	2102 Goliad Rd, Ste 1	San Antonio	TX	78223	United States
0192	972 Bandera Rd	San Antonio	TX	78228	United States
0193	10828 Florida Blvd	Baton Rouge	LA	70815	United States
0194	501 S Conway Ave	Mission	TX	78572	United States
0195	1029 West Avenue I	Lancaster	CA	92411	United States
0196	2955 E Texas St	Bossier City	LA	71111	United States
0197	123 Gause Blvd West	Slidell	LA	70460	United States
0198	25010 Alessandro Blvd	Moreno Valley	CA	92553	United States
0201	6702 South Congress Avenue	Austin	TX	78745	United States
0202	9616 N. Lamar Blvd., Suite 199	Austin	TX	78753	United States
0203	11643-B Research Blvd.	Austin	TX	78759	United States
0204	2818 South Lamar Blvd.	Austin	TX	78704	United States
0205	907-B IH 35	Round Rock	TX	78664	United States
0206	510 North Bell Blvd., Suite 104	Cedar Park	TX	78613	United States
0207	7201 Cameron Road	Austin	TX	78752	United States
0208	2030 East Oltorf #102B	Austin	TX	78741	United States

ANNEX B

to

SECURITY AGREEMENT

0209	3840 Airport Blvd.	Austin	TX	78722	United States
0211	706 East Hopkins	San Marcos	TX	78666	United States
0212	3706 Guadalupe Street, Ste. D	Austin	TX	78705	United States
0214	2008 W. Parmer	Austin	TX	78727	United States
0222	11217 Leopard Street, Suite 1	Corpus Christi	TX	78410	United States
0225	4701 Ayers, Suite 600-10	Corpus Christi	TX	78415	United States
0226	3710 Leopard Street	Corpus Christi	TX	78408-3208	United States
0231	5110 Fredericksburg Road	San Antonio	TX	78229	United States
0232	12804 Nacogdoches Road	San Antonio	TX	78217	United States
0233	2905 West Avenue	San Antonio	TX	78201	United States
0234	1304 S.W. Military Drive	San Antonio	TX	78221	United States
0236	8542 Blanco Road	San Antonio	TX	78216	United States
0237	3927 West Commerce Street	San Antonio	TX	78207	United States
0238	1005 Pat Booker Road	Universal City	TX	78148	United States
0241	406 Old Highway 90 West	San Antonio	TX	78237-1851	United States
0242	6040 Ingram Road	San Antonio	TX	78238	United States
0245	10602 Perrin Beitel Road	San Antonio	TX	78217	United States
0246	5510 Walzem Road	San Antonio	TX	78218-2103	United States
0247	2006 Veterans Blvd.	Del Rio	TX	78840	United States
0248	5129-A West Avenue	San Antonio	TX	78213	United States
0249	4515-2 Fredericksburg Road	Balcones Heights	TX	78201	United States
0250	2514 White Blvd	Austin	TX	78741-7163	United States
0251	1204-A Highway 123	San Marcos	TX	78666	United States
0253	11300-C Pollyanna	Austin	TX	78753	United States
0258	3601 W. William Cannon #400	Austin	TX	78749	United States
0259	1505-C Wells Branch Parkway	Pflugerville	TX	78660	United States
0263	7112 Ed Bluestein Blvd., Suite 177	Austin	TX	78723	United States
0264	1909 East William Cannon, Suite 101	Austin	TX	78744	United States
0266	8606 Research Blvd.	Austin	TX	78758	United States
0267	2237 E. Riverside, Suite 101-D	Austin	TX	78741	United States
0270	3010 Nogalitos	San Antonio	TX	78225	United States
0271	10650 Culebra Road, Suite 128	San Antonio	TX	78251-1320	United States
0273	1107 South W.W. White Road	San Antonio	TX	78220	United States
0276	5886 DeZavala Road, Suite 103	San Antonio	TX	78249	United States
0277	1107 San Pedro, Suite 101	San Antonio	TX	78212	United States
0278	931 S. General McMullen Drive	San Antonio	TX	78237	United States
0280	6851 West Military Drive, Suite 101	San Antonio	TX	78227	United States
0281	3138 S.E. Military Drive, Suite 101	San Antonio	TX	78235	United States
0282	2337 S.W. Military Drive	San Antonio	TX	78224	United States
0283	8770 State Highway 151, Suite 105	San Antonio	TX	78245	United States
0284	6338 Old Pearsall Road, Suite 101	San Antonio	TX	78242	United States
0300	1021 Highway 39 Bypass	Meridian	MS	39301	United States
0302	6686 El Cajon Blvd, Ste F	San Diego	CA	92115	United States
0303	9360 Mansfield Road	Shreveport	LA	71118	United States
0304	8320 FM 78, STE 3	Converse	TX	78109	United States
0305	1729 NW Topeka Blvd	Topeka	KS	66608	United States
0306	3555 W. Slauson Ave	Los Angeles	CA	90043	United States
0307	123 E Vernon Ave	Los Angeles	CA	90011	United States
0308	11401 S. Figueroa	Los Angeles	CA	90061	United States
0309	175402W CompHtownyBlvd	Compton	CA	90220	United States
0310	Ste #101	San Antonio	TX	78218	United States
0311	4650 S FM 1626	Kyle	TX	78640	United States
1501	2137 Jane St	Downsview	ON	M3M1A2	Canada
1502	2363 Finch Ave West	Weston	ON	M9M2W8	Canada
1503	2687 Kipling Ave, Unit 4,	Etobicoke	ON	M9V 5G6	Canada
1504	1876 Kennedy Rd	Scarborough	ON	M1P 2L8	Canada
1505	6020 Hurontario St unit 6	Mississauga	ON	L5R 4B3	Canada
1506	1733 Eglinton Ave E, Unit 5	NorthYork	ON	M4A 1J8	Canada

ANNEX B

to

SECURITY AGREEMENT

1507	1180 Simcoe St North, Unit 7	Oshawa	ON	L1G 4W8	Canada
1508	346 King Street West	Oshawa	ON	L1J2J9	Canada
1510	644 Yonge St	Toronto	ON	M4W 1J5	Canada
1511	10 Gillingham Dr, Unit 103	Brampton	ON	L6X 5A5	Canada
1512	1403 Dundas St East	Mississauga	ON	L4X 1L3	Canada
1514	2394 Eglinton Ave East,	Scarborough	ON	M1K 2M5	Canada
1515	3024 Hurontario St, Unit #G11	Mississauga	ON	L5A 2G9	Canada
1516	4500 Kingston Rd, Unit 3	Scarborough	ON	M1E 2N8	Canada
1517	3182 Eglinton Ave East,	Scarborough	ON	M1J 2H5	Canada
1518	2966 Danforth Ave,	Scarborough	ON	M4C 1M6	Canada
1519	1839 Finch Avenue West #54	Toronto	ON	M3N 2V2	Canada
1520	1682 Jane Street	Toronto	ON	M9N 1G8	Canada
1522	61 King St East	Hamilton	ON	L8N 1A5	Canada
1523	1396 Main St	Hamilton	ON	L8H 2S8	Canada
1524	171 Bank St, Unit 124	Ottawa	ON	K2P 1W5	Canada
1525	275 Monteal Road	Ottawa	ON	K1L 6C2	Canada
1526	2301 Tecumseh Rd, East Unit 110	Windsor	ON	N8W 1E6	Canada
1527	596 Ouellette Avenue	Windsor	ON	N9A 1B7	Canada
1530	1530 Albion Rd, Unit 100	Etobicoke	ON	M9V 1B4	Canada
1531	135 Wyse Road, Unit 1&2	Dartmouth	NS	B3A 4K9	Canada
1533	4040-4080, Hwy7, Unit1	Woodbridge	ON	L4L 8Z2	Canada
1534	550 Hespeler Rd	Cambridge	ON	N1R 6J8	Canada
1535	357 1/2 Yonge St	Toronto	ON	M5B 1S1	Canada
1536	69 Davis Drive	Newmarket	ON	M9W 5X9	Canada
1537	2057 Royal Windsor Unit 1	Mississauga	ON	L5J 1K5	Canada
1538	756 Yonge St	Toronto	ON	M4Y 2B6	Canada
1539	1414 Lasalle Blvd, Unit 101	Sudbury	ON	P3A 1Z6	Canada
1540	2535 Bank St	Ottawa	ON	K1V 8R9	Canada
1541	4396 King St East,	Kitchener	ON	N2G 3W6	Canada
1542	2200 Queen St, Unit 6,	Brampton	ON	L6S 4G9	Canada
1543	3932 Keele St,	NorthYork	ON	M3J 1N8	Canada
1544	1384 Wellington Rd S, Unit 4	London	ON	N6E 1M3	Canada
1545	5487 Dundas St W, Unit 5	Mississauga	ON	M9B 1B5	Canada
1546	1541 Merivale Rd, Unit B	Ottawa	ON	K2G 5W1	Canada
1547	372 Queen St East	Brampton	ON	L6V 1C3	Canada
1548	1450 Kingston Rd	Pickering	ON	L1V 1C1	Canada
1549	2131 Lawrence Ave E, #106	Toronto	ON	M1R 5G4	Canada
1550	9555 Yonge St, Unit #25	Richmond Hill	ON	L4C 9M5	Canada
1551	15523 - 118th Avenue	Edmonton	AB	T5V 1C5	Canada
1553	1650 Bath Road	Kingston	ON	K7M 4X6	Canada
1554	311 Henderson Hwy.	Winnipeg	MB	R2L 1M4	Canada
1556	3504-17th Avenue S.E.	Calgary	AB	R2A 0R7	Canada
1557	1353 McPhillips St	Winnipeg	MB	R2X 3A6	Canada
1558	9847 - 63rd Avenue	Edmonton	AB	T6E 0G7	Canada
1560	11803 - 125th Street	Edmonton	AB	T5L 0S1	Canada
1561	7165 - 7171 Chebucto Road	Halifax	NS	B3L 1N5	Canada
1563	14339 MacLeod Trail South	Calgary	AB	T2Y 1M7	Canada
1564	9626 - 165th Ave	Edmonton	AB	T5Z 3L3	Canada
1565	1299 Oxford St E	London	ON	N5Y4W5	Canada
1566	10007 - 170th St	Edmonton	AB	T5P4R5	Canada
1567	113 Rideau St	Ottawa	ON	K1N 5X1	Canada
1568	158 Gray Rd, Unit #3	Stoney Creek	ON	L8G3V2	Canada
1569	7460 - 82nd Ave	Edmonton	AB	T6B0G2	Canada
1570	62 Overlea Blvd, Unit 4	Toronto	ON	M4H1C4	Canada
1571	4604 MacLeod Trail SW Unit F	Calgary	AB	T2G5E8	Canada
1572	748 Guelph Line	Burlington	ON	L7R3N5	Canada
1573	1321 Rue Archibald	Winnipeg	MB	R2J3A4	Canada
1574	471 Hazeldean Rd, Unit #1	Kanata	ON	K2L4B8	Canada

ANNEX B

to

SECURITY AGREEMENT

1575	13737-127th St	Edmonton	AB	T6V 1A8	Canada
1576	75 Ellesmere Rd Unit B2	Scarborough	ON	M1R4B7	Canada
1577	2712 Keele St	Toronto	ON	M3M 2G1	Canada
1578	883 St. Claire Ave West	Toronto	ON	M6E 1B9	Canada
1579	1795 St. Clair Avenue West	Toronto	ON	M9N 1J7	Canada
1581	3111 Dufferin St., Unit A3	NorthYork	ON	M6A 2S7	Canada
1582	11736-34th St. E	Edmonton	AB	T5W1Z1	Canada
1583	2071 Steeles Ave West	Toronto	ON	M3J3N3	Canada
1584	2280 Islington Ave	Toronto	ON	M9W3W8	Canada
1585	2250-50th Ave 1B	Red Deer	AB	T4R1W6	Canada
1586	Centre 222, 16th Ave NE 12&13	Calgary	AB	T2E 1J8	Canada
1589	647 Portage Ave	Winnipeg	MB	R3B 2G4	Canada
1590	13737-72nd Ave	Surrey	BC	V3W 2P2	Canada
1591	7287 Knight St	Vancouver	BC	V5P 2W9	Canada
1592	10558 King George Hwy	Vancouver	BC	V3T 2X3	Canada
1593	20221 Fraser Hwy	Langely	BC	V3A 4E4	Canada
1595	103 B 8386 120th St	Surrey	BC	V3W 3N4	Canada
1596	740 Columbia St.	New West	BC	V3M 1B3	Canada
1597	324 Guelph St	Georgetown	ON	L7G 4B5	Canada
1598	250 King George Rd #4	Brantford	ON	N3R 5L5	Canada
1599	347 Bayfield St. Unit 2A	Barrie	ON	L4M 3C3	Canada
1600	4490 Fairview Ave Unit #102	Burlington	ON	L7L 5P9	Canada
1601	221 Woodlawn Rd. W B7	Guelph	ON	N1H 8P4	Canada
1602	3245 Finch AveE Unit 1	Scarborough	ON	M1W 4C1	Canada
1603	965 Talbot Street, Unit #D	St. Thomas	ON	N5P 1E8	Canada
1604	260 Geneva Street	St. Catherines	ON	L2N 2E8	Canada
1605	451 Paul St.	Dieppe	NB	E1A 6W8	Canada
1606	6734-6758 #2 Lundy’s Lane	Niagara Falls	ON	L2G 1V5	Canada
1607	687 Queen Street West	Toronto	ON	M6J 1E6	Canada
1608	2 - 44 Mapleview Drive West	Barrie	ON	L4N 6L4	Canada
1609	2 - 525 Highland Road West	Kitchener	ON	N2M 5K1	Canada
1610	970 Upper James Street	Hamilton	ON	L9C 3A5	Canada
1611	212A Queen Street East	Brampton	ON	L6V 1B7	Canada
1612	736a Queenston Road	Hamilton	ON	L8G 1A4	Canada
1613	576 Ritson Road South	Oshawa	ON	L1H 5K7	Canada
1614	13552 - 97 Street	Edmonton	AB	T5E 4E2	Canada
1615	15640 Stony Plain Road	Edmonton	AB	T5P 3Z4	Canada
1618	6060 Memorial Drive NE #18	Calgary	AB	T2A 5Z5	Canada
1619	371 Wellington Rd S Unit A	London	ON	N6C 4P9	Canada
1620	644 Portland Street	Dartmouth	NS	B2W 2M3	Canada
1621	6219 Centre Street NW	Calgary	AB	T2K 0V2	Canada
1622	158 Dundas Street	London	ON	N6A 1G1	Canada
1623	1015 Granville Street	Vancouver	BC	V6Z 1L4	Canada
1624	1248 Robson Street	Vancouver	BC	V6E 1C1	Canada
1625	Unit 26 - 5010 4th Street NE	Calgary	AB	T2K 5X8	Canada
1626	3703 - 17th Avenue SE	Calgary	AB	T2A 0S1	Canada
1627	100-6061 No.3 Road	Richmond	BC	V6Y 2B2	Canada
1628	1192 Burrard Street	Vancouver	BC	V6Z 1Y7	Canada
1629	13040 - 50th Street	Edmonton	AB	T5A 4V9	Canada
1630	7475 Tecumseh Road, Unit 1	Windsor	ON	N8T 1G2	Canada
1631	Bay 18- 9250 MacLeod Trail SE	Calgary	AB	T2J 0P5	Canada
1632	3 Harwood Ave., S Unit 1 & 2	Ajax	ON	L1S 2C1	Canada
1633	1593 Bank Street	Ottawa	ON	K1H 7Z3	Canada
1634	304 Dunlop Street Unit 11-13	Barrie	ON	L4N 7N2	Canada
1635	1050 - Terminal A	Nanimo	BC	V9S 4K4	Canada
1636	101 - 1483 Douglas Street	Victoria	BC	V8W 2G1	Canada
1637	844 Niagara St., Unit A Building C	Welland	ON	L3C 1M3	Canada
1638	202 - 3214 Douglas Street	Victoria	BC	V8Z 3K6	Canada

ANNEX B

to

SECURITY AGREEMENT

1639	2490 Main Street	Vancouver	BC	V5T 3E2	Canada
1640	1248 London Road	Sarnia	ON	N7S 1P5	Canada
1641	997 St. Laurent Blvd	Ottawa	ON	K1K 3B1	Canada
1643	2390 East Hastings Street	Vancouver	BC	V5L 1V6	Canada
1644	2659 Dundas St., West	Toronto	ON	M6P 1X9	Canada
1645	1771 Queen Street East	Brampton	ON	L6T 4S3	Canada
1646	276 Rexdale Road	Etobicoke	ON	M9W 1R2	Canada
1647	3095 Robie Street	Halifax	NS	B3K 4P7	Canada
1648	1375 Huron Church Rd	Windsor	ON	N9C 2B4	Canada
1649	475 Albert St.	Regina	SK	S4R 2P1	Canada
1650	1080 Memorial Drive Unit 1	Thunder Bay	ON	P7B 4A3	Canada
1651	820 Red River Road	Thunder Bay	ON	P7B 1K2	Canada
1652	947 Lansdowne St., W	Peterborough	ON	K9J1Z5	Canada
1653	52 Elm St	Sudbury	ON	P3C 1S7	Canada
1654	851 Danforth Ave.	Toronto	ON	M4J 1L2	Canada
1655	2720 Mayor Magrath Dr. South	Lethbridge	AB	T1K 7J5	Canada
1656	460 Main St West	Hamilton	ON	L8P 1K7	Canada
1657	3202 Dunmore Rd. SE	Medicine Hat	AB	T1B 2X2	Canada
1658	78 Gordon Street	Guelph	ON	N1H 4H4	Canada
1659	677 Princess St	Kingston	ON	K7L 1E6	Canada
1660	22444 Lougheed Hwy	Maple Ridge	BC	V2X 2T6	Canada
1661	2115- 22nd St West	Saskatoon	SK	S7M 0V2	Canada
1662	5587 Yonge St	North York	ON	M2N 5S4	Canada
1663	1303- 3rd Ave S.	Lethbridge	AB	T1J 0K4	Canada
1664	unit 100- 33258 South Fraser Way	Abbotsford	BC	V2S 2B3	Canada
1665	357 Great Northern Rd.	Sault Ste. Marie	ON	P6B 4Z8	Canada
1666	2000 St Joseph Blvd.	Orleans	ON	K1C 1E6	Canada
1667	2090 Harvey Ave Unit 3	Kelowna	BC	V1Y 8P8	Canada
1668	1501 Idylwyld Dr. N	Saskatoon	SK	S7L 1A9	Canada
1669	808 Sackville Dr.	Lower Sackville	NS	B4E 1R8	Canada
1670	550 Arthur St. West	Thunder Bay	ON	P7E 5R4	Canada
1671	11802 Jasper Ave NW	Edmonton	AB	T5K 0N7	Canada
1672	2017 Robertson Rd	Ottawa	ON	K2H 5Y7	Canada
1673	1315 Richmond Rd. Suite 1	Ottawa	ON	K2B 7Y4	Canada
1674	101 Victoria Ave east	Regina	SK	S4N 0N3	Canada
1675	7686 Hurontario St.	Brampton	ON	L6Y 5B5	Canada
1676	2031 Cassells St.	North Bay	ON	P1B 4E1	Canada
1677	3601 Lawrence Ave East, Unit 2	Toronto	ON	M1G 1P5	Canada
1678	358 Norwich Ave	Woodstock	ON	N4S 3W2	Canada
1679	20- 789 Fortune Dr.	Kamloops	BC	V2B 2L3	Canada
1680	6912 Kingsway	Burnaby	BC	V5E 1E6	Canada
1681	35 Front St. South	Orillia	ON	L3V 4S1	Canada
1682	1549 Dundas St. East	Whitby	ON	L1N 2K6	Canada
1683	1 Hespler Rd. Unit B01001A	Cambridge	ON	N1R 8L4	Canada
1684	120-45863 Yale Rd	Chilliwack	BC	V2P 2N6	Canada
1686	139063- 51st St EaSstreet	Saskatoon	SK	S7K 8G2	Canada
1687	unit 1	Brantford	ON	N3S 3T7	Canada
1688	735 The Queensway	Toronto	ON	M8Z 1M8	Canada
1689	6614- 127th ave	Edmonton	AB	T5C 1P9	Canada
1690	581 Ryan Rd unit B	Courtenay	BC	V9N 3R5	Canada
1691	274 North Front Street	Belleville	ON	K8P 3C4	Canada
1692	5852 Trans Canada Hwy	Duncan	BC	V9L 3S1	Canada
1693	210- 15th St. West	Prince Albert	SK	S6V 3P8	Canada
1694	905 37th St Southwest	Calgary	AB	T3C 1S5	Canada
1695	1575 Eglinton Avenue West	Toronto	ON	M6E 2G9	Canada
1696	5890 Main Street	Niagara Falls	ON	L2G 5Z8	Canada
1697	12405 107 avenue	Edmonton	AB	T5M 1Z2	Canada
1698	239 Scarlett Rd	Toronto	ON	M6N 4K8	Canada

ANNEX B

to

SECURITY AGREEMENT

1699	648 King St West	Kitchener	ON	N2G 1E1	Canada
1700	400 Steeles Avenue East #6	Brampton	ON	L6W 3R2	Canada
1701	525 Grand Avenue West	Chatham	ON	N7L 1C5	Canada
1703	6172 Bathurst St	Toronto	ON	M2R 2A2	Canada
1704	72 Lakeshore Drive	North Bay	TBD	P1A 2A6	Canada
1705	906 Marine Drive	North Vancouver	BC	V7P 1R9	Canada
1706	10737 Yonge St. Unit 1	Richmond Hill	ON	L4C 9M9	Canada
1707	320 Speers Rd	Oakville	ON	L6K 3R9	Canada
1708	209- 1735 Kipling Avenue	Etobicoke	ON	M9R 2Y8	Canada
1709	4- 3104 27th St.	Vernon	TBD	V1T 4M6	Canada
1710	2130- 1475 Prairie Avenue	Port Coquitlam	BC	V3B 1T3	Canada
2500	410 Brixton Road	Brixton	LD	SW97AW	United Kingdom
2501	232 Kilburn High Rd	Kilburn	LD	NW6 4JP	United Kingdom
2502	119 Peckham High Street	Peckham	LD	SE15 5SL	United Kingdom
2503	8-10 Cranbrook Road	Ilford	LD	IG1 4DJ	United Kingdom
2504	269/271 Walworth Ave	Walworth	LD	SE17 1RL	United Kingdom
2505	60 Uxbridge Rd	Shepherds Bush	LD	W12 8LP	United Kingdom
2506	135A High Street North	East Ham	LD	E6 1HZ	United Kingdom
2507	19 The Broadway High Road	Wood Green	LD	N22 6DS	United Kingdom
2509	Unit 38 Hankinson Way	Salford	GM	M6 5JA	United Kingdom
2511	48 Kingsland High Street	Dalston	LD	E8 2JP	United Kingdom
2512	100B Bull Street	Birmingham	W Mid	B4 7AA	United Kingdom
2513	49 Upper Parliament Street	Nottingham	NG	NG12AB	United Kingdom
2519	3-5 The Bridge	Walsall	W Mid	WS1 1LG	United Kingdom
2520	105a Commercial Road	Portsmouth	Ham	PO11BQ	United Kingdom
2521	530 High Road	Wembley	LD	HA9 7BS	United Kingdom
2522	83 Above Bar Street	Southampton	Ham	So14 7FG	United Kingdom
2523	175 North End	Croydon	Sur	CR0 1TP	United Kingdom
2524	135 Commercial Street	Newport	Gwent	NP20 1LY	United Kingdom
9001	3527 N Ridge Rd	Wichita	KS	67205	United States
9002	3531 N Ridge Rd 2nd Floor	Wichita	KS	67205	United States
9003	3611 N Ridge Rd Suite # 101, 103	Wichita	KS	67206	United States
9004	3607 N Ridge Rd Ste 106	Wichita	KS	67205	United States
9005	8400 E 32nd St N	Wichita	KS	67226	United States
9008	30/34 Houndsgate	Nottingham	BX	NG17AB	United Kingdom
9011	14 Low Street	Keighley	BX	BD21 3PN	United Kingdom
9012	400 Carlingview Dr	Toronto	ON	M9W 5X9	Canada
9013	3615 N Ridge Rd	Wichita	KS	67205	United States
9014	31 Wellington Street	Leeds	BX	LS1 4DL	United Kingdom
9016	440 North Wells Street, Suite 800 (main bldg address) 200 W. Hubbard St., Suite 800 (our private entrance)	Chicago	IL	60654	United States

closed location, under lease

ANNEX C

to

SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION), JURISDICTION OF

ORGANIZATION, LOCATION AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Federal Employer Identification Number (or, if it has none, so indicate)
Curo Financial Technologies Corp.	Corporation	Yes	Delaware	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Curo Intermediate Holdings Corp.	Corporation	Yes	Delaware	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Todd Financial, Inc.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Curo Management LLC	Limited Liability Company	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

FMMR Investments, Inc.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

EVERGREEN FINANCIAL INVESTMENTS, INC.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX C

to

SECURITY AGREEMENT

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Federal Employer Identification Number (or, if it has none, so indicate)
PRINCIPAL INVESTMENTS, INC.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Todd Car Title, Inc.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Speedy Cash	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

ADVANCE GROUP, INC.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

CONCORD FINANCE, INC.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

SCIL, Inc.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Cash Colorado, LLC	Limited Liability Company	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX C

to

SECURITY AGREEMENT

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Federal Employer Identification Number (or, if it has none, so indicate)
Galt Ventures, LLC	Limited Liability Company	Yes	Kansas	3527 North Ridge Road, Wichita, Kansas 67205	[****]

A Speedy Cash Car Title Loans, LLC	Limited Liability Company	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

SCIL Texas, LLC	Limited Liability Company	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Attain Finance, LLC	Limited Liability Company	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

SC Aurum, LLC	Limited Liability Company	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Avio Credit, Inc.	Corporation	Yes	Delaware	3527 North Ridge Road, Wichita, Kansas 67205	[****]

Speedy Cash Illinois, Inc.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX C

to

SECURITY AGREEMENT

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Federal Employer Identification Number (or, if it has none, so indicate)
SC TEXAS MB, INC.	Corporation	Yes	Nevada	3527 North Ridge Road, Wichita, Kansas 67205	[****]

The Money Store, L.P.	Limited partnership	Yes	Texas	3527 North Ridge Road, Wichita, Kansas 67205	[****]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX D

to

SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Current Legal Name	Trade Names/Assumed Names
Attain Finance, LLC	OPT+
Curo Intermediate Holdings Corp.	Rapid Cash
Curo Intermediate Holdings Corp.	Speedy Cash

ANNEX E

to

SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN

ONE YEAR PRIOR TO THE DATE OF THE SECURITY AGREEMENT

Name of Assignor	Description of any Transactions as required by Section 2.8 of the Security Agreement
None.

ANNEX F

to

SECURITY AGREEMENT

SCHEDULE OF DEPOSIT ACCOUNTS THAT ARE CONCENTRATION ACCOUNTS

Name of Assignor	Description of Deposit Account	Account Number	Name of Bank, Address and Contact Information	Jurisdiction of Bank (determined in accordance with UCC § 9304)
Curo	Concentration	[****]	Wells Fargo	Kansas
Management	account for		Bank, N.A.
LLC	Curo and the
	stores which are		Contact: Laura
	operated by all		Wheeler,
	Assignors		Relationship
Manager
Wells Fargo
Commercial
Banking 7500 College Blvd. Ste 200 Overland Park, KS 66210 913-234-2904 Laura.m.wheeler@ wellsfargo.com

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX G

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FORM OF CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of             ,             , among the undersigned assignor (the “Assignor”)                     , not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and                     (the “Deposit Account Bank”), as the “bank” (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of                      (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other assignors and the Collateral Agent have entered into a Security Agreement, dated as of September 1, 2017 (as amended, amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Guaranteed Obligations (as defined in the Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all “deposit accounts” (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts in accordance with Section 7.1 of the Security Agreement, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

ANNEX G

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2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) The Collateral Agent shall be entitled, for purposes of this Agreement, at any time after a Notice of Exclusive Control has been delivered to the Deposit Account Bank in accordance with the terms of this Agreement, to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b) It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Facility Document, nor seek confirmation thereof from the Assignor or any other Person.

3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other

ANNEX G

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SECURITY AGREEMENT

Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Parties) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b) The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                     1 govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                     .2 The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

[1]	Inserted jurisdiction(s) must be consistent with requirements of preceding clause (a).
[2]	See footnote 1.

ANNEX G

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(e) On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g) The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9. Notices. (a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

Bay Coast Bank

330 Swansea Mall Drive

Swansea, MA 02777

Attention: Carl W. Taber

Telephone No.: 508.675.4377

Telecopier No.: 508.675.4470

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If to the Assignor, at:

CURO Financial Technologies Corp.

3527 N. Ridge Rd.

Wichita, KS 67205

Attention: Douglas Rippel

Telephone No.: 800.253.4574

Telecopier No.: 316.722.7751

If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

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13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Remainder of this page intentionally left blank; signature page follows]

ANNEX G

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Collateral Agent:

BAY COAST BANK, as Collateral Agent

By:
Name:
Title:

Deposit Account Bank:

[NAME OF DEPOSIT ACCOUNT BANK], as Deposit Account Bank

By:
Name:
Title:

ANNEX G

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SECURITY AGREEMENT

ANNEX A

Existing Account Agreements

ANNEX H

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SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS
Name of Assignor	Description of Commercial Tort Claims
None.

ANNEX I

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SECURITY AGREEMENT

SCHEDULE OF MARKS AND APPLICATIONS;

INTERNET DOMAIN NAME REGISTRATIONS

1.	Marks and Applications:

U.S. Applications

Mark	Application No.	Filing Date	Status	Owner of Record

CURO	86/961,161	April 1, 2016	Pending ITU	Curo Intermediate
Holdings Corp.

CURO FINANCIAL	86/961,178	April 1, 2016	Pending	Curo Intermediate
TECHNOLOGIES CORP.				Holdings Corp.

AVIO CREDIT	87/246,094	November	Pending ITU	Curo Intermediate
		22, 2016		Holdings Corp.

OPT+	86/131,299	November	Allowed	Attain Finance, LLC
27, 2013

NEXTCREDIT	86/854,115	December 18, 2015	Pending	Tiger Financial Management, LLC (nka Curo Management LLC)

NEXTCREDIT	86/854,112	December 18, 2015	Pending	Tiger Financial Management, LLC (nka Curo Management LLC)

U.S. Trademark Registrations

Mark	Application No. / Registration No.	Application Date/ Registration Date	Status	Owner of Record

THE MONEY BOX	73/496,884 1,335,898	August 27, 1984 May 14, 1985	Registered	The Money Store, L.P. DBA - The Money Box

THE MONEY BOX	76/636,887 3,245,787	April 22, 2005 May 29, 2007	Registered	The Money Store, L.P. DBA - The Money Box

	76/330,440 2,677,082	October 26, 2001 January 21, 2003	Registered	Curo Intermediate Holdings Corp.

	78/331,157 2,966,547	November 20, 2003 July 12, 2005	Registered	Curo Intermediate Holdings Corp.

ANNEX I

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SECURITY AGREEMENT

Mark	Application No. / Registration No.	Application Date/ Registration Date	Status	Owner of Record

SPEEDY CASH	77/467,267 3,563,682	May 6, 2008 January 20, 2009	Registered	Curo Intermediate Holdings Corp.

SELEX	77/745,919 3,861,696	May 27, 2009 October 12, 2010	Registered	The Money Store, L.P. DBA - The Money Box

SELEX	77/745,926 3,861,697	May 27, 2009 October 12, 2010	Registered	The Money Store, L.P. DBA - The Money Box

RAPID CASH	77/788,511 3,909,800	July 23, 2009 January 25, 2011	Registered	Curo Intermediate Holdings Corp.

	77/788,517 3,909,801	July 23, 2009 January 25, 2011	Registered	Curo Intermediate Holdings Corp.

YOUR MONEY. YOUR CARD.	77/891,783 3,924,054	December 11, 2009 February 22, 2011	Registered	The Money Store, L.P. DBA - The Money Box

YOUR MONEY. YOUR CARD.	85/308,777 4,180,536	April 29, 2011 July 24, 2012	Registered	The Money Store, L.P. DBA - The Money Box

OPT+	77/899,448 4,187,171	December 22, 2009 August 7, 2012	Registered	Attain Finance, LLC

SPEEDY ROO	85/592,251 4,429,482	April 9, 2012 November 5, 2013	Registered	Curo Intermediate Holdings Corp.

ROO	85/651,453 4,548,213	June 14, 2012 June 10, 2014	Registered	Curo Intermediate Holdings Corp.

2.	Internet Domain Name Registrations:

Internet Domain Names	Country	Registration No. (or other applicable identifier)
adastrarecovery.com	USA	N/A
adastrarecoveryservices.com	USA	N/A
adastrarecoveryservicesinc.com	USA	N/A
cashmoney.credit	Canada	N/A
cashmoney.store	Canada	N/A

ANNEX I

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SECURITY AGREEMENT

Internet Domain Names	Country	Registration No. (or other applicable identifier)
CashMoney.loan	Canada	N/A
cashmoney.sucks	Canada	N/A
cashmoney.ca	Canada	N/A
cashmoneyfs.ca	Canada	N/A
cmperformancecentre.ca	Canada	N/A
cmperformancecentre.com	Canada	N/A
paydayloaninfo.ca	Canada	N/A
Curofinancialholdings.com	USA	N/A
Curofintech.com	USA	N/A
Curogroupholdingscorp.com	USA	N/A
Curointermediateholdingscorp.com	USA	N/A
curo.com	USA	N/A
speedygroupholdings.com	USA	N/A
speedygroupholdingscorp.com	USA	N/A
curofinancialtechnologies.com	USA	N/A
curofinancialtechnologiescorp.co m	USA	N/A
curoftc.com	USA	N/A
LendDirect.credit	Canada	N/A
Lendirect.ca	Canada	N/A
Lenddirect.ca	Canada	N/A
Avio.credit	USA	N/A
aviocredit.online	USA	N/A
aviocredit.org	USA	N/A
avioloan.com	USA	N/A
avioloans.com	USA	N/A
Myrevive.com	USA	N/A
Myrevivecard.com	USA	N/A
Myrevivesecurecard.com	USA	N/A
Revivecard.com	USA	N/A
Revivesecurecard.com	USA	N/A
tapintocredit.com	USA	N/A
taploan.com	USA	N/A
taploansfast.com	USA	N/A
taploansonline.com	USA	N/A
taploanstoday.com	USA	N/A
vaultloans.com	USA	N/A

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Internet Domain Names	Country	Registration No. (or other applicable identifier)
AvioCredit.com	USA	N/A
achievecardspeedycash.com	USA	N/A
achievespeedycash.com	USA	N/A
Lendingspot.ca	Canada	N/A
Nextcredit.ca	Canada	N/A
Nextcreditloans.ca	Canada	N/A
Nextcreditloans.com	USA	N/A
Nextlend.ca	Canada	N/A
Theloancompany.ca	Canada	N/A
attainfinance.com	USA	N/A
myoptplus.com	USA	N/A
myoptplus.net	USA	N/A
myoptplus.org	USA	N/A
optplusbank.com	USA	N/A
optplusbank.net	USA	N/A
optplusbank.org	USA	N/A
optpluscard.biz	USA	N/A
optpluscard.com	USA	N/A
optpluscard.mobi	USA	N/A
optpluscard.net	USA	N/A
optpluscard.org	USA	N/A
optplusreload.com	USA	N/A
selexcard.com	USA	N/A
selexcard.net	USA	N/A
selexsecure.com	USA	N/A
attainfinance.sucks	USA	N/A
myoptplus.sucks	USA	N/A
optplus.sucks	USA	N/A
optplusbank.sucks	USA	N/A
optpluscard.sucks	USA	N/A
myoptplus.ca	USA	N/A
opuscards.ca	USA	N/A
opuscards.com	USA	N/A
myoptpluscard.ca	Canada	N/A
optplus.ca	Canada	N/A
optplusbank.ca	Canada	N/A

ANNEX I

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Internet Domain Names	Country	Registration No. (or other applicable identifier)
optpluscard.ca	Canada	N/A
optplusreload.ca	Canada	N/A
americanspeedycash.org	USA	N/A
Findapaydayloanlocation.com	USA	N/A
Findapaydayloanstore.com	USA	N/A
Learnaboutpaydayloansonline.co m	USA	N/A
Paydayadvancefacts.com	USA	N/A
rapidcash.credit	USA	N/A
rapidcash.store	USA	N/A
Rapidcashlocations.com	USA	N/A
rapidcashmail.com	USA	N/A
Rapidcashstores.com	USA	N/A
speedycash.credit	USA	N/A
speedycash.store	USA	N/A
Speedycashlocations.com	USA	N/A
speedycashonlineloans.com	USA	N/A
Speedycashstores.com	USA	N/A
RapidCash.loan	USA	N/A
SpeedyCash.loan	USA	N/A
speedycash.com	USA	N/A
speedycash.xyz	USA	N/A
1rapidcash.com	USA	N/A
4rapidcash.com	USA	N/A
4rapidcash.net	USA	N/A
americacashmart.com	USA	N/A
americamoneymart.com	USA	N/A
amiericacashmart.com	USA	N/A
expressinstallmentloans.com	USA	N/A
fastmoneynet.com	USA	N/A
fiesta500.com	USA	N/A
fourrapidcash.com	USA	N/A
fourrapidcash.net	USA	N/A
goadvancenow.com	USA	N/A
goldrapidcash.com	USA	N/A
goldrapidcash.net	USA	N/A
goldspeedycash.com	USA	N/A

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Internet Domain Names	Country	Registration No. (or other applicable identifier)
goldspeedycash.net	USA	N/A
goldspeedycash.org	USA	N/A
gotorapidcash.com	USA	N/A
gotospeedycash.com	USA	N/A
helpcashnow.com	USA	N/A
helpgetmecash.com	USA	N/A
helpgetmemoney.com	USA	N/A
helpmegetcash.com	USA	N/A
helpmoneynow.com	USA	N/A
hrbusinesscenter.com	USA	N/A
kscfsa.com	USA	N/A
kscfsa.org	USA	N/A
lovethatrapidcash.com	USA	N/A
lovethatspeedycash.com	USA	N/A
loveyourkangaroo.com	USA	N/A
needcashhelp.com	USA	N/A
neteasycash.com	USA	N/A
netpayrolladvance.com	USA	N/A
netquickcash.com	USA	N/A
nevadarapidcash.com	USA	N/A
oregonrapidcash.com	USA	N/A
quickmoneynet.com	USA	N/A
rapidcash.co	USA	N/A
rapidcash.com	USA	N/A
rapidcash.org	USA	N/A
rapidcash4yourgold.com	USA	N/A
rapidcash4yourgold.net	USA	N/A
rapidcashadvances.com	USA	N/A
rapidcashinc.com	USA	N/A
rapidcashinstallmentloan.com	USA	N/A
rapidcashinstallmentloans.com	USA	N/A
rapid-cashloan.com	USA	N/A
rapid-cash-loan.com	USA	N/A
rapid-cashloans.com	USA	N/A
rapidcashnow.com	USA	N/A
rapidcashpayday.com	USA	N/A

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Internet Domain Names	Country	Registration No. (or other applicable identifier)
rapidcashpaydayloan.com	USA	N/A
rapidcashpaydayloans.com	USA	N/A
rapidmoneynet.com	USA	N/A
speedycash.co	USA	N/A
speedycashadvance.co	USA	N/A
speedycashadvance.org	USA	N/A
speedycashgold.com	USA	N/A
speedycashgold.mobi	USA	N/A
speedycashgold.net	USA	N/A
speedycashgold.org	USA	N/A
speedycashinstallmentloan.com	USA	N/A
speedycashinstallmentloans.com	USA	N/A
speedycashmail.com	USA	N/A
speedycashtitleloan.com	USA	N/A
speedydoc.us	USA	N/A
speedyinc.com	USA	N/A
speedyinc.mobi	USA	N/A
speedyinc.tv	USA	N/A
speedyincapps.com	USA	N/A
speedyrapidcash.com	USA	N/A
srclearning.com	USA	N/A
themoneybox.com	USA	N/A
themoneybox.net	USA	N/A
usacashmart.com	USA	N/A
usacashmarts.com	USA	N/A
usafastmoney.com	USA	N/A
usaloanmarts.com	USA	N/A
usaloansmart.com	USA	N/A
usaloansmarts.com	USA	N/A
usamoneymart.com	USA	N/A
usanetcashadvance.com	USA	N/A
usanetpaydayloan.com	USA	N/A
usaquickmoney.com	USA	N/A
usarapidcash.com	USA	N/A
usarapidcash.net	USA	N/A
uscashmart.com	USA	N/A

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Internet Domain Names	Country	Registration No. (or other applicable identifier)
uscashmarts.com	USA	N/A
usfastmoney.com	USA	N/A
usloanmarts.com	USA	N/A
usloansmart.com	USA	N/A
usloansmarts.com	USA	N/A
usrapidcash.com	USA	N/A
usrapidcash.net	USA	N/A
paydayloan.sucks	USA	N/A
paydayloans.sucks	USA	N/A
rapidcash.sucks	USA	N/A
rapidcashloan.sucks	USA	N/A
rapidcashloans.sucks	USA	N/A
rapidcashpaydayloan.sucks	USA	N/A
rapidcashpaydayloans.sucks	USA	N/A
speedycash.sucks	USA	N/A
speedycashloan.sucks	USA	N/A
speedycashloans.sucks	USA	N/A
speedycashpaydayloan.sucks	USA	N/A
speedycashpaydayloans.sucks	USA	N/A
Advanceplus.loan	UK	N/A
PlatinumAdvance.loan	UK	N/A
Speedycashloans.loan	UK	N/A
Speedycashuk.loan	UK	N/A
Wageday.loan	UK	N/A
WageDayAdvance.loan	UK	N/A
Wagedayadvance.loan	UK	N/A
mycashcentre.co.uk	UK	N/A
mycashcentre.net	UK	N/A
sccashcentre.co.uk	UK	N/A
sccashcentre.com	UK	N/A
sccashcentre.net	UK	N/A
speedycashadvances.co.uk	UK	N/A
speedycashcashcentre.co.uk	UK	N/A
speedycashcashcentre.com	UK	N/A
speedycashcashcentre.net	UK	N/A
speedycashloans.co.uk	UK	N/A

ANNEX I

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SECURITY AGREEMENT

Internet Domain Names	Country	Registration No. (or other applicable identifier)
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ANNEX I

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SECURITY AGREEMENT

SCHEDULE OF PATENTS

None.

ANNEX K

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SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

NUMBERS REGISTRATION	PUBLICATION DATE	COPYRIGHT TITLE

None.

ANNEX L

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SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                          (the “Grantor”) with principal offices at                              , hereby grants to Bay Coast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777 as Collateral Agent under the Security Agreement (the “Grantee”), a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under to the United States trademarks, trademark registrations and trademark applications (other than any application for registration of a trademark filed with the United States Patent and Trademark Office on an intent-to-use basis) (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Guaranteed Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of [            ], 2017 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

ANNEX L

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SECURITY AGREEMENT

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this

Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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ANNEX L

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SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the             day of            ,             .

[NAME OF GRANTOR], as Grantor

By
Name:
Title:
[Address]

BAY COAST BANK, as Grantee

By
Name:
Title:
[Address]

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX M

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SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a             (the “Grantor”) with principal offices at                     , hereby grants to Bay Coast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777 as Collateral Agent under the Security Agreement (the “Grantee”), a continuing security interest in (i) all of the Grantor’s rights, title and interest in, to and under the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Guaranteed Obligations, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of [            ], 2017 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

ANNEX M

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SECURITY AGREEMENT

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this

Grant are deemed to conflict with the Security Agreement, the provisions of the Security

Agreement shall govern.

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ANNEX M

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SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                 ,         .

[NAME OF GRANTOR], as Grantor

By
Name:
Title:
[Address]

BAY COAST BANK, as Grantee

By
Name:
Title:
[Address]

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX N

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SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a                                  (the “Grantor”), having its chief executive office at                             ,                             , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, Bay Coast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777, as Collateral Agent under the Security Agreement (the “ Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of [            ], 2017, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a continuing security interest in, to and under the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto to secure the satisfactory performance and payment of all the Guaranteed Obligations of the Grantor, as such term is defined in the Security Agreement.

Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Copyrights acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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ANNEX N

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SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the         day of                 ,         .

[NAME OF GRANTOR], as Grantor

By
Name:
Title:
[Address]

BAY COAST BANK, as Grantee

By
Name:
Title:
[Address]

SCHEDULE A

APPLICATION TITLE	REGISTRATION NO.	REGISTRATION DATE

ANNEX O

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SECURITY AGREEMENT

[Form of]

SECURITY AGREEMENT JOINDER

This SECURITY AGREEMENT JOINDER (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of the [        ] day of [            ,            ] by [                    ], a [                    ] [                    ] (“New Assignor”), in favor of BAY COAST BANK, as the collateral agent (“Collateral Agent”), for the benefit of the Secured Parties (as defined in the Security Agreement).

WHEREAS, CURO Financial Technologies Corp., a Delaware corporation, and CURO Intermediate Holdings Corp., a Delaware corporation (collectively, the “Company”), entered into a Revolving Loan Agreement, dated as of August [        ], 2017, (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) providing for a revolving credit facility, with all advances payable on demand, in favor of the Company;

WHEREAS, in connection with the Loan Agreement, certain of the Company’s subsidiaries (such subsidiaries, together with the Company, each, a “Assignor” and, collectively, the “Assignors”) entered into that certain Security Agreement, dated as of August [        ], 2017 (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”), pursuant to which the Assignors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and pledge of substantially all of their assets;

WHEREAS, New Assignor, a subsidiary of the Company, deems it to be in the direct pecuniary and business interests of New Assignor that the Company continue to obtain from the Secured Parties the financial accommodations provided for in the Loan Agreement;

WHEREAS, New Assignor understands that the Lenders are willing to continue to grant such financial accommodations only upon certain terms and conditions, one of which is that New Assignor grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and a collateral assignment of New Assignor’s Collateral, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to the Company by the Secured Parties, and for other valuable consideration;

WHEREAS, pursuant to Section 10.12 of the Security Agreement, New Assignor has agreed that, effective on [            ], [        ] (the “Joinder Effective Date”), New Assignor shall become a party to the Security Agreement and shall become a “Assignor” thereunder; and

WHEREAS, except as specifically defined herein, capitalized terms used herein that are defined in the Security Agreement shall have their respective meanings ascribed to them in the Security Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to New Assignor, the receipt and sufficiency of which are hereby acknowledged, New Assignor hereby makes the following representations and warranties to the Collateral Agent and the Secured Parties, covenants to the Collateral Agent and the Secured Parties, and agrees with the Collateral Agent as follows:

Section 1. Assumption and Joinder. On and after the Joinder Effective Date:

(a) New Assignor hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Assignor” under the Security Agreement and all of the other Facility Documents (as defined in the Loan Agreement) applicable to it as a Assignor under the Security Agreement;

(b) New Assignor shall become bound by all representations, warranties, covenants, provisions and conditions of the Security Agreement and each other Facility Document applicable to it as an Assignor under the Security Agreement, as if New Assignor had been the original party making such representations, warranties and covenants; and

(c) all references to the term “Assignor” in the Security Agreement or in any other Facility Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, New Assignor.

Section 2. Grant of Security Interests. In consideration of and as security for the full and complete payment, and performance when due, of all of the Secured Obligations, New Assignor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of New Assignor’s Collateral.

Section 3. Representations and Warranties of New Assignor. New Assignor hereby represents and warrants to Collateral Agent and each Secured Party that:

(a) New Assignor has the requisite corporate or other applicable power and authority to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Facility Document to which it is a party. The execution, delivery and performance of this Agreement by New Assignor and the performance of its obligations under this Agreement, the Security Agreement, and any other Facility Document have been duly authorized by the board of directors or other governing or managing body of New Assignor and no other corporate or other applicable proceedings on the part of New Assignor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Facility Document. This Agreement has been duly executed and delivered by New Assignor. This Agreement, the Security Agreement and each Facility Document constitutes the legal, valid and binding obligation of New Assignor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b) Attached hereto as Exhibit A are supplemental schedules to the Security Agreement, which schedules set forth the information required by the Security Agreement with respect to New Assignor.

(c) Each of the representations and warranties set forth in the Security Agreement are true and correct in all material respects on as and as of the date hereof as such representations and warranties apply to New Assignor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

Section 4. Further Assurances. At any time and from time to time, upon Collateral Agent’s request and at the sole expense of New Assignor, New Assignor will promptly and duly execute and deliver to Collateral Agent any and all further instruments and documents and take such further action as shall be necessary or as Collateral Agent may reasonably request to effect the purposes of this Agreement including the perfection of the security interest in the New Assignor’s Collateral to the extent otherwise required by the Security Agreement.

Section 5. Notice. All notices, requests, demands and other communications to New Assignor provided for under the Security Agreement and any other Facility Document shall be addressed to New Assignor at the address specified on the signature page of this Agreement, or at such other address as shall be designated by New Assignor in a written notice to Collateral Agent and the Secured Parties.

Section 6. Binding Nature of Agreement. All provisions of the Security Agreement and the other Facility Documents shall remain in full force and effect and be unaffected hereby. This Agreement shall be binding upon New Assignor and shall inure to the benefit of Collateral Agent and the Secured Parties, and their respective successors and permitted assigns.

Section 7. Miscellaneous. This Agreement may be executed by facsimile signature, that, when so executed and delivered, shall be deemed to be an original.

Section 8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

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ANNEX O

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SECURITY AGREEMENT

JURY TRIAL WAIVER. NEW GRANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG NEW GRANTOR, THE COMPANY, COLLATERAL AGENT AND THE SECURED PARTIES, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement Joinder as of the date first written above.

Address:		[NEW ASSIGNOR]
By:
Name:
	Attention:	Title:

(i)

4.3	Infringements	12
4.4	Preservation of Marks and Domain Names	12
4.5	Maintenance of Registration	12
4.6	Future Registered Marks and Domain Names	13
4.7	Remedies	13

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS		13

5.1	Additional Representations and Warranties	13
5.2	Licenses and Assignments	14
5.3	Infringements	14
5.4	Maintenance of Patents or Copyrights	14
5.5	Prosecution of Patent or Copyright Applications	14
5.6	Other Patents and Copyrights	14
5.7	Remedies	15

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL		15

6.1	Protection of Collateral Agent’s Security	15
6.2	Warehouse Receipts Non-Negotiable	15
6.3	Additional Information	15
6.4	Further Actions	16
6.5	Financing Statements	16

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT		16

7.1	Remedies; Obtaining the Collateral Upon Default	16
7.2	Remedies; Disposition of the Collateral	18
7.3	Waiver of Claims	18
7.4	Application of Proceeds	19
7.5	Remedies Cumulative	20
7.6	Discontinuance of Proceedings	20

ARTICLE VIII INDEMNITY		20

8.1	Indemnity	20
8.2	Indemnity Obligations Secured by Collateral; Survival	20

ARTICLE IX DEFINITIONS		20

ARTICLE X MISCELLANEOUS		25

10.1	Notices	25
10.2	Waiver; Amendment	26
10.3	Obligations Absolute	26
10.4	Successors and Assigns	26
10.5	Headings Descriptive	27
10.6	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
	OF JURY TRIAL	27
10.7	Assignor’s Duties	28
10.8	Termination; Release	28
10.9	Counterparts	28

(ii)

10.10	Severability	29
10.11	The Collateral Agent and the other Secured Parties	29
10.12	Additional Assignors	29
10.13	Intercreditor Agreement	30

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization), Jurisdiction of Organization, Location and Federal Employer Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F	Schedule of Concentration Accounts
ANNEX G	Form of Control Agreement Regarding Deposit Accounts
ANNEX H	Schedule of Commercial Tort Claims
ANNEX I	Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX J	Schedule of Patents
ANNEX K	Schedule of Copyrights
ANNEX L	Trademark Security Agreement
ANNEX M	Grant of Security Interest in United States Patents
ANNEX N	Grant of Security Interest in United States Copyrights
ANNEX O	Form of Security Agreement Joinder

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(iii)

EXHIBIT E

[FORM OF]

COUNTERPART AGREEMENT

COUNTERPART AGREEMENT dated as of             , 20        , by [NAME OF ADDITIONAL GUARANTOR], a                     (the “Additional Guarantor”), in favor of Bay Coast Bank, as administrative agent and collateral agent for the parties defined as “Lenders” under the Revolving Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the “Agent”).

CURO Financial Technologies Corp. and CURO Intermediate Holdings Corp. (collectively, the “Borrower”), the subsidiaries of the Borrower party thereto (the “Guarantors”), the Lenders party thereto, and the Agent, are parties to a Revolving Loan Agreement dated as of August         , 2013 (as modified and supplemented and in effect from time to time, the “Revolving Loan Agreement”).

Pursuant to Section 7.09 of the Revolving Loan Agreement, the Additional Guarantor hereby agrees to become a “Guarantor” for all purposes of the Revolving Loan Agreement and the other Facility Documents (and hereby supplements each of the Schedules to the Revolving Loan Agreement in the manner specified in Appendix A hereto). Without limiting the foregoing, the Additional Guarantor hereby jointly and severally with the other Guarantors, guarantees to each Secured Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations in the same manner and to the same extent as is provided in Section 7.01 of the Revolving Loan Agreement. In addition, the Additional Guarantor hereby makes the representations and warranties set forth in Sections 4.01of the Revolving Loan Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Facility Documents included reference to this Agreement (as supplemented pursuant to the Counterpart Agreement and it being understood that any representations and warranties relating to the Closing Date or the date of a particular agreement shall mean, with respect to such new Guarantor, the date of such Counterpart Agreement.

The Additional Guarantor hereby instructs its counsel to deliver any opinions to the Secured Creditors required to be delivered in connection with the execution and delivery hereof.

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E-1

IN WITNESS WHEREOF, the Additional Guarantor has caused this Counterpart Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

Bay Coast Bank, as Administrative Agent and
Collateral Agent

By:
Name:
Title:

E-2

EXHIBIT F

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Intercreditor Agreement”), dated as of September 1, 2017, is by and among BAY COAST BANK, as agent for the First Lien Lenders defined below (in such capacity, “First Lien Agent” as hereinafter further defined), and TMI TRUST COMPANY, as collateral agent under (i) the Indenture (as hereinafter defined) for the other Notes Secured Parties (as hereinafter defined) and (ii) each Accession Agreement (as hereinafter defined) entered into after the date hereof for the Pari Passu Indebtedness Secured Parties (as hereinafter defined) identified therein and related Supplement (as hereinafter defined) hereto (together with its successors and assigns, in such capacity, “Second Lien Agent” as hereinafter further defined).

R E C I T A L S:

A. First Lien Agent and the other First Lien Lenders have entered into one or more financing arrangements with Borrower (as hereinafter defined), pursuant to which the First Lien Lenders have made and may, upon certain terms and conditions, continue to make loans and provide other financial accommodations to Borrower secured by liens on and security interests in substantially all of the assets and properties of Borrower and the other Obligors (as defined herein).

B. The Issuer (as hereinafter defined), the other Obligors named therein and TMI Trust Company, as trustee and collateral agent, have entered into the Indenture, pursuant to which Issuer has issued, and the Noteholders have purchased, the Notes (as hereinafter defined), which Notes are secured by liens on and security interests in substantially all of the assets and properties of the Issuer and the other Obligors.

C. The First Lien Agent, the Borrower and the other Obligors have entered into the First Lien Credit Agreement (as defined below).

D. First Lien Agent, on behalf of itself and the other First Lien Lenders, and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, enter into this Intercreditor Agreement to (i) confirm the relative priorities of the Liens (as defined herein) of First Lien Agent, on behalf of itself and the First Lien Lenders, and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, in the assets and properties of Borrower and the other Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

In consideration of the mutual benefits accruing to First Lien Agent, the First Lien Lenders, Second Lien Agent and the other Second Lien Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “Agreements” shall mean, collectively, the First Lien Loan Agreements and the Second Lien Documents.

1.2 “Accession Agreement” shall mean an accession agreement, if any, to the Second Lien Documents, entered into by the Issuer, the other Obligors, the agent, trustee or other representative for the holders of any Pari Passu Indebtedness and the Second Lien Agent from time to time.

1.3 “Banking Services” shall mean each and any of the following bank services provided to Borrower or any other Obligor by any Cash Management Creditor (as hereafter defined): (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, netting and interstate depository network services).

1.4 “Banking Services Obligations” of Borrower and the other Obligors shall mean any and all obligations of Borrower or the other Obligors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

1.5 “Borrower” shall collectively mean CURO Financial Technologies Corp., a Delaware corporation, and CURO Intermediate Holdings Corp., a Delaware corporation, jointly and severally, and their successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on their behalf or on behalf of any of their successors or assigns.

1.6 “Cash Management Creditor” shall mean any First Lien Lender party to the First Lien Credit Agreement or any Affiliate (as defined in the First Lien Credit Agreement) thereof that provides Banking Services to Borrower or any other Obligor.

1.7 “Collateral” shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, whether now owned or hereafter acquired, of Borrower or any other Obligor in which a security interest is granted (or purported to be granted) under any of the Agreements.

1.8 “Creditors” shall mean, collectively, First Lien Agent, the First Lien Lenders, Second Lien Agent, Trustee and the other Second Lien Creditors, and their respective successors and assigns, being sometimes referred to herein individually as a “Creditor.”

1.9 “Default” shall mean a “Default” or an “Event of Default” or similar term, as such terms are defined in the First Lien Credit Agreement, and a “Default” or an “Event of Default” or similar term, as such terms are defined in the Indenture or any Pari Passu Payment Lien Document, so long as any such Agreement is in effect.

2

1.10 “Enforcement Action” shall mean the exercise of any rights and remedies in respect of Collateral securing the First Lien Obligations or the Second Lien Obligations by the applicable Creditor or Creditors including, without limitation, (a) any action by any Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Creditor to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Creditor of any legal proceedings against Borrower or any other Obligor or with respect to any Collateral to facilitate the actions described in clauses (a) and (b) above.

1.11 “First Lien Agent” shall mean, initially, Bay Coast Bank, in its capacity as agent for the First Lien Lenders under the First Lien Credit Agreement, and its successors and assigns acting in a similar capacity under the First Lien Credit Agreement, and shall include any successor “First Lien Agent” designated pursuant to Section 4.3(a).

1.12 “First Lien Credit Agreement” shall mean, initially, the Revolving Loan Agreement, dated as of September 1, 2017, by and among the Company, First Lien Agent and certain other First Lien Lenders party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated (in each case, whether or not upon termination and whether with the original lenders, institutional investors or otherwise, including through the issuance of debt securities) from time to time in accordance with the terms of this Intercreditor Agreement, and shall include any replacement “First Lien Credit Agreement” designated pursuant to Section 4.3(a).

1.13 “First Lien Default” shall mean a Default under the First Lien Credit Agreement.

1.14 “First Lien Lenders” shall mean, collectively, (i) First Lien Agent, (ii) Bay Coast Bank, in its capacity as a lender under the First Lien Credit Agreement and each of the other lenders now or hereafter party to the First Lien Credit Agreement from time to time, (iii) all Hedging Creditors (as hereafter defined), (iv) all Cash Management Creditors, and (v) in each case in respect of preceding clauses (i) through (iv), their respective successors and assigns , and shall include any replacement “First Lien Lenders” designated pursuant to Section 4.3(a).

1.15 “First Lien Loan Agreements” shall mean, collectively, (i) the First Lien Credit Agreement, (ii) all agreements, confirmations and other documents entered into or evidencing any Hedging Transaction, (iii) all agreements and other documents entered into or evidencing any Banking Services and (iv) all other agreements, documents, notes, guaranties, collateral documents and instruments at any time executed and/or delivered by Borrower or any other Obligor with, to or in favor of First Lien Agent and/or the First Lien Lenders in connection therewith or related thereto, including all “Facility Documents” or any similar term as defined in the First Lien Credit Agreement, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated from time to time (in each case, whether or not upon termination and whether with the original lenders, institutional investors or otherwise, including through the issuance of debt securities), and shall include any replacement “First Lien Loan Agreement” designated pursuant to Section 4.3(a).

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1.16 “First Lien Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any other Obligor (including, without limitation, Hedging Obligations and Banking Services Obligations) to First Lien Agent and the First Lien Lenders evidenced by or arising under any of the First Lien Loan Agreements, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including (without limitation) principal, premium, interest, reimbursement, obligations, charges, fees, obligations to post cash collateral, costs, indemnities and expenses (including, without limitation, attorneys’ and consultant fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of any of the First Lien Loan Agreements or after the commencement of any Insolvency Proceeding with respect to Borrower or any other Obligor (and including, without limitation, the payment of interest, fees and expenses which would accrue and become due but for the commencement of such Insolvency Proceeding at the applicable rate provided for in the respective First Lien Loan Agreements, whether or not such interest, fees or expenses is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding, provided that, for purposes of this Intercreditor Agreement, the term “First Lien Obligations” shall not include the principal amount of loans, the face amount of letter of credit accommodations, Hedging Obligations and Banking Services Obligations in excess of the Maximum First Lien Obligations. The foregoing limitation shall not apply to, and the term “First Lien Obligations” shall include, obligations consisting of interest and fees, costs or expenses (except for that portion of interest and fees attributable to the portion of the First Lien Obligations that exceeds the Maximum First Lien Obligations), in each case whether or not charged by First Lien Agent and/or the other First Lien Lenders to any loan account of Borrower maintained by First Lien Agent pursuant to the First Lien Credit Agreement.

1.17 “First Priority Claims” shall have the meaning set forth in the Indenture.

1.18 “ Hedging Creditor” shall mean any First Lien Lender party to the First Lien Credit Agreement or any Affiliate (as defined in the First Lien Credit Agreement) thereof, including any First Lien Lender party to the First Lien Credit Agreement or any Affiliate thereof at the time that the respective Hedging Transaction was entered into (even if the respective First Lien Lender subsequently ceases to be a First Lien Lender under the First Lien Credit Agreement for any reason).

1.19 “Hedging Obligations” of Borrower or any other Obligor shall mean any and all obligations of such Obligor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedging Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions.

1.20 “Hedging Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered by Borrower or any other Obligor with a Hedging Creditor which is an interest rate protection agreement, interest rate, swap, cap, collar or floor agreement, foreign currency exchange agreements or other interest rate or currency management device used to manage interest rate risk or exchange rate risk.

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1.21 “Indenture” shall mean the Indenture, dated as of February 15, 2017, among the Issuer, the other Obligors named therein, the Second Lien Agent and Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement.

1.22 “Indenture Documents” shall mean the Indenture, the Notes and all agreements, documents, collateral documents, guaranties and instruments at any time executed and/or delivered by the Issuer or any other Obligor with, to or in favor of the Second Lien Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

1.23 “Indenture Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or any other Obligor to the Notes Secured Creditors evidenced by or arising under the Indenture Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including, without limitation, principal, interest, premium, if any, charges, fees, costs, indemnities and expenses (including, without limitation, attorneys’ and consultant fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture Documents or after the commencement of any Insolvency Proceeding with respect to the Issuer or any other Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding, provided that for purposes of this Intercreditor Agreement, the term “Indenture Obligations” shall not include (i) the principal amount of Notes in excess of $470,000,000.00 plus any interest thereon that may have accrued and been added to principal, (ii) interest accruing at rates in excess of the rates permitted by this Intercreditor Agreement or (iii) interest, premium, if any, fees, costs or expenses attributable to the portion of the principal that exceeds the maximum amount provided for in clause (i) above.

1.24 “Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect (including the U.S. Bankruptcy Code), or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of with respect to any Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, (b) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any law.

1.25 “Issuer” shall mean CURO Financial Technologies Corp., a Delaware corporation, and its successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on its behalf or on behalf of any of its successors or assigns.

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1.26 “Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

1.27 “Maximum First Lien Obligations ” shall mean the aggregate outstanding principal amount of Indebtedness under Credit Facilities (each as defined in the Indenture (as in effect on the date hereof)) incurred pursuant to the First Lien Credit Agreement not to exceed the amount permitted to be incurred pursuant to clauses (1) and (17) of the definition of “Permitted Debt” contained in the Indenture (as in effect on the date hereof).

plus (A) the aggregate amount of exposure that the First Lien Lenders have in respect of Banking Services Obligations then provided or outstanding that constitute First Priority Claims,

plus (B) the Swap Termination Value of any Hedging Obligations that constitute First Priority Claims.

1.28 “Noteholders” shall mean holders of the Notes at any time and from time to time and their respective successors and assigns (including any other creditor or group of creditors that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Second Lien Obligations under the Indenture Documents at any time from time to time (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise)).

1.29 “Notes” shall mean the Issuer’s 12.000% Senior Secured Notes due 2022, issued pursuant to the Indenture, as the same may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

1.30 “Notes Guarantees” shall mean, collectively, the guarantees of the Obligors (other than the Issuer) under the Notes and the Indenture.

1.31 “Notes Secured Parties” shall mean, collectively, the Second Lien Agent, the Trustee and the holders of the Notes, and their successors and assigns.

1.32 “Obligors” shall mean, individually and collectively, any Person liable on or in respect of the Second Lien Obligations or the First Lien Obligations, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.33 “Official Body ” shall mean any national, Federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

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1.34 “Order of Payment” shall mean, in connection with the application, payment or distribution of proceeds of any Collateral pursuant to all applicable terms hereof (including, without limitation, any proceeds of any Collateral pursuant to any Enforcement Action, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such Enforcement Action or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency Proceeding with respect to Borrower or any other Obligor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of Borrower or any other Obligor), the following order for such application: (i) first, ratably to pay all First Lien Obligations in such order as specified in the relevant First Lien Loan Agreements until all First Lien Obligations have been paid in full in cash (including amounts paid to be held by First Lien Agent and/or the First Lien Lenders as cash collateral in such amounts as First Lien Agent determines is reasonably necessary to secure the First Lien Lenders in connection with (x) any issued and outstanding letters of credit under the First Lien Credit Agreement but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit constituting First Lien Obligations, and (y) any Hedging Obligations and Banking Services Obligations); (ii) second, ratably to pay any obligations in respect of any expense reimbursements and indemnities then due and payable to Trustee and Second Lien Agent in respect of the Second Lien Obligations, until paid in full; (iii) third, ratably to pay interest and fees due and payable in respect of the Second Lien Obligations, until paid in full; (iv) fourth, ratably to pay principal and premium, if any, of the Second Lien Obligations, until paid in full; (v) fifth, to the ratable payment of all other obligations, liabilities and indebtedness in respect of the First Lien Loan Agreements and the Obligations (as defined in the First Lien Credit Agreement) then due and payable; and (vi) sixth, to the ratable payment of all other obligations, liabilities and indebtedness in respect of the Second Lien Documents and the Second Lien Obligations then due and payable.

1.35 “Pari Passu Indebtedness” shall mean any Indebtedness (as defined in the Indenture) (other than any Indebtedness evidenced by an a Additional Note (as defined in the Indenture) or related Notes Guarantee) (1) that is permitted to be incurred under (x) Section 5.09 of the Indenture (as in effect on the date hereof) and (y) the First Lien Credit Agreement and

(2) that is secured on a pari passu basis with the Notes and the Notes Guarantees, as applicable, by a Permitted Lien (as defined in the Indenture (as in effect on the date hereof)) described in clause (16) of the definition thereof; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an Officers’ Certificate (as defined in the Indenture) delivered to the First Lien Agent and the Second Lien Agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a Supplement and an Accession Agreement.

1.36 “Pari Passu Indebtedness Secured Parties” shall mean, collectively, the agent, the trustee or other representative, if any (and their respective successors and assigns), and the holders of Pari Passu Indebtedness identified in a Supplement and an Accession Agreement.

1.37 “Pari Passu Payment Lien Documents” shall mean any loan agreement, indenture or other instrument that evidences or governs any Pari Passu Indebtedness and all other related documents identified in a Supplement and an Accession Agreement.

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1.38 “ Pari Passu Payment Lien Obligations” shall mean all obligations (including interest that accrues after the commencement of an insolvency or bankruptcy case, regardless of whether such interest is an allowed claim under such case) outstanding under the Pari Passu Payment Lien Documents.

1.39 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.40 “Release Event” shall mean (i) prior to the occurrence of an Insolvency Proceeding by or against Borrower or any other Obligor, upon the occurrence and during the continuance of an Event of Default under the First Lien Loan Agreements, the taking of any Enforcement Action with respect to all or any portion of the Collateral or (ii) after the occurrence of an Insolvency Proceeding by or against Borrower or any other Obligor, the taking of any Enforcement Action described in clauses (a) and (b) of the definition of such term by any Creditor or the entry of an order of a Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing any Creditor to take any Enforcement Action.

1.41 “Required Lenders” shall mean the “Required Lenders” or any similar term as defined in the First Lien Credit Agreement.

1.42 “Second Lien Agent” shall mean TMI Trust Company, in its capacity as collateral agent for itself and the other Second Lien Creditors under the Indenture, and its successors and assigns and each other Person acting in a similar capacity under any Indenture and each Accession Agreement and related Supplement.

1.43 “Second Lien Creditors” shall mean, collectively, the Notes Secured Parties and the Pari Passu Indebtedness Secured Parties.

1.44 “Second Lien Default” shall mean a Default under the Indenture or any Pari Passu Payment Lien Document.

1.45 “Second Lien Documents” shall mean, collectively, the Indenture Documents and the Pari Passu Payment Lien Documents, if any.

1.46 “Second Lien Obligations” shall mean, collectively, the Indenture Obligations and the Pari Passu Payment Lien Obligations.

1.47 “Standstill Period” shall have the meaning specified in Section 2.10 hereof.

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1.48 “Swap Termination Value” shall mean, as of any date of determination, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark to market value for such Hedging Transaction, as determined pursuant to the terms of the documents governing such Hedging Transaction, or if none is specified, then based upon one or more readily available quotations provided by a dealer in Hedging Transactions (which may include First Lien Agent or any First Lien Lender) .

1.49 “Trustee” shall mean TMI Trust Company, in its capacity as Trustee under the Indenture and its successors and assigns including each other Person acting in a similar capacity under any Indenture.

1.50 “ UCC” shall mean the Uniform Commercial Code, as amended and in effect in any applicable jurisdiction.

1.51 “U.S. Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, any successor statute.

1.52 All terms defined in the UCC as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. PAYMENTS; SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1 First Lien Agent and the First Lien Lenders hereby acknowledge that Second Lien Agent, for its own benefit and for the benefit of the other Second Lien Creditors, has been granted Liens upon all of the Collateral pursuant to the Second Lien Documents to secure the Second Lien Obligations. Second Lien Agent on behalf of itself and the other Second Lien Creditors hereby acknowledges that First Lien Agent, for the benefit of the First Lien Lenders, has been granted Liens upon all of the Collateral pursuant to the First Lien Loan Agreements to secure the First Lien Obligations.

2.2 (a) Notwithstanding the date, order or time of attachment, or the date, order, time or manner of perfection, or the date, order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements and notwithstanding any provision of the UCC or any other applicable law or any other circumstance whatsoever (including any non-perfection or non-validity or unenforceability of any Lien purporting to secure the First Lien Obligations or the Second Lien Obligations), any Lien securing First Lien Obligations now or hereafter held by or on behalf First Lien Agent or First Lien Lender or any agent or trustee therefore, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, will have priority over and be senior in all respects to the Liens securing the Second Lien Obligations (and the Liens securing the Second Lien Obligations will be junior and subordinate to the Liens securing the First Lien Obligations). All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Lien securing any First Lien Obligations are subordinated to any Lien securing any other obligation of any Obligor or any other Person. The parties hereto acknowledge and agree that it is their intent that the First Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second Lien Obligations (and the security therefor).

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(b) Each of First Lien Agent, for itself and on behalf of the other First Lien Lenders, and Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Lien in the Collateral of First Lien Agent or Second Lien Agent, as the case may be; provided that nothing in this Intercreditor Agreement shall be construed to prevent or impair the rights of First Lien Agent or any other First Lien Lender to enforce this Intercreditor Agreement.

(c) The parties hereto agree that, so long as the First Lien Obligations have not been paid in full in cash, none of Borrower nor any other Obligor shall, nor shall any such Person permit any of its subsidiaries to, (i) unless waived in writing by First Lien Agent, grant or permit any additional Liens on any asset to secure the Second Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (ii) unless waived in writing by Second Lien Agent or otherwise permitted by the Indenture, grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Intercreditor Agreement. To the extent that the provisions of this paragraph (c) are not complied with for any reason, without limiting any other right or remedy available to First Lien Agent or the other First Lien Lenders or the Second Lien Creditors, Second Lien Agent agrees, for itself and on behalf of the other Second Lien Creditors, that any amounts received by or distributed to any Second Lien Creditors pursuant to or as a result of any Lien granted in contravention of this Section 2.2(c) shall be subject to Section 2.4 hereof.

(d) The parties hereto acknowledge and agree that it is their intention that the Collateral securing the First Lien Obligations and the Second Lien Obligations be identical. In furtherance of the foregoing, the parties hereto agree:

(i) to cooperate in good faith in order to determine, upon any reasonable request by First Lien Agent or Second Lien Agent, the specific assets included in the Collateral, the steps required to be taken to perfect the Liens of First Lien Agent or Second Lien Agent thereon and the identity of the respective parties obligated under the First Lien Loan Agreements and the Second Lien Documents in respect of the First Lien Obligations and the Second Lien Obligations, respectively;

(ii) that, except to the extent otherwise agreed to by First Lien Agent, the documents, agreements and instruments creating or evidencing the Collateral securing the Second Lien Obligations and the Liens of Second Lien Agent shall be in all respects in the same form as the documents, agreements and instruments creating or evidencing the Collateral securing the First Lien Obligations and the Liens of First Lien Agent, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the secured parties that are parties thereto or secured thereby and other matters contemplated by this Intercreditor Agreement; and

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(iii) that it will not obtain “control” (as defined in the UCC in effect in the State of New York) of any deposit account or securities account maintained by Borrower or any other Obligor (other than a deposit account maintained with First Lien Agent) or file any UCC financing statement against Borrower or any other Obligor after the date hereof without giving Second Lien Agent or First Lien Agent, as the case may be, prior written notice of its intention to do so.

2.3 The priorities of the Liens provided in Section 2.2 hereof shall not be altered or otherwise affected by (a) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the First Lien Obligations or the Second Lien Obligations, nor (b) any action or inaction which any of the Creditors may take or fail to take in respect of the Collateral.

2.4 Subject to Section 2.2 hereof and Section 2.9 hereof, prior to the payment in full in cash of the First Lien Obligations, all Collateral and all proceeds of the Collateral received by the Second Lien Agent or any of the other Second Lien Creditors (including, without limitation, any proceeds of any Collateral pursuant to any Enforcement Action, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such Enforcement Action or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency Proceeding with respect to Borrower or any other Obligor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of Borrower or any other Obligor) shall be segregated from the other funds and property of Second Lien Agent or such Second Lien Creditor, as the case may be, and received and held in trust by Second Lien Agent or such Second Lien Creditor, as the case may be, as trustee, and shall be forthwith paid over, in the funds and currency received, to First Lien Agent for application to the First Lien Obligations; the foregoing turnover provision shall apply to all Collateral and all proceeds of Collateral (including all cash removed from any Obligor’s premises or accounts) received by or on behalf of Second Lien Agent or any other Second Lien Creditor in connection with any Enforcement Action taken by Second Lien Agent or any other Second Lien Creditor following the expiration of the Standstill Period notwithstanding anything to the contrary in Section 2.2 hereof. All proceeds of the Collateral received by First Lien Agent or the First Lien Lenders after the First Lien Obligations have been paid in full in cash shall be forthwith paid over, in the funds and currency received, to Second Lien Agent for application to the Second Lien Obligations (unless otherwise required by law).

2.5 The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on any Creditor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or governmental authority or any applicable law.

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2.6 In the event that First Lien Agent, the First Lien Lenders, Second Lien Agent or the other Second Lien Creditors shall, in the exercise of their rights under their Agreements or otherwise, receive possession or control of any books and records of Borrower or any other Obligor which contain information identifying or pertaining to any Collateral in which First Lien Agent, the First Lien Lenders, Second Lien Agent or the other Second Lien Creditors (as the case may be) has been granted a Lien, such Person shall notify such other Person that they have received such books and records and shall, as promptly as practicable thereafter, make available to such other Person (at the expense of Borrower and the other Obligors) such books and records for inspection and duplication.

2.7 Subject to the terms and conditions set forth in this Intercreditor Agreement, First Lien Agent and the First Lien Lenders shall have the exclusive right to manage, perform and enforce the terms of the First Lien Loan Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral and to appoint an agent in connection with the foregoing, and to incur expenses in connection with such sale, lease or other disposition and to exercise all of the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction or other applicable law (including, without limitation, the U.S. Bankruptcy Code). In exercising rights and remedies with respect to the Collateral, First Lien Agent and the other First Lien Lender may enforce the provisions of the First Lien Loan Agreements and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their discretion. In furtherance of the foregoing, Second Lien Agent, for itself and on behalf of the Second Lien Creditors, agrees that, subject to the terms and conditions of this Intercreditor Agreement (including, without limitation, Section 2.10 hereof), neither Second Lien Agent nor any other Second Lien Creditor will (i) enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Collateral (including, without limitation, the exercise of any right of set-off or under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which Second Lien Agent or any Second Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding), (ii) contest, protest or object to any foreclosure action or proceeding brought by First Lien Agent or any other enforcement or exercise by any First Lien Lender of any rights or remedies relating to the Collateral so long as Liens of the Second Lien Creditors attach to the proceeds thereof, subject to the relative priorities provided for in this Intercreditor Agreement, or (iii) object to the forbearance by any First Lien Lender from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies. In connection with taking any Enforcement Action against the Collateral (including without limitation any public or private sale under the UCC), First Lien Agent shall give Second Lien Agent such reasonable notice of such sale as may be required under the applicable UCC; provided, however, that, subject to Section 3.5 hereof, 10 days’ notice shall be deemed in all respects to be commercially reasonable notice.

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2.8 Notwithstanding anything to the contrary contained in any of the Agreements, but subject to Section 2.9 below and Section 2.10 below, prior to the time when First Lien Agent and the First Lien Lenders shall have received payment in full of all First Lien Obligations in cash, whether or not an Insolvency Proceeding has been commenced by or against Borrower or any other Obligor, during the continuance of a Release Event, only the First Lien Lenders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of, or otherwise deal with, the Collateral or to take and continue any Enforcement Action with respect to the Collateral.

2.9 (a) Prior to the existence of a Release Event, upon any release, sale or disposition of Collateral permitted pursuant to the terms of the First Lien Loan Agreements and the Second Lien Documents that results in the release of the Lien of First Lien Agent and the First Lien Lenders in any Collateral, the Liens of Second Lien Agent and the other Second Lien Creditors shall be automatically and unconditionally released with no further consent or action of any Person. Second Lien Agent shall, at the expense of the Obligors, promptly execute and deliver such release documents as First Lien Agent may upon written request reasonably require in connection with any such release, sale or disposition of Collateral.

(b) Second Lien Agent shall, at any time during the continuance of a Release Event, at the expense of the Obligors:

(i) upon the written request of First Lien Agent with respect to the Collateral identified in such request as set forth below (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), subject to clause (ii) below, release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by First Lien Agent or its agents;

(ii) deliver such release documents as First Lien Agent may reasonably require in connection therewith; provided, that,

(A) First Lien Agent shall promptly apply any such proceeds as specified in the Order of Payment until the First Lien Obligations have been paid in full in cash,

(B) if any such sale or disposition results in a surplus after application of the proceeds in the Order of Payment to the First Lien Obligations, such surplus shall be paid to Second Lien Agent for the prompt application to the Second Lien Obligations as specified in the Order of Payment until the Second Lien Obligations have been paid in full in cash;

(C) if any surplus shall remain after the application to the Second Lien Obligations pursuant to preceding clause (B), such surplus shall be applied to the remaining obligations, liabilities and indebtedness in the Order of Payment as provided in clauses (v) and (vi) of the definition thereof; and

(D) if the closing of the sale or disposition of such Collateral is not consummated, First Lien Agent shall promptly return all release documents to the Second Lien Agent for the benefit of the Second Lien Creditors.

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(c) Second Lien Agent and the other Second Lien Creditors shall be deemed, in all cases, to have consented under the Agreements to which such Second Lien Agent and the other Second Lien Creditors are a party to such sale or other disposition of Collateral described in Sections 2.9(a) and (b) above. In furtherance of the foregoing, Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, hereby irrevocably constitutes and appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Second Lien Agent or such other Second Lien Creditor or in First Lien Agent’s own name, from time to time in First Lien Agent’s discretion, for the purpose of carrying out the terms of this clause (c) and clauses (b)(i) and (ii) above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such clauses, including any endorsements or other instruments of transfer or release.

2.10 Except as specifically provided in Section 2.11 below, notwithstanding any rights or remedies available to Second Lien Agent or the other Second Lien Creditors under any of the Second Lien Documents, applicable law or otherwise, prior to the time that First Lien Agent and the First Lien Lenders shall have received the payment in full of all First Lien Obligations in cash, neither Second Lien Agent nor any of the other Second Lien Creditors shall, directly or indirectly, take any Enforcement Action with respect to any of the Collateral; provided, however, commencing on the 151st day after receipt by First Lien Agent of Second Lien Agent’s written declaration of a Second Lien Default which constitutes an “Event of Default” and written demand by Second Lien Agent to Borrower for the accelerated payment of all Second Lien Obligations (unless Borrower or any other Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding) (the “Standstill Period”), then Second Lien Agent or the other Second Lien Creditors may take action to enforce their Liens on the Collateral, but only so long as First Lien Agent and/or the First Lien Lenders are not pursuing in a commercially reasonable manner the exercise of their enforcement rights or remedies against, or diligently attempting to vacate (in a commercially reasonable manner) any stay of enforcement of their Liens on, all or a material portion of the Collateral (including, without limitation, commencement of any action to foreclose its Liens on all or any material portion of the Collateral, notification of account debtors to make payments to First Lien Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral) and with any determination of which Collateral to proceed against, and in what order, to be made by First Lien Agent or such First Lien Lenders in their reasonable judgment); provided further that (x) any Collateral or any proceeds of Collateral received by Second Lien Agent or such other Second Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with the Order of Payment and (y) First Lien Agent or any other First Lien Lenders may at any time take over such enforcement proceedings from Second Lien Agent or the other Second Lien Creditors so long as First Lien Agent or such the First Lien Lenders, as the case may be, pursue enforcement proceedings with respect to all or a material portion of the Collateral in a commercially reasonable manner, with any determination of which Collateral to proceed against, and in what order, to be made by First Lien Agent or such First Lien Lenders in their reasonable judgment, and provided further that Second Lien Agent or the other Second Lien Creditors, as the case may be, shall only be able to

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recoup (from amounts realized by First Lien Agent or any First Lien Lender(s) in any enforcement proceeding with respect to the Collateral (whether initiated by First Lien Agent or First Lien Lender(s) or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in the Order of Payment. In any sale or other disposition of any of the Collateral by Second Lien Agent and/or the other Second Lien Creditors, Second Lien Agent and/or the other Second Lien Creditors shall conduct such sale or disposition in a commercially reasonable manner. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the bankruptcy laws of any applicable jurisdiction.

2.11 Section 2.10 above shall not be construed to in any way limit or impair the right of: (a) any First Lien Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (b) any Second Lien Creditor to cash bid for or purchase for cash Collateral, in an amount sufficient to pay the First Lien Obligations in full, at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (c) to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent, so long as it does not delay or interfere in any material respect with the exercise by First Lien Agent or the First Lien Lenders of their rights as provided in this Intercreditor Agreement, and (d) the Second Lien Creditors’ right to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all First Lien Obligations.

2.12 If the First Lien Lenders should honor a request by Borrower for a loan, advance or other financial accommodation under the First Lien Loan Agreements, whether or not the First Lien Lenders have knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under the Second Lien Documents, in no event shall First Lien Agent or the First Lien Lenders have any liability to Second Lien Agent or the other Second Lien Creditors as a result of such breach, and without limiting the generality of the foregoing, Second Lien Agent and the other Second Lien Creditors agree that neither First Lien Agent nor the First Lien Lenders shall have any liability for tortious interference with contractual relations or for inducement by First Lien Agent or the First Lien Lenders of Borrower to breach of contract or otherwise, provided, that, the First Lien Lenders agree that the aggregate principal amount of the First Lien Obligations outstanding at any one time (but not interest, costs, expenses or other charges payable by Borrower or any other Obligor to First Lien Agent and/or the First Lien Lenders or charged by First Lien Agent and/or the First Lien Lenders to any loan account of Borrower or any other Obligor maintained by First Lien Agent and/or the First Lien Lenders pursuant to the terms of the First Lien Credit Agreement) shall not exceed the Maximum First Lien Obligations. Nothing contained in this Section 2.12 shall limit or waive any right that Second Lien Agent or the other Second Lien Creditors have to enforce any of the provisions (other than with respect to the matters covered by this Intercreditor Agreement) of the Second Lien Documents against Borrower or any other Obligor.

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2.13 (a) First Lien Agent and the First Lien Lenders shall not:

(i) make any amendment to the maturity date of any portion of the First Lien Obligations under the First Lien Credit Agreement to a date later than the latest maturity date of any portion of the Second Lien Obligations as extended from time to time pursuant to the terms of the Second Lien Documents; or

(ii) add to the Collateral securing the First Lien Obligations except as permitted by this Intercreditor Agreement.

(b) Second Lien Agent and the other Second Lien Creditors shall not agree to:

(i) make any amendment of the Second Lien Documents that would shorten the due dates of any principal or interest payments of the Second Lien Obligations;

(ii) make any amendment of the Second Lien Documents to the extent such amendment adds or modifies any representation, warranty, or covenant under the Second Lien Documents to be more restrictive on Borrower, any other Obligor or any of their respective subsidiaries, or adds or modifies any default or event of default under the Second Lien Documents to be more restrictive on Borrower, any other Obligor or any of their respective Subsidiaries; further, in no event shall any financial covenant maintenance tests (whether stated as a covenant, a default or otherwise) be added to the Second Lien Documents;

(iii) increase the interest rate under the Second Lien Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate or interest paid-in-kind); or

(iv) add to the Collateral securing the Second Lien Obligations except as permitted by this Intercreditor Agreement.

(c) In the event First Lien Agent or the First Lien Lenders and the relevant Obligor(s) enter into any amendment, waiver or consent in respect of any of the First Lien Loan Agreements that are security or collateral documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any such First Lien Loan Agreement or changing in any manner the rights of First Lien Agent, the First Lien Lenders, Borrower or any other Obligor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second Lien Documents without the consent of Second Lien Agent or the other Second Lien Creditors and without any action by Second Lien Agent, Borrower or any other Obligor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Documents, except to the extent that a release of such Lien is permitted by this Intercreditor Agreement or the Second Lien Documents, (ii) adversely affecting the rights or duties of Second Lien Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 4.5 hereof and (B) notice of such amendment, waiver or consent shall have been given to Second Lien Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

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2.14 Each Creditor shall give to the other Creditors concurrently with the giving thereof to Borrower (i) a copy of any written notice by such Creditor of an event of default under its respective Agreements with Borrower, or written notice of demand of payment from Borrower, and (ii) a copy of any written notice sent by such Creditor to Borrower at any time a Default under such Creditor’s Agreements with Borrower exists stating such Creditor’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Creditor’s respective Liens as provided herein or the validity or effectiveness of any such notice as against Borrower or any other Obligor. Second Lien Agent shall provide a copy of any notice received pursuant to this Section to the Noteholders in accordance with its obligations under the Indenture.

2.15 In the event that any Second Lien Default shall have occurred solely as a result of a First Lien Default, and if such First Lien Default shall have been cured by Borrower or any other Obligor or waived by First Lien Agent or the First Lien Lenders (as applicable), then (i) such Second Lien Default shall be deemed to be automatically cured by Borrower or such other Obligor or waived by Second Lien Agent and the other Second Lien Creditors, as the case may be, and (ii) and any period under Section 2.10 hereof commenced and then existence shall terminate for all purposes hereunder and Second Lien Agent and the other Second Lien Creditors shall cease any remedial actions commenced and then continuing in connection with such Second Lien Default.

3. SECOND LIEN CREDITOR PURCHASE OPTION

3.1 Following the occurrence of (i) written notice by First Lien Agent or the First Lien Lenders of their intent to accelerate the payment of the First Lien Obligations or to commence any Enforcement Action with respect to any Collateral (or acceleration or the actual commencement of any such Enforcement Action), (ii) the commencement of any Insolvency Proceeding, or (iii) a payment default under the First Lien Loan Agreements which has not been cured or waived by the applicable creditors within 30 days of the occurrence thereof, any Second Lien Creditor shall have the option at any time within 90 days after such occurrence upon five (5) business days’ prior written notice from Second Lien Agent (on behalf of any such Second Lien Creditors) to First Lien Agent to purchase all (but not less than all) of the First Lien Obligations (including any unfunded commitments thereunder and participations in letters of credit) from the First Lien Lenders. Such notice from Second Lien Agent (on behalf of any such Second Lien Creditors) to First Lien Agent shall be irrevocable. In order to effectuate the foregoing, First Lien Agent shall estimate, upon the written request of Second Lien Creditors upon the exercise of such election, the amount in cash that would be necessary to so purchase such First Lien Obligations (assuming the date of the purchase is the date the election was made). The First Lien Obligations shall be purchased among the Second Lien Creditors (other than the Trustee and the Second Lien Agent) giving notice to Second Lien Agent of their intent (which notice shall be irrevocable) to exercise the purchase option hereunder based on the amounts specified therein.

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3.2 On the date specified by Second Lien Creditors in such notice (which shall not be less than five (5) business days, nor more than thirty (30) days, after the receipt by First Lien Agent of the notice from Second Lien Agent of certain Second Lien Creditors election to exercise such option), the First Lien Lenders shall sell to such Second Lien Creditors electing to purchase, and the Second Lien Creditors electing to purchase shall purchase from the First Lien Lenders, the First Lien Obligations all in accordance with the terms and conditions to be agreed upon directly among the First Lien Agent and such Second Lien Creditors that have elected to purchase the First Lien Obligations . The First Lien Lenders hereby represent and warrant that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

3.3 Upon the date of such purchase and sale, the Second Lien Creditors exercising the purchase option in this Section 3 shall (i) pay to the First Lien Lenders as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, premium, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any early termination fee payable pursuant to the First Lien Credit Agreement, which amount may be different from the estimate calculated in Section 3.1 above), (ii) furnish cash collateral or back-stop letters of credit to the First Lien Lenders in such amounts as the First Lien Lenders determine is reasonably necessary to secure the First Lien Lenders in connection with (A) any issued and outstanding letters of credit constituting First Lien Obligations provided by First Lien Agent or the First Lien Lenders (or letters of credit that First Lien Agent or the First Lien Lenders have arranged to be provided by third parties pursuant to the financing arrangements of the First Lien Lenders with Borrower or any other Obligor constituting First Lien Obligations) to Borrower or any other Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and (B) Hedging Obligations and Banking Services Obligations in an amount not to exceed 100% of the Swap Termination Value or Banking Services Obligations, as applicable, and (iii) agree to reimburse First Lien Agent and the First Lien Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit constituting First Lien Obligations as described above and any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which First Lien Agent or the First Lien Lenders have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent (on behalf of the First Lien Lenders) as First Lien Agent may designate in writing to such Second Lien Creditors for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by such Second Lien Creditors to the bank account designated by First Lien Agent are received in such bank account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such business day if the amounts so paid by such Second Lien Creditors to the bank account designated by First Lien Agent are received in such bank account later than 12:00 Noon, New York City time.

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3.4 Such purchase shall be expressly made without representation or warranty of any kind by the First Lien Lenders as to the First Lien Obligations or otherwise and without recourse to the First Lien Lenders, except that the First Lien Lenders shall represent and warrant: (i) the amount of the First Lien Obligations being purchased, (ii) that the First Lien Lenders own the First Lien Obligations free and clear of any Liens or encumbrances and (iii) the First Lien Lenders have the right to assign the First Lien Obligations and the assignment is duly authorized. All purchase or assignment documentation (including any cash collateral arrangements and back-stop letters of credit) in connection with the exercise of the Second Lien Creditors rights under this Section 3 shall be in form and substance reasonably satisfactory to First Lien Agent.

3.5 In the event that any one or more of the Second Lien Creditors exercises the purchase option set forth in this Section 3, First Lien Agent shall take such action with respect to the Collateral (including in an Insolvency Proceeding) as may be reasonably requested in good faith and in writing by such Second Lien Creditors until the closing of such purchase. Notwithstanding anything to the contrary provided herein, the First Lien Lenders may take any Enforcement Actions they deem reasonable unless and until the Second Lien Creditors have notified First Lien Agent of their irrevocable option to purchase the First Lien Obligations.

4. MISCELLANEOUS

4.1 Representations.

(a) Second Lien Agent on behalf of itself and each other Second Lien Creditor represents and warrants to First Lien Agent and the First Lien Lenders that the execution, delivery and performance of this Intercreditor Agreement by Second Lien Agent on behalf of the other Second Lien Creditors are within the powers of Second Lien Agent and have been duly authorized by Second Lien Agent pursuant to the terms of the Indenture and all other Second Lien Documents.

(b) First Lien Agent on behalf of itself and each other First Lien Lender represents and warrants to Second Lien Agent and the other Second Lien Creditors that the execution, delivery and performance of this Intercreditor Agreement by First Lien Agent on behalf of the First Lien Lenders are within the powers of First Lien Agent and have been duly authorized by First Lien Agent pursuant to the terms of the First Lien Credit Agreement.

(c) Second Lien Agent and First Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Loan Agreement or any other Second Lien Document. Except as otherwise provided in this Intercreditor Agreement First Lien Agent will be entitled to manage and supervise its extensions of credit to any Obligor in accordance with law and their usual practices, modified from time to time as it deems appropriate.

4.2 Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by First Lien Agent and Second Lien Agent.

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4.3 Successors and Assigns.

(a) This Intercreditor Agreement is a continuing agreement and shall (i) remain in full force and effect until the earlier of (A) repayment in full in cash of all First Lien Obligations (but, for this purpose, determined without giving effect to the proviso to the first sentence of the definition of “First Lien Obligations” contained herein) or (B) the repayment in full of all Second Lien Obligations (but, for this purpose, determined without giving effect to the proviso to the definition of “Second Lien Obligations” contained herein), (ii) be binding upon the parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Creditor may assign or otherwise transfer all or any portion of the First Lien Obligations or the Second Lien Obligations, as applicable, to any other Person in the manner contemplated in the First Lien Loan Agreements and the Second Lien Documents, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to such person herein or otherwise. In addition and without limiting the generality of the foregoing, if at any time in connection with or after the payment in full in cash of the First Lien Obligations, any of the Obligors enters into any replacement of the First Lien Credit Agreement (whether or not upon termination and whether with the original lenders, institutional investors or otherwise, including through the issuance of debt securities) secured by all or a portion of the Collateral on a first-priority basis, then (i) no such prior payment in full in cash of the First Lien Obligations shall be deemed to have occurred for all purposes of this Intercreditor Agreement, the First Lien Credit Agreement and the Second Lien Documents and (ii) for all purposes of this Intercreditor Agreement, including for purposes of the Lien priority and rights in respect of the Collateral (or such portion thereof) set forth herein, such replacement First Lien Credit Agreement shall become and be deemed designated the “First Lien Credit Agreement”, (iii) the administrative agent, trustee or similar representative (or, if no such entity exists, the lender or investor) under such replacement First Lien Credit Agreement shall become and be deemed designated the “First Lien Agent”, (iv) the lenders, Cash Management Creditors, Hedging Creditors and other creditors under such First Lien Credit Agreement shall become and be deemed designated the “First Lien Lenders” and (v) the obligations under such replacement First Lien Credit Agreement shall automatically be treated as First Lien Obligations.

(b) To the extent provided in their respective Agreements, each of the Creditors reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the First Lien Obligations or the Second Lien Obligations, as the case may be; provided, that, no Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the First Lien Obligations or the Second Lien Obligations, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Creditor with which it is a participant and any sale of a participation in the First Lien Obligations shall be expressly made subject to the provisions of this Intercreditor Agreement (including, without limitation, Section 3).

(c) This Intercreditor Agreement is the Intercreditor Agreement referred to in the Second Lien Documents and the First Lien Loan Agreements. If this Intercreditor Agreement or all or any portion of any party’s rights or obligations hereunder are assigned or otherwise transferred to any other Person or if the First Lien Loan Agreements or the Second Lien Documents are otherwise refinanced or replaced with another Person, both such other Person and the other existing parties shall execute and deliver an agreement containing terms substantially identical to those contained in this Intercreditor Agreement.

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4.4 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against Borrower or any other Obligor under the U.S. Bankruptcy Code or in any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to Borrower or any other Obligor shall be deemed to apply to the trustee (or similar Person) for Borrower or any other Obligor and Borrower or any other Obligor as debtor-in-possession (or any other similar designation). The relative rights of the First Lien Lenders and the Second Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Borrower or any other Obligor as debtor-in-possession (or any other similar designation). Without limiting the generality of the foregoing, this Intercreditor Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

4.5 Bankruptcy Financing and Other Matters.

(a) If Borrower or any other Obligor shall become subject to a case under the U.S. Bankruptcy Code and if as debtor(s)-in-possession move for approval of financing (a “DIP Financing”) to be provided in good faith by one or more lenders (the “DIP Lender”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of First Lien Agent or the Required Lenders under Section 363 of the U.S. Bankruptcy Code, Second Lien Agent and the other Second Lien Creditors agree that no objection nor any request for adequate protection or any other relief in connection therewith (except as otherwise permitted below) will be raised by Second Lien Agent or the other Second Lien Creditors to any such financing or use of cash collateral (nor will Second Lien Agent or any Second Lien Creditor join with or support any third Person opposing, objecting to or contesting any such financing or use of cash collateral) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such financing, the Liens of Second Lien Agent and the other Second Lien Creditors on the Collateral shall be deemed to be subordinated without any further action on the part of any Person, to the Liens securing such financing (and all obligations relating thereto), and the Liens securing the Second Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such financing had not occurred, so long as (i) First Lien Agent or the Required Lenders do not oppose or object to such use of cash collateral or such financing, (ii) Second Lien Agent and the other Second Lien Creditors retain (solely as adequate protection (or its equivalent) for the interests of the Second Lien Creditors) a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) which will be subordinated to the Liens securing such financing (and all obligations relating thereto), and such Lien shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such financing had not occurred, (iii) if First Lien Agent and the

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other First Lien Lenders receive a replacement Lien on post-petition assets of any Obligor, Second Lien Agent and the other Second Lien Creditors may request a replacement Lien on the same post-petition assets which will be subordinated to the Liens securing such financing (and all obligations relating thereto), and such Lien shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such financing had not occurred, (iv) the aggregate principal amount of loans and letter of credit accommodations, Hedging Obligations and Banking Services Obligations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition First Lien Obligations, shall not exceed an amount equal to the Maximum First Lien Obligations, and (v) Second Lien Agent and the other Second Lien Creditors may oppose or object to such use of cash collateral or such financing on the same basis as an unsecured creditor, so long as such opposition or objection is not based on Second Lien Agent and the other Second Lien Creditors’ status as secured creditors and Second Lien Agent and the other Second Lien Creditors have acknowledged such unsecured status and that a portion of their Second Lien Obligations claim is unsecured.

(b) Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that, in the event of any Insolvency Proceeding, neither Second Lien Agent nor the other Second Lien Creditors will oppose or object to any sale or other disposition of any Collateral free and clear of the Liens securing the Second Lien Obligations or other claims under Section 363 of the U.S. Bankruptcy Code, or any comparable provision of any other bankruptcy law, if the First Lien Lenders (or the requisite percentage thereof), or a representative authorized by the First Lien Lenders, shall consent to such disposition; provided, however, that the proceeds of such disposition to be applied to the First Lien Obligations or the Second Lien Obligations are applied in accordance with the Order of Payment and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, may raise any objections to any such disposition of Collateral that could be raised by any creditor of Borrower or any other Obligor whose claims were not secured by any Liens on the Collateral and such objections are not based on the Second Lien Creditors’ status as secured creditors, and Second Lien Agent and the other Second Lien Creditors have acknowledged that such objections are not being made by them as secured creditors and that a portion of their Second Lien Obligations claim is unsecured.

(c) Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that no Second Lien Creditor shall contest, or support any other person in contesting, (i) any request by First Lien Agent or any other First Lien Lender for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by First Lien Agent or any other First Lien Lender to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Lender is granted adequate protection in the form of a Lien on additional collateral, Second Lien Agent may, for itself and on behalf of the other Second Lien Creditors, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens of First Lien Agent and the First Lien Lenders and Liens of the DIP Lender on the same basis as the other Liens of Second Lien Agent and the other Second Lien Creditors are subordinated to the Liens of First Lien Agent and the First Lien Lenders under this Intercreditor Agreement, (B) any First Lien Lender is granted adequate protection in the form of a 507(b) claim, Second Lien Agent may, for itself and on behalf of the other Second Lien Creditors, seek or request adequate protection in the form of a 507(b) claim that is junior in priority to the First Lien Lenders’ administrative claim on at least the same basis as the Liens of Second Lien Agent and the other Second Lien Creditors are

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subordinated to the Liens of First Lien Agent and the First Lien Lenders under this Intercreditor Agreement, or (C) any Second Lien Creditor is granted adequate protection in the form of a Lien on additional collateral, First Lien Agent shall, for itself and on behalf of the other First Lien Lenders, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Lien of the Second Lien Creditors as security for the First Lien Obligations.

(d) Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that until the First Lien Obligations have been paid in full in cash, no Second Lien Creditor shall, without the prior written consent of First Lien Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Lien of the Second Lien Creditors.

(e) Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that no Second Lien Creditor shall oppose or seek to challenge any claim by First Lien Agent or any other First Lien Lender for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens of the First Lien Lenders (it being understood and agreed that such value shall be determined without regard to the existence of the Liens of the Second Lien Creditors on the Collateral). Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Intercreditor Agreement, this Intercreditor Agreement expressly is intended to include and does include the “rule of explicitness” in that this Intercreditor Agreement expressly entitles the First Lien Lenders, and is intended to provide the First Lien Lenders with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Intercreditor Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of Borrower or any other Obligor under Section 502(b)(2) or Section 506(b) of the U.S. Bankruptcy Code or under any other provision of the U.S Bankruptcy Code or any other bankruptcy law.

(f) Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, waives any claim any Second Lien Creditor may hereafter have against any First Lien Lender arising out of (i) the election by any First Lien Lender of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code or any comparable provision of any other bankruptcy law, or (ii) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding so long as such action is otherwise permitted under this Intercreditor Agreement.

(g) Each of First Lien Agent, on behalf of the First Lien Lenders, and Second Lien Agent, on behalf of the Second Lien Creditors, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding

(h) Nothing contained herein shall prohibit or in any way limit First Lien Agent or any First Lien Lender from objecting on any basis in any Insolvency Proceeding or otherwise to any action taken by Second Lien Agent or any other Second Lien Creditor, including the seeking by Second Lien Agent or any other Second Lien Creditor of adequate protection or the assertion by Second Lien Agent or any other Second Lien Creditors of any of its rights and remedies under the Second Lien Documents or otherwise, except to the extent explicitly permitted hereunder.

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(i) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(j) If First Lien Agent or any First Lien Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower or any other Obligor any amount (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and First Lien Agent and the First Lien Lenders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Intercreditor Agreement shall have been terminated prior to such Recovery, this Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by Second Lien Agent or any Second Lien Creditor on account of the Second Lien Obligations after the termination of this Intercreditor Agreement shall, in the event of a reinstatement of this Intercreditor Agreement pursuant to this clause (j), be held in trust for and paid over to First Lien Agent for the benefit of the First Lien Lenders, for application to the reinstated First Lien Obligations. This clause (j) shall survive termination of this Intercreditor Agreement.

4.6 Pari Passu Payment Lien Obligations. As a condition to the Issuer or any other Obligor incurring any Pari Passu Indebtedness, (i) a supplement to the Intercreditor Agreement substantially in the form of Annex A hereto (a “Supplement”) pursuant to this Section 4.6, identifying the proposed Pari Passu Indebtedness, the agent or other representative, if any, and the lenders or holders providing such Pari Passu Indebtedness and the documents in connection with such Indebtedness, shall be executed and delivered to each of the First Lien Agent and the Second Lien Agent and (ii) an authorized representative of the lenders or holders of such proposed Pari Passu Indebtedness shall enter into an Accession Agreement, pursuant to which such authorized representative shall agree to be bound by the terms and conditions of this Intercreditor Agreement and the Second Lien Documents.

4.7 Bailee for Perfection. Each Creditor hereby appoints the other Creditor as agent for the purposes of perfecting the other Creditor’s Liens in and on any of the Collateral in the possession or under the control of such Creditor or its representatives, including, without limitation, Liens on Borrower’s and the other Obligors’ deposit accounts maintained by First Lien Agent and investment property and instruments in the possession or under the control of the First Lien Agent; provided, that, the Creditor in the possession or control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-

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appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Creditor hereby waives and releases the other Creditor from, all claims and liabilities arising pursuant to the possessing or controlling Creditor’s role as bailee with respect to the Collateral, so long as the possessing or controlling Creditor shall use the same degree of care with respect thereto as the possessing or controlling Creditor uses for similar property pledged to the possessing or controlling Creditor as collateral for indebtedness of others to the possessing or controlling Creditor. Prior to the date on which First Lien Agent and the First Lien Lenders shall have received final payment in full in cash of all of the First Lien Obligations and the First Lien Loan Agreements have been terminated, any Collateral in the possession or under the control of Second Lien Agent or the Second Lien Creditor shall be forthwith delivered to First Lien Agent, except as otherwise may be required by applicable law or court order. After First Lien Agent and the First Lien Lenders shall have received final payment in full in cash of all of the First Lien Obligations and the loan commitments under the First Lien Loan Agreements have been terminated, First Lien Agent shall deliver (i) the remainder of the Collateral, if any in their possession to Second Lien Agent, except as may otherwise be required by applicable law or court order and (ii) a written notice prepared by Second Lien Agent (at Borrower’ expense) to each landlord that has executed a landlord’s waiver and each bailee that has executed a bailee waiver stating that Second Lien Agent is entitled to exercise the rights and take the actions set forth in such landlord’s waiver or bailee waiver.

4.8 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To First Lien Agent or	Bay Coast Bank
the First Lien Lenders:	330 Swansea Mall Drive
Swansea, MA 02777
	Telephone:	(508) 675-4377
	Facsimile:	(508) 675-4470
	Attention:	Carl W. Taber
	E-mail:	ctaber@baycoastbank.com

with a copy (for informational purposes only) to:

Goodwin Procter LLP 100 Northern Avenue
Boston, MA 02210
Telephone: (617) 570-1480
	Facsimile:	(617) 801-8829
	Attention:	E. Matson Sibble, Esq
	E-mail:	esibble@goodwinlaw.com and

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To Second Lien Agent or the other Second Lien Creditors:	TMI Trust Company 1100 Abernathy Road NE, Suite 480
Atlanta, Georgia 30328
Attention: Kathy Knapp, Vice President
Facsimile No.: (404) 365-7055
Telephone No.: (678) 221-5917

Either of the above Creditors may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.8, but such change shall not be effective until notice of such change has been received by the other Creditor.

4.9 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

4.10 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

4.11 Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH CREDITOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS INTERCREDITOR AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS INTERCREDITOR AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

4.12 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

4.13 No Third Parties Benefited. Except as expressly provided in Sections 4.2 and 4.3 hereof and consents which are deemed to have been given under Section 2.9 hereof, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

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4.14 Disclosures; Non- Reliance. Each Creditor (other than the Second Lien Agent) has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Borrower and the other Obligors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Second Lien Obligations or the First Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) Borrower’s or any other Obligors’ title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

4.15 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the satisfaction in full of all First Lien Obligations and Second Lien Obligations and the termination of the financing arrangements between First Lien Agent, the First Lien Lenders, Second Lien Agent, the other Second Lien Creditors, Borrower and the other Obligors. Notwithstanding the foregoing if, in any insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Intercreditor Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Lenders and the Second Lien Creditors provided for herein.

4.16 Lien Subordination. Except as otherwise provided in this Intercreditor Agreement, nothing in this Intercreditor Agreement shall prohibit the receipt by Second Lien Agent or any other Second Lien Creditor of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by Second Lien Agent or any other Second Lien Creditor of rights or remedies as a secured creditor or enforcement in contravention of this Intercreditor Agreement. In the event Second Lien Agent or any other Second Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Intercreditor Agreement. Nothing in this Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies First Lien Agent or the other First Lien Lenders may have with respect to the Collateral.

4.17 Legend. Each of First Lien Agent on behalf of the First Lien Lenders and Second Lien Agent on behalf of the Second Lien Creditors agrees that each First Lien Loan Agreement and each Second Lien Document, as applicable, constituting a collateral or security document, shall include the following language (or language to similar effect approved by both First Lien Agent and Second Lien Agent):

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“Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement dated as of September 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bay Coast Bank, in its capacity as agent for, and acting on behalf of, the First Lien Lenders identified therein and TMI Trust Company, in its capacity as collateral agent for, and acting on behalf of, itself and the other Second Lien Creditors identified therein, at any time that the Intercreditor Agreement is in effect. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect.”

4.18 Rights as Unsecured Creditors. Notwithstanding anything to the contrary contained herein, the Second Lien Creditors may, in accordance with the Second Lien Documents and applicable law, enforce rights and exercise remedies against Borrower and any other Obligor as unsecured creditors unless any such action is otherwise expressly or impliedly inconsistent with the terms of this Intercreditor Agreement. Notwithstanding the foregoing, nothing herein shall prevent any Second Lien Creditor from raising any objection to any sale pursuant to Section 363 of the Bankruptcy Code which could be raised solely by, or on behalf of, an unsecured creditor as permitted by Section 4.5(b) hereof, it being understood that the Second Lien Creditors agree that they will be deemed to have consented, pursuant to Section 363 (f)(2) of the Bankruptcy Code, to any sale supported by any of the First Lien Lenders, and no Second Lien Creditor shall raise any objection pursuant to Section 363 (f)(3) of the Bankruptcy Code to any such sale.

4.19 Amendment and Restatement. This Intercreditor Agreement amends and restates the Original Intercreditor Agreement in its entirety effective as of the date hereof.

4.20 Conflicts. In the event of any conflict between the provisions of this Intercreditor Agreement and the provisions of any Second Lien Document or any First Lien Loan Agreement, the provisions of this Intercreditor Agreement shall govern. With respect to Second Lien Agent and the other Second Lien Creditors and the obligations of Second Lien Agent under the Second Lien Documents only, in the event of a conflict between this Intercreditor Agreement and the Second Lien Documents, the terms of the applicable Second Lien Documents shall govern and control.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

FIRST LIEN AGENT:

BAY COAST BANK, for itself as First Lien Agent and as Collateral Agent for the First Lien Lenders

By:
Name:
Title:

SECOND LIEN AGENT:
TMI TRUST COMPANY, as Collateral Agent under the Indenture, for itself and the other
Second Lien Creditors

By:
Name:
Title:

Signature Page to Intercreditor Agreement

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Creditor holding or otherwise controlling Collateral (the “Controlling Creditor”) does so as bailee (under the UCC) for and on behalf of the other Creditors which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Second Lien Agent (if First Lien Agent or any First Lien Lender is the Controlling Creditor) or to First Lien Agent (if Second Lien Agent or any Second Lien Creditor is the Controlling Creditor) any such Collateral upon request therefore, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by the Second Lien Creditors under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Creditors to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

CURO GROUP HOLDINGS CORP.
A SPEEDY CASH CAR TITLE LOANS, LLC
ADVANCE GROUP, INC.
ATTAIN FINANCE, LLC
AVIO CREDIT, INC.
CASH COLORADO, LLC
CONCORD FINANCE, INC.
ENNOBLE FINANCE, LLC
EVERGREEN FINANCIAL INVESTMENTS, INC.
FMMR INVESTMENTS, INC.
GALT VENTURES, LLC
PRINCIPAL INVESTMENTS, INC.
SCIL TEXAS, LLC
SC AURUM, LLC
SCIL, INC.
SPEEDY CASH
SPEEDY CASH ILLINOIS, INC.
SC TEXAS MB, INC.
THE MONEY STORE, L.P.
CURO MANAGEMENT LLC
TODD CAR TITLE, INC.
TODD FINANCIAL, INC.

By:
Name:
Title:

Signature Page to Intercreditor Agreement

ANNEX A

FORM OF SUPPLEMENT TO THE INTERCREDITOR AGREEMENT

This SUPPLEMENT TO THE INTERCREDITOR AGREEMENT (this “Supplement”) is made on                     , 20         by and among: (i) CURO Financial Technologies Corp. (the “Issuer”), (ii) [            ] (the “Obligors”) and (iii) [                    ] (the “Pari Passu Lender(s)”).

Reference is hereby made to that certain Intercreditor Agreement, dated as of [        ], 2017 (the “Intercreditor Agreement”) between (i) Bay Coast Bank, in its capacity as agent for the benefit of the holders from time to time of the First Lien Obligations, including its successors and assigns from time to time (in such capacity, the “First Lien Agent”) and (ii) TMI Trust Company, in its capacity as collateral agent for the benefit of holders from time to time of the Indenture Obligations and the Pari Passu Payment Lien Obligations (as defined below), including its successors and assigns from time to time (in such capacity, the “Second Lien Agent”).

W I T N E S S E T H

WHEREAS, the Issuer and the Obligors have acknowledged and agreed to be bound by the terms and provisions of the Intercreditor Agreement; and

WHEREAS, the Issuer and the Obligors have entered into the Pari Passu Payment Lien Documents and it is a condition under the terms of the Intercreditor Agreement to the incurrence of New Indebtedness identified below that this Supplement be executed and delivered to the First Lien Agent and the Second Lien Agent.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Intercreditor Agreement. As used in this Agreement, the following terms shall have the following definitions:

“Accession Agreement” means the Accession Agreement, dated the date hereof, a copy of which is attached hereto as Exhibit B.

[“Agent” means [                    ], as agent on behalf of the Pari Passu Lender(s).]

“Borrowing Date” means the date on which the Pari Passu Payment Lien Documents are executed and delivered.

“New Indebtedness” means any principal and interest payable to the Pari Passu Lenders under the Pari Passu Payment Lien Documents and any other obligations arising under Pari Passu Payment Lien Documents.

“Pari Passu Payment Lien Documents” means the [                    ], dated as of [                    ] and any other documents executed and delivered in connection therewith.

SECTION 2. Supplement. This Supplement is supplemental to the Intercreditor Agreement and is the supplement to be delivered pursuant to Section 4.6 of the Intercreditor Agreement in connection with the New Indebtedness. The Pari Passu Lender(s) hereby agree(s) to the terms of the Intercreditor Agreement as if they were a party thereto.

SECTION 3. Pari Passu Indebtedness. The Issuer hereby confirms that the Pari Passu Lender(s), the First Lien Agent, the Second Lien Agent and any other Second Lien Creditors may conclusively rely on the representations set forth in the officer’s certificate attached hereto as Exhibit A certifying that the New Indebtedness complies with the requirements of the definition of “Pari Passu Indebtedness” under the Intercreditor Agreement. Each of the Issuer and the Obligors hereby confirm that following the execution and delivery of the Accession Agreement by all the parties thereto, the New Indebtedness identified in this Supplement shall constitute “Pari Passu Indebtedness” under the Intercreditor Agreement.

SECTION 4. Effectiveness; Ratification. This Supplement shall become effective upon the later of (a) the receipt of this Agreement by the First Lien Agent and the Second Lien Agent and (b) the Borrowing Date, and from and after the date hereof, the Pari Passu Lenders and the Agent shall constitute “Pari Passu Indebtedness Secured Parties” and “Second Lien Creditors” under the Intercreditor Agreement.

Any and all references to the “Intercreditor Agreement” in the First Lien Loan Agreements and the Second Lien Documents shall mean the Intercreditor Agreement, as supplemented hereby. Except as supplemented by this Supplement, the Intercreditor Agreement remains unmodified and in full force and effect and is hereby ratified, approved and confirmed as of the date hereof.

SECTION 5. Appointment of Collateral Agent. The Pari Passu Lender(s), by [its/their] execution and delivery hereof, authorize(s) and appoint(s) TMI Trust Company as the Second Lien Agent, and direct(s) the Second Lien Agent to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 6. Governing Law. This Supplement shall in all respects be governed by the law of the State of New York.

SECTION 7. Third Party Beneficiary. The First Lien Lenders, the Notes Secured Parties and the other Second Lien Creditors are intended third party beneficiaries of this Supplement.

SECTION 8. Disclaimer. The First Lien Agent shall not be responsible for the validity or sufficiency of this Supplement nor of the recitals hereto. The Second Lien Agent shall not be responsible for the validity or sufficiency of this Supplement nor of the recitals hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first written above.

CURO FINANCIAL TECHNOLOGIES CORP., as Issuer

By:
Name:
Title:

[ ], as Obligor

By:
Name:
Title:

[ ], as Pari Passu Lender

By:
Name:
Title:

Acknowledged and Agreed:

FIRST LIEN AGENT:
BAY COAST BANK, as First Lien Agent

By:
Name:
Title:
Date:

SECOND LIEN AGENT:
TMI TRUST COMPANY as Second Lien Agent

By:
Name:
Title:
Date:

EXHIBIT G

[FORM OF]

ASSIGNMENT AGREEMENT

This Assignment Agreement is dated as of the date set forth below (the “Effective Date”) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment Agreement and not otherwise defined herein have the meanings specified in the Revolving Loan Agreement dated as of August         , 2017 (the “Revolving Loan Agreement”), among CURO FINANCIAL TECHNOLOGIES CORP. and CURO INTERMEDIATE HOLDINGS CORP. (collectively, the “Borrower”), the subsidiaries of the Borrower party thereto, the Lenders party thereto, and BAY COAST BANK, as Administrative Agent and Collateral Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

(a) For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and the Revolving Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Revolving Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any letters of credit or swing line loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Revolving Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case, to the extent related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

(b) This Assignment Agreement is being delivered to the Administrative Agent together with (a) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(c) of the Revolving Loan Agreement, duly completed and executed by such Assignee, (b) if applicable, a registration and processing fee of $3,500 and (c) if the Assignee is not already a Lender under the Revolving Loan Agreement a completed Administrative Questionnaire in the form of Exhibit I to the Revolving Loan Agreement.

(c) This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) (a) Date of Assignment:

(b) Legal Name of Assignor:

(c) Legal Name of Assignee:

(d) Assignee’s Address for Notices:

(e) Assignment Effective Date (may not be fewer than 5 Business Days after the execution hereof (unless otherwise determined by the Administrative Agent)):

(e) Assigned Interest:

Percentage Assigned of
aggregate Principal
Amount (as the case may
be) of the respective Loans
or Commitments (set
forth, to at least 8
decimals, as a percentage
of the aggregate Principal
	Principal Amount (or in the	or Amount (as the case
Aggregate Amount of all	case of Commitments,	may be) of the respective
Lenders’ Commitments	Aggregate Amount)	Loans or Commitments of
and Loans	Assigned	all Lenders thereunder)
$[25,000,000]	$		%

(f) This Assignment Agreement shall become effective when counterparts hereof have been executed on behalf of each of the parties required pursuant to Section 9.05(b) of the Revolving Loan Agreement.

[Signature Page Follows]

The terms set forth above are hereby agreed to:

, as Assignor

By:
Name:
Title:

, as Assignee

By:
Name:
Title:

Consented to:

BAY COAST BANK, as Administrative Agent

By:
Name:
Title:

Consented to:

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.

By:
Name:
Title:

Annex 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Revolving Loan Agreement or any other Facility Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Loan Agreement, any other Facility Document or any other instrument or document delivered pursuant thereto (other than this Assignment Agreement) or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or any of their affiliates or any other Person obligated in respect of any Facility Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or any of their affiliates or any other Person of any of their respective obligations under any Facility Document.

1.2 Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Revolving Loan Agreement, (ii) confirms that it is (A) a Lender or (B) an Eligible Assignee; (iii) from and after the Effective Date, it shall be bound by the provisions of the Revolving Loan Agreement and, to the extent of [the] [its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Revolving Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the] [its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment Agreement any tax documentation required to be delivered by it pursuant to the terms of the Revolving Loan Agreement, duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the][each] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Revolving Loan Agreement; (c) appoints and authorizes each of the Administrative Agent, the Syndication Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Revolving Loan Agreement and the other Facility Documents as are delegated to or otherwise conferred upon the Administrative Agent, the Syndication Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Facility Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (a) [the] [each] Assignee shall be a party to the Revolving Loan Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Facility Documents and (b) [the] [each] Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Revolving Loan Agreement and the other Facility Documents.

4. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment Agreement. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT H

ADMINISTRATIVE DETAILS REPLY FORM—US DOLLAR ONLY

CONFIDENTIAL

CURO Financial Technologies Corp.

CURO Intermediate Holdings Corp.

$25,000,000.00 Revolver Facility

I. Legal Name of Lender of Record for Signature Page:

II. Domestic Address:	III. Eurodollar Address:

IV. Contact Information:

	Credit Contact	Primary Operations Contact	Secondary Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail

Address:

Does Secondary Operations Contact need copy of notices? ___YES ___ NO

H-1

V. Lender’s Fed Wire Payment Instructions:

Pay to:
(Bank Name)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

(Attention)

VI. Lender’s TIN:

          -

H-2

EXHIBIT I

[FORM OF COLLATERAL LOAN RECEIVABLE REPORT]

To: BayCoast Bank

From: ___________________________________

Date:  ___________________________________

Account #	Borrower Name	Address	Address	City	State	Zip Code	Telephone #	Telephone #	Email Address	Note Date	Interest Rate	Loan Type	Loan Amount	Principal Balance	Available Balance	Total Exposure	Monthly Payment Amount	Paid to Date	Next Due Date	Maturity Date	Collateral Description	Risk Rating

I-1